Exhibit 4.125
Private & Confidential

Dated 24 October 2012

OLYMPIAN ATHENA OWNERS INC. OLYMPIAN APHRODITE OWNERS INC. OLYMPIAN DIONYSUS OWNERS INC. as joint and several Borrowers	(1)

ABN AMRO BANK N.V. and THE KOREA DEVELOPMENT BANK as joint mandated lead Arrangers	(2)

ABN AMRO BANK N.V. as Facility Agent	(3)

ABN AMRO BANK N.V. as Security Trustee	(4)

ABN AMRO BANK N.V. as Account Bank	(5)

ABN AMRO BANK N.V. as Swap Provider	(6)

ABN AMRO BANK N.V. (Singapore Branch) as K-sure Agent	(7)

THE BANKS AND FINANCIAL INSTITUTIONS whose names are set out in Schedule 1 as Lenders	(8)

K-SURE COVERED LOAN AGREEMENT relating to a $107,668,750 loan to finance m.t. Alicante, m.t. Bordeira and m.t. Mareta

Contents

Clause Page

1	Purpose and definitions	1
2	The Commitments and the Advances	20
3	Interest and interest periods	21
4	Repayment and prepayment	24
5	Commitment commission, fees, expenses and K-sure Premium	28
6	Payments and taxes; calculations	29
7	Representations and warranties	32
8	Undertakings	39
9	Conditions	57
10	Events of Default	58
11	Indemnities	62
12	Unlawfulness and increased costs	64
13	Security and set off	65
14	Accounts	68
15	Assignment, transfer and lending office	70
16	Arrangers, Facility Agent, Security Trustee, K-sure Agent and Account Bank	73
17	Notices and other matters	88
18	Governing law and jurisdiction	93

Schedule 1 The Lenders, their addresses and their Commitments		95
Schedule 2 The Ships		96
Schedule 3 Form of Drawdown Notice		97
Schedule 4 Documents and evidence required as conditions precedent		98
Schedule 5 Form of Substitution Certificate		105

Schedule 6 Form of Trust Deed	110

THIS AGREEMENT is dated       October 2012 and made BETWEEN:

(1)	OLYMPIAN ATHENA OWNERS INC., OLYMPIAN APHRODITE OWNERS INC. and OLYMPIAN DIONYSUS OWNERS INC. as joint and several Borrowers;

(2)	ABN AMRO BANK N.V. and THE KOREA DEVELOPMENT BANK as joint mandated lead Arrangers;

(3)	ABN AMRO BANK N.V. as Facility Agent;

(4)	ABN AMRO BANK N.V. as Security Trustee;

(5)	ABN AMRO BANK N.V. as Account Bank;

(6)	ABN AMRO BANK N.V. as Swap Provider;

(7)	ABN AMRO BANK N.V. (Singapore Branch) as K-sure Agent ; and

(8)	THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in Part 1 of Schedule 1 as Lenders.

WHEREAS:

(a)	The Borrowers have agreed to purchase the Ships from the Builder on the terms of the Shipbuilding Contracts and intend to register the Ships on delivery under the laws of the relevant Flag State.

(b)
Each of the Lenders has agreed to advance to the Borrowers its Commitment (aggregating with the other Lenders' Commitments to an amount of up to One hundred and seven million six hundred and sixty eight thousand and seven hundred and fifty Dollars ($107,668,750)) to finance part of the acquisition cost of each Ship.

(c)
K-sure has agreed to insure the Lenders in respect of the payment obligations of the Borrowers in relation to each Advance and interest accrued thereon, subject to the terms and conditions of each K-sure Insurance Policy.

IT IS AGREED as follows:

1	Purpose and definitions

1.1	Purpose

This Agreement sets out the terms and conditions upon and subject to which the Lenders agree to make available to the Borrowers jointly and severally a loan of up to an aggregate amount of One hundred and seven million six hundred and sixty eight thousand and seven hundred and fifty Dollars ($107,668,750), in three Advances to be used for the purpose of financing part of the cost of the purchase of the Ships.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

"Account Bank" means ABN AMRO Bank N.V., a company incorporated in the Netherlands with its registered office at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands acting through its office at Coolsingel 93, 3012 AE Rotterdam, The Netherlands and includes any other bank designated by the Facility Agent (acting on the instructions of the Lenders) to be an "Account Bank" for the purposes of the Security Documents;

"Account Pledges" means, together, the Operating Accounts Pledge and the Retention Account Pledge and "Account Pledge" means either one of them;

"Accounts" means, together, the Operating Accounts, the Retention Account and the Liquidity Account and "Account" means any one of them;

"Advance" means, in relation to each Ship and/or the Shipbuilding Contract relating thereto, each borrowing of a proportion of the Total Commitments by the Borrowers or, as the context may require, the principal amount of such borrowing outstanding from time to time, and:

(a)	in relation to the Alicante Ship and/or the Shipbuilding Contract relating thereto, it means the Alicante Advance; or

(b)	in relation to the Mareta Ship and/or the Shipbuilding Contract relating thereto, it means the Mareta Advance; or

(c)	in relation to the Bordeira Ship and/or the Shipbuilding Contract relating thereto, it means the Bordeira Advance,

and "Advances" means, together, any or all of them;

"Alicante Advance" means an Advance in respect of the Alicante Ship in an amount in Dollars equal to the lower of (i) $33,781,250 (ii) fifty seven and one half of one per cent (57.5%) of the Contract Price of the Alicante Ship and (iii) sixty seven and one half of one per cent (67.5%) of the market value of the Alicante Ship as evidenced by the arithmetic mean of the valuations provided pursuant to paragraph 7, Part 2 of Schedule 4 in respect of such Ship or, as the context may require, the principal amount of such Advance owing to the Lenders at any relevant time;

"Alicante Borrower" means Olympian Athena Owners Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH 96960 and includes its successors in title;

"Alicante Deed of Covenant" means the deed of covenant collateral to the Alicante Mortgage executed or (as the context may require) to be executed by the Alicante Borrower in favour of the Security Trustee in agreed form;

"Alicante Management Agreement" means the management agreement dated 28 December 2010 as amended and supplemented by Addendum No.1 thereto dated 13 January 2011, each made between the Alicante Borrower and the Manager or any other agreement previously approved in writing by the Facility Agent between the Alicante Borrower and the Manager providing for the Manager to carry out the technical and commercial management of the Alicante Ship;

"Alicante Mortgage" means a first priority statutory mortgage of the Alicante Ship executed or (as the context may require) to be executed by the Alicante Borrower in favour of the Security Trustee in agreed form;

"Alicante Operating Account" means an interest bearing Dollar account of the Alicante Borrower opened or (as the context may require) to be opened with the Account Bank and includes any sub-accounts thereof and any account designated by the Facility Agent to be an Alicante Operating Account for the purposes of this Agreement;

"Alicante Share Pledge" means the first priority charge of all of the issued shares of the Alicante Borrower executed or (as the context may require) to be executed by the relevant Shareholder in favour of the Security Trustee in agreed form;

"Alicante Ship" means the vessel with Hull No. 1885 being constructed in Korea by the Builder and to be registered on the relevant Delivery Date in the ownership of the Alicante Borrower through the Registry under the laws and flag of the Flag State under the name Alicante;

"Alicante Shipbuilding Contract" means the shipbuilding contract dated 22 November 2010, as amended and supplemented by addendum No. 1 dated 3 December 2010, by addendum No. 2 dated 10 December 2010 and by addendum No. 3 dated 17 January 2011, each made between the Builder and the Alicante Borrower pursuant to which the Builder is to construct and sell, and the Alicante Borrower is to purchase, the Alicante Ship;

"Applicable Margin" means, in relation to each Advance:

(a)	subject to paragraph (b), two point seven zero per cent (2.70%) per annum; or

(b)	the percentage rate agreed between the Borrowers, the Lenders and K-sure in accordance with clause 3.7 in relation to such Advance;

"Applicable Margin Notice" has the meaning ascribed to it in clause 3.7;

"Approved Brokers" means, together Arrow Research Ltd., H. Clarksons & Co. Ltd., SSY Valuation Services Ltd., RS Platou Shipbrokers A/S, Fearnleys A/S, Braemar Seascope Ltd., Lorentzen & Stemoco A/S and any other independent firm of reputable shipbrokers agreed in writing between the Facility Agent (acting on the instructions of the Lenders) and the Borrowers from time to time to constitute the Approved Brokers for the purposes of this Agreement and in each case includes their respective successors in title and "Approved Broker" means each of them;

"Arrangers" means, together, KDB and ABN AMRO Bank N.V., a company incorporated in the Netherlands with its registered office at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands acting through its office at Coolsingel 93, 3012 AE Rotterdam, The Netherlands and includes their respective successors in title and "Arranger" means either of them;

"Available Commitment" means, in relation to a Lender at any time, the amount of its Commitment less the amount of its Contribution at that time;

"Banking Day" means a day (other than Saturday or Sunday) on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and on which banks are open for business in Athens, London, New York City, Amsterdam and Seoul;

"Basel II Accord" means the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement;

"Basel II Approach" means, in relation to each Lender, either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel II Accord) adopted by such Lender (or its holding company) for the purposes of implementing or complying with the Basel II Accord;

"Basel II Regulation" means, in relation to each Lender:

(a)	any law or regulation implementing the Basel II Accord; or

(b)
any Basel II Approach adopted by such Lender but excludes any law or regulation implementing the Basel III Accord save and to the extent that it is a re-enactment of any law or regulation referred to in paragraph (a) of this definition;

"Basel III Accord" means, together, "Basel III: A global regulatory framework for more resilient banks and banking systems" and "Basel III: International framework for liquidity risk measurement, standards and monitoring" both published by the Basel Committee on Banking Supervision on 16th December, 2010, in either case in the form existing on the date of this Agreement;

"Basel III Regulation" means any law or regulation implementing the Basel III Accord save and to the extent that it re-enacts a Basel II Regulation;

"Bordeira Advance" means an Advance in respect of the Bordeira Ship in an amount in Dollars equal to the lower of (i) $40,106,250, (ii) fifty seven and one half of one per cent (57.5%) of the Contract Price of the Bordeira Ship and (iii) sixty seven and one half of one per cent (67.5%) of the market value of the Bordeira Ship as evidenced by the arithmetic mean of the valuations provided pursuant to paragraph 7, Part 2 of Schedule 4 in respect of such Ship or, as the context may require, the principal amount of such Advance owing to the Lenders at any relevant time;

"Bordeira Borrower" means Olympian Aphrodite Owners Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH 96960 and includes its successors in title;

"Bordeira Deed of Covenant" means the deed of covenant collateral to the Bordeira Mortgage executed or (as the context may require) to be executed by the Bordeira Borrower in favour of the Security Trustee in agreed form;

"Bordeira Management Agreement" means the management agreement dated 28 December 2010 as amended and supplemented by Addendum No.1 thereto dated 13 January 2011, each made between the Bordeira Borrower and the Manager or any other agreement previously approved in writing by the Facility Agent between the Bordeira Borrower and the Manager providing for the Manager to carry out the technical and commercial management of the Bordeira Ship;

"Bordeira Mortgage" means a first priority statutory mortgage of the Bordeira Ship executed or (as the context may require) to be executed by the Bordeira Borrower in favour of the Security Trustee in agreed form;

"Bordeira Operating Account" means an interest bearing Dollar account of the Bordeira Borrower opened or (as the context may require) to be opened with the Account Bank and includes any sub-accounts thereof and any account designated by the Facility Agent to be a Bordeira Operating Account for the purposes of this Agreement;

"Bordeira Share Pledge" means the first priority charge of all of the issued shares of the Bordeira Borrower executed or (as the context may require) to be executed by the relevant Shareholder in favour of the Security Trustee in agreed form;

"Bordeira Ship" means the vessel with Hull No. 1890 being constructed in Korea by the Builder and to be registered on the relevant Delivery Date in the ownership of the Bordeira Borrower through the Registry under the laws and flag of the Flag State under the name Bordeira;

"Bordeira Shipbuilding Contract" means the shipbuilding contract dated 29 November 2010 as amended and supplemented by addendum No. 1 dated 3 December 2010 and by addendum No. 2 dated 10 December 2010, each made between the Builder and the Bordeira Borrower pursuant to which the Builder is to construct and sell, and the Bordeira Borrower is to purchase, the Bordeira Ship;

"Borrowed Money" means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

"Borrowers" means, together, the Alicante Borrower, the Bordeira Borrower and the Mareta Borrower and "Borrower" means any one of them;

"Borrower's Security Documents" means, in respect of each Borrower and at any relevant time, such of the Security Documents as shall have been executed by that Borrower at such time and "Borrowers' Security Documents" means, at any relevant time, such of the Security Documents as shall have been executed by any or all of the Borrowers at such time;

"Builder" means Samsung Heavy Industries Co. Ltd. of 34th Floor, Samsung Life Insurance Seocho Tower 1321-15, Seocho-Dong, Seocho-Gu, Seoul, Republic of Korea 137-857 and includes its successors in title;

"Capital Adequacy Law" means any law or any regulation (whether or not having the force of law, including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits or other banking or monetary controls or requirements which affect the manner in which a Lender allocates capital resources to its obligations hereunder (including, without limitation, those resulting from the implementation or application of or compliance with the Basel II Accord, the Basel III Accord, any Basel II Regulation or any Basel III Regulation);

"Casualty Amount" means, in respect of each Ship, Five hundred thousand Dollars ($500,000) (or the equivalent in any other currency);

"Charter" means, in respect of a Ship, any time charter or other contract of employment in relation to such Ship, which is entered into during the Security Period between the relevant Borrower as owner and another person as charterer or counterparty of that Borrower thereunder, and having a tenor of at least twelve (12) months (taking into account any options to extend or renew contained therein) and "Charters" means all of them;

"Charter Assignment" means, in relation to each Ship and any Charter relevant to such Ship, the specific assignment executed or (as the context may require) to be executed by the relevant Borrower in favour of the Security Trustee in respect of such Charter, whether pursuant to clause 8.1.14 or otherwise, in agreed form;

"Charterer" means, in respect of a Ship, any such person which shall enter into a Charter in respect of such Ship with the relevant Borrower during the Security Period;

"Classification" means, in relation to each Ship, the highest classification available for a vessel of such Ship's type with the relevant Classification Society or such other classification as the Facility Agent shall, at the request of the relevant Borrower, have agreed in writing shall be treated as the Classification in relation to such Borrower's Ship for the purposes of the relevant Security Documents;

"Classification Society" means such classification society (being a member of the International Association of Classification Societies ("IACS") or any successor organisation) which the Facility Agent shall, at the request of a Borrower, have agreed in writing shall be treated as the Classification Society in relation to such Borrower's Ship for the purposes of the relevant Ship Security Documents;

"Code" means the US internal Revenue Code of 1986;

"Commitment" means, in relation to a Lender at any relevant time, the aggregate amount set opposite such Lender's name in Schedule 1 and/or, in the case of a New Lender, the amount specified in the relevant Substitution Certificate, as reduced, in each case, by any relevant term of this Agreement and "Commitments" means any or all of them;

"Compulsory Acquisition" means, in relation to a Ship, the requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of that Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

"Confirmation" shall have, in relation to any continuing Designated Transaction, the meaning ascribed to it in the Master Swap Agreement;

"Contract Price" means in relation to each Ship, the price payable by the relevant Borrower to the Builder for the purchase of such Ship in accordance with the relevant Shipbuilding Contract as set out in Schedule 2;

"Contribution" means, in relation to a Lender, the principal amount of the Loan owing to such Lender at any relevant time;

"Deed of Covenant" means:

(a)	in respect of the Alicante Ship, the Alicante Deed of Covenant; or

(b)	in respect of the Bordeira Ship, the Bordeira Deed of Covenant; or

(c)	in respect of the Mareta Ship, the Mareta Deed of Covenant,

and "Deeds of Covenant" means, together, all or any of them;

"Default" means any Event of Default or any event or circumstance which with the giving of notice by the Facility Agent or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

"Delivery" means, in relation to a Ship, the delivery of that Ship to, and the acceptance of such Ship by, the relevant Borrower from the Builder pursuant to the relevant Shipbuilding Contract;

"Delivery Date" means, in relation to each Ship, the date on which the Delivery of such Ship takes place and "Delivery Dates" means, together, any or all of them;

"Designated Transaction" means a Transaction which fulfils the following requirements:

(a)	it is entered into by the Borrowers pursuant to the Master Swap Agreement with the Swap Provider as contemplated by clause 2.6; and

(b)
its purpose is the hedging of the Borrowers' exposure under this Agreement to fluctuations of LIBOR arising from the funding of the Loan (or any part thereof) for a period expiring no later than the final Repayment Date for the Loan or the relevant part thereof;

"Disposal Reduction Date" has the meaning given to it in clause 4.3.3;

"DOC" means a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code;

"Dollars" and "$" mean the lawful currency of the United States of America and in respect of all payments to be made under any of the Security Documents mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the same day settlement of international banking transactions denominated in U.S. dollars);

"Drawdown Date" means, in relation to each Advance, any date, being a Banking Day falling within the Drawdown Period, on which such Advance is, or is to be, drawn down;

"Drawdown Notice" means, in relation to each Advance, a notice substantially in the form set out in Schedule 3 in respect of such Advance;

"Drawdown Period" means, in relation to each Advance, the period from the date of this Agreement and ending on whichever is the earliest of (i) the Termination Date relevant to such Advance, (ii) the date on which the aggregate amount of the Advances is equal to the Total Commitments and (iii) the date on which the Total Commitment is reduced to zero pursuant to any of the provisions of this Agreement (including clauses 4.3, 10.2 or 12);

"Dryships Guarantee" means the guarantee made or (as the context may require) to be made between the Dryships Guarantor and the Security Trustee in respect of all the obligations of the Borrowers to the Finance Parties under this Agreement, the Master Swap Agreement and the other Security Documents in agreed form;

"Dryships Guarantor" means Dryships Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH 96960 and includes its successors in title;

"Early Termination Date" shall have, in relation to any continuing Designated Transaction, the meaning ascribed to it in the Master Swap Agreement;

"Earnings" means, in relation to a Ship, all moneys whatsoever from time to time due or payable to the relevant Borrower during the Security Period arising out of the use or operation of such Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising out of pooling arrangements, compensation payable to the relevant Borrower in the event of requisition of such Ship for hire, remuneration for salvage or towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of such Ship and any sums recoverable under any loss of earnings insurance;

"Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect);

"End of Funding Date" means, in respect of each Ship, 30 April 2013 or such later date as may be agreed following a request by the Borrowers and the consent of the Lenders, such consent not to be unreasonably withheld;

"Environmental Affiliate" means any agent or employee of any Borrower or any other Relevant Party or any person having a contractual relationship with any Borrower or any other Relevant Party in connection with any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from any Relevant Ship;

"Environmental Approval" means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from any Relevant Ship required under any Environmental Law;

"Environmental Claim" means any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual emission, spill, release or discharge of a Pollutant from any Relevant Ship;

"Environmental Laws" means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants;

"Event of Default" means any of the events or circumstances described in clause 10.1;

"Existing Lender" has the meaning ascribed to it in clause 15.3.1;

"Facility Agent" means ABN AMRO Bank N.V., a company incorporated in The Netherlands with its registered office at and acting through Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) and its successor in title or such other person as may be appointed facility agent for the Finance Parties pursuant to the relevant provisions of clause 16.13;

"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)
any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;

"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 January 2014;

(b)
in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2015; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement;

"FATCA Deduction" means a deduction or withholding from a payment under a Security Document required by FATCA;

"FATCA Exempt Party" means any Party that is entitled to receive payments free from any FATCA Deduction;

"FATCA FFI" means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Finance Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction;

"Finance Parties" means each of the Lenders, the Facility Agent, the Security Trustee, the K-sure Agent, the Swap Provider and the Arrangers;

"Flag State" means, in respect of each Ship, the Republic of Malta or such other state or territory designated in writing by the Lenders, at the request of the Borrowers, as being the "Flag State" of that Ship for the purposes of the relevant Security Documents;

"Government Entity" means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

"Group" means, together, the Guarantors and their respective Subsidiaries from time to time and "member of the Group" shall be construed accordingly;

"Guarantees" means, together, the Dryships Guarantee and the Olympian Asclepius Guarantee and "Guarantee" means either one of them;

"Guarantors" means, together, the Olympian Asclepius Guarantor and the Dryships Guarantor and "Guarantor" means either one of them;

"Indebtedness" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

"ISM Code" means the International Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741 (18) of the International Maritime Organisation and incorporated into the International Convention on Safety of Life at Sea 1974 (as amended) and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

"ISPS Code" means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organisation now set out in Chapter 2 of the International Convention for the Safety of Life at Sea 1974 (as amended) as adopted by a Diplomatic Conference of the International Maritime Organisation on Maritime Security on 2002 and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

"ISSC" means an International Ship Security Certificate issued pursuant to the ISPS Code;

"Insurances" means, in relation to each Ship, all policies and contracts of insurance (which expression includes all entries of such Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into (or, as the context may permit, which are required to be in place or taken out or entered into) by or for the benefit of the relevant Borrower (whether in the sole name of such Borrower or in the joint names of such Borrower and the Security Trustee or otherwise) in respect of such Ship and her Earnings or otherwise howsoever in connection with such Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

"Interest Payment Date" means the last day of an Interest Period;

"Interest Period" means, in relation to each Advance, each period for the calculation of interest in respect of such Advance, ascertained in accordance with clauses 3.2 and 3.3;

"KDB" means The Korea Development Bank whose registered office is at 14, Eunhaeng-ro, Youngdeungpo-gu, Seoul, 150-973, Korea;

"K-sure" means Korea Trade Insurance Corporation of 136, Seorin-dong, Jongno-gu, Seoul, 110-729, Korea;

"K-sure Additional Premium" means, in relation to each Ship and/or Advance and/or K-sure Policy, any premium being payable or (as the context may require) paid to K-sure under the terms of the relevant K-sure Policy over and above the K-sure Initial Premium for that Ship and/or Advance and/or K-sure Policy;

"K-sure Agent" means ABN AMRO Bank N.V. (Singapore Branch) of 10 Colyer Quay, 07-01, Ocean Financial Centre, Singapore 049315 (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) and its successor in title or such other person as may be appointed K-sure agent for the Lenders pursuant to the relevant provisions of clause 16.29;

"K-sure Initial Premium" means, in respect of each Ship and/or Advance and/or K-sure Policy, the amount of premium in each case being payable or (as the context may require) paid to K-sure under the terms of the relevant K-sure Policy on or prior to the relevant Drawdown Date;

"K-sure Policy" means, in relation to each Ship, the insurance policy certificate by and between the Lenders and K-sure, the General Terms and Conditions (Buyer Credit, Standard) for Medium and Long Term Export Insurance and the special terms and conditions attached thereto issued or, as the context may require, to be issued by K-sure in favour of the Lenders, providing political and commercial risks cover and otherwise setting out the terms and conditions of its insurance of a amount equal to at least ninety five per cent (95%) of the Advance relevant to such Ship plus interest accruing thereon and "K-sure Policies" means, together, all or any of them;

"K-sure Premium" means, in relation to each Ship and/or Advance and/or each K-sure Policy, the aggregate of the K-sure Initial Premium and any K-sure Additional Premium being payable or (as the context may require) paid to K-sure under the terms of the relevant K-sure Policy for that Ship and/or Advance and "K-sure Premiums" means, together, the K-sure Premium being payable or (as the context may require) paid to K-sure under the K-sure Policies for all Ships;

"Legal Requirements" mean, as to any person, the constitutional documents of such person, and any treaty, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, order or determination of an arbitrator or a court or other Government Entity, and the interpretation or administration thereof, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject;

"Lenders" means, together, the banks and financial institutions listed in schedule 1 and includes their respective successors in title and any New Lenders and "Lender" means any one of them;

"LIBOR" means, in relation to any amount and for any period, the offered rate (if any) for deposits in Dollars for such amount and for such period which is:

(a)
the rate, for such period, as displayed on Reuters screen page "LIBOR01" or such other page as may replace such page "LIBOR01" on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers' Association's Recommended Terms and Conditions ("BBAIRS" terms) applicable at the time)), at or about 11:00 a.m. (London time) on the Quotation Date for such period; or

(b)
if on such date the relevant page is not displayed on the Reuters screen or the Reuters screen or other designated system is not operating at the relevant time, the rate per annum determined by the Facility Agent to be the highest of the rates offered by the Lenders to prime banks in the London Interbank Market for deposits in Dollars in an amount approximately equal to such amount for a period equivalent to such period at or about 11:00 a.m. (London time) on the Quotation Date for such period, provided however that, for all purposes under this Agreement (other than clause 3.6 and the determination of a market disruption event), if any such rate is below zero, LIBOR will be deemed to be zero;

"Liquidity Account" means an interest bearing Dollar account of the Olympian Asclepius Guarantor opened or (as the context may require) to be opened with the Account Bank and includes any sub-accounts thereof and any account designated by the Facility Agent to be a Liquidity Account for the purposes of this Agreement, the Olympian Asclepius Guarantee and any other relevant Security Document;

"Listing" means the listing of all the shares in the Olympian Asclepius Guarantor on NASDAQ or any other stock exchange acceptable to the Lenders and K-sure;

"Listing Date" means the date when Listing shall have taken place;

"Loan" means the aggregate principal amount owing to the Lenders under this Agreement at any relevant time;

"Loss Payable Clauses" means, in relation to each Ship, the provisions regulating the manner of payment of sums receivable under the Insurances for such Ship which are to be incorporated in the relevant insurance documents, such provisions to be in such forms as may from time to time be required or agreed in writing by the Mortgagee;

"Management Agreement" means:

(a)	in relation to the Alicante Ship, the Alicante Management Agreement; or

(b)	in relation to the Bordeira Ship, the Bordeira Management Agreement; or

(c)	in relation to the Mareta Ship, the Mareta Management Agreement,

and "Management Agreements" means, together, all or any of them;

"Manager" means, in relation to a Ship, TMS Tankers Ltd. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH 96960, as the technical and commercial manager of such Ship, or any other person appointed from time to time by the relevant Borrower with the prior written consent of the Lenders (which consent shall not be withheld on the grounds of beneficial ownership if such other person to be appointed from time to time has the same beneficial ownership as the Manager but, which for the avoidance of doubt, can be withheld on other grounds) as the technical and commercial manager of such Ship;

"Manager's Undertaking" means, in relation to a Ship, an undertaking and assignment executed or (as the context may require) to be executed by the Manager in favour of the Security Trustee in respect of the subordination of the Manager's rights over such Ship in favour of the rights of the Finance Parties over such Ship in agreed form and "Manager's Undertakings" means any or all of them;

"Mareta Advance" means an Advance of the Lenders' Commitments in respect of the Mareta Ship in an amount in Dollars equal to the lower of (i) $33,781,250, (ii) fifty seven and one half of one per cent (57.5%) of the Contract Price of the Mareta Ship and (iii) sixty seven and one half of one per cent (67.5%) of the market value of the Mareta Ship as evidenced by the arithmetic mean of the valuations provided pursuant to paragraph 7, Part 2 of Schedule 4 in respect of such Ship or, as the context may require, the principal amount of such Advance owing to the Lenders at any relevant time;

"Mareta Borrower" means Olympian Dionysus Owners Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH 96960 and includes its successors in title;

"Mareta Deed of Covenant" means the deed of covenant collateral to the Mareta Mortgage executed or (as the context may require) to be executed by the Mareta Borrower in favour of the Security Trustee in agreed form;

"Mareta Management Agreement" means the management agreement dated 28 December 2010 as amended and supplemented by Addendum No. 1 thereto dated 13 January 2011, each made between the Mareta Borrower and the Manager or any other agreement previously approved in writing by the Facility Agent between the Mareta Borrower and the Manager providing for the Manager to carry out the technical and commercial management of the Mareta Ship;

"Mareta Mortgage" means a first priority statutory mortgage of the Mareta Ship executed or (as the context may require) to be executed by the Mareta Borrower in favour of the Security Trustee in agreed form;

"Mareta Operating Account" means an interest bearing Dollar account of the Mareta Borrower opened or (as the context may require) to be opened with the Account Bank and includes any sub-accounts thereof and any account designated by the Facility Agent to be a Mareta Operating Account for the purposes of this Agreement;

"Mareta Share Pledge" means the first priority charge of all of the issued shares of the Mareta Borrower executed or (as the context may require) to be executed by the relevant Shareholder in favour of the Security Trustee in agreed form;

"Mareta Ship" means the vessel with Hull No. 1886 being constructed in Korea by the Builder and to be registered on the relevant Delivery Date in the ownership of the Mareta Borrower through the Registry under the laws and flag of the Flag State under the name Mareta;

"Mareta Shipbuilding Contract" means the shipbuilding contract dated 22 November 2010, as amended and supplemented by addendum No. 1 dated 3 December 2010, by addendum No. 2, dated 10 December 2010 and by addendum No. 3 dated 17 January 2011, each made between the Builder and the Mareta Borrower pursuant to which the Builder is to construct and sell, and the Mareta Borrower is to purchase, the Mareta Ship;

"Master Swap Agreement" means the agreement made or (as the context may require) to be made between the Swap Provider and the Borrowers comprising an ISDA Master Agreement (including the Schedule) in such form as the Facility Agent and the Borrower may agree and includes any Designated Transactions from time to time entered into and any Confirmations (as defined therein) from time to time exchanged thereunder and governed thereby;

"Material Adverse Effect" means a material adverse effect, as determined by the Facility Agent (acting on the instructions of the Lenders) on any or all of the following:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of any of the Borrowers or either of the Guarantors or the Group taken as a whole; or

(b)	the ability of a Security Party to perform its obligations under the Security Documents to which it is a party; or

(c)
the validity or enforceability of, or the effectiveness or ranking of any Encumbrance granted or purporting to be granted pursuant to any of, the Security Documents or the rights or remedies of any Finance Party under any of the Security Documents.

"Maximum Amount" means:

(a)	in relation to the Alicante Advance, Thirty three million seven hundred and eighty one thousand two hundred and fifty Dollars ($33,781,250); or

(b)	in relation to the Bordeira Advance, Forty million one hundred and six thousand two hundred and fifty Dollars ($40,106,250); or

(c)	in relation to the Mareta Advance, Thirty three million seven hundred and eighty one thousand two hundred and fifty Dollars ($33,781,250);

"Mortgage" means:

(a)	in relation to the Alicante Ship, the Alicante Mortgage; or

(b)	in relation to the Bordeira Ship, the Bordeira Mortgage; or

(c)	in relation to the Mareta Ship, the Mareta Mortgage,

and "Mortgages" means, together, all or any of them;

"Mortgaged Ship" means, at any relevant time, any Ship which is at such time subject to a Mortgage and/or the Earnings, Insurances or Requisition Compensation of which are subject to an Encumbrance pursuant to the relevant Ship Security Documents and a Ship shall, for the purposes of this Agreement, be deemed to be a Mortgaged Ship as from whichever shall be the earlier of (i) the Drawdown Date of the Advance relevant to such Ship and (ii) the date that the Mortgage of that Ship shall have been executed and registered in accordance with this Agreement until whichever shall be the earlier of (i) the payment in full of the amount required to be paid pursuant to clause 4.3 following the sale or Total Loss of such Ship and (ii) the date on which all moneys owing under the Security Documents have been repaid in full;

"NASDAQ" means the registered US national securities exchange operated by the NASDAQ Stock Market LLC;

"New Lender" has the meaning ascribed to it in clause 15.3;

"Olympian Asclepius Guarantee" means the guarantee made or (as the context may require) to be made between the Olympian Asclepius Guarantor, the Security Trustee and the Account Bank in respect of the obligations of the Borrowers to the Finance Parties under this Agreement, the Master Swap Agreement and the other Security Documents in agreed form;

"Olympian Asclepius Guarantor" means Olympian Asclepius Holding Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH 96960 and includes its successors in title;

"Operating Account" means:

(a)	in relation to the Alicante Ship, the Alicante Operating Account; or

(b)	in relation to the Bordeira Ship, the Bordeira Operating Account; or

(c)	in relation to the Mareta Ship, the Mareta Operating Account,

and "Operating Accounts" means, together, all or any or them;

"Operating Accounts Pledge" means the first priority pledge executed or (as the context may require) to be executed (inter alios) between the Borrowers and the Security Trustee as pledgee in respect of the Operating Accounts in agreed form;

"Operator" means any person who is from time to time during the Security Period concerned in the operation of a Ship and falls within the definition of "Company" set out in rule 1.1.2 of the ISM Code;

"Party" means each party to this Agreement;

"Permitted Encumbrances" means (a) any Encumbrance created pursuant to the Security Documents, (b) any Encumbrance on the Accounts created by clause 24 of the General Banking Conditions and the General Credit Provisions of ABN AMRO Bank N.V. and (c) Permitted Liens;

"Permitted Liens" means, in relation to a Ship:

(a)
any lien on that Ship for master's, officer's or crew's wages outstanding in the ordinary course of trading for a period not exceeding thirty (30) days and the aggregate of any such liens are not to exceed at any time the Casualty Amount; or

(b)
any lien on that Ship for salvage and any ship repairer's or outfitter's possessory lien on that Ship for a sum not (except with the prior written consent of the Facility Agent, acting on the instructions of the Lenders) exceeding the Casualty Amount;

"Pollutant" means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;

"Protocol of Delivery and Acceptance" means, in relation to a Ship, the protocol of delivery and acceptance to be signed by the Builder and the relevant Borrower evidencing the delivery and acceptance of such Ship pursuant to the Shipbuilding Contract for such Ship;

"Quotation Date" means, in relation to any period for which LIBOR falls to be determined under this Agreement, the date falling two (2) Banking Days prior to the first day of the relevant period;

"Registry" means, in relation to each Ship, such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register such Ship, the relevant Borrower's title to such Ship and the relevant Mortgage under the laws and the flag of the relevant Flag State;

"Regulatory Agency" means the Government Entity or other organisation in a Flag State which has been designated by the Government of that Flag State to implement and/or administer and/or enforce the provisions of the ISM Code or the ISPS Code;

"Related Company" of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

"Relevant Jurisdiction" means, any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected or where any Ship is registered;

"Relevant Party" means each of the Borrowers, any other Security Party and any other member of the Group;

"Relevant Ship" means the Ships and any other vessel from time to time (whether before or after the date of this Agreement) owned, managed or crewed by, or chartered to, any Relevant Party;

"Repayment Date" means, subject to clause 6.3, in respect of each Advance, each of the dates falling at six (6) monthly intervals after the Drawdown Date for such Advance, up to and including the date falling one hundred and forty four (144) months after the Drawdown Date for such Advance;

"Requisition Compensation" means, in relation to a Ship, all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of such Ship;

"Retention Account" means an interest-bearing Dollar account of the Borrowers opened or (as the context may require) to be opened jointly by the Borrowers with the Account Bank and includes any sub-accounts thereof and any other account designated by the Facility Agent to be a Retention Account for the purposes of this Agreement;

"Retention Account Pledge" means a first priority pledge executed or (as the context may require) to be executed (inter alios) between the Borrowers and the Security Trustee as pledgee in respect of the Retention Account in agreed form;

"Retention Amount" means, in relation to any Retention Date in respect of an Advance, such sum as shall be the aggregate of:

(a)
one-sixth (1/6th) of the repayment instalment in respect of such Advance falling due for payment pursuant to clause 4.1 (as the same may have been reduced by any prepayment) on the next Repayment Date for such Advance after the relevant Retention Date; and

(b)
the applicable fraction (as hereinafter defined) of the aggregate amount of interest falling due for payment in respect of each part of such Advance during and at the end of each Interest Period for such Advance current at the relevant Retention Date and, for this purpose, the expression "applicable fraction" in relation to each Interest Period for an Advance shall mean a fraction having a numerator of one and a denominator equal to the number of Retention Dates for such Advance falling within the relevant Interest Period;

"Retention Dates" means, in relation to each Advance, together, the date falling thirty (30) days after the Drawdown Date of such Advance and each of the dates falling at monthly intervals after such date and prior to the final Repayment Date for such Advance and "Retention Date" means each of them;

"Security Documents" means this Agreement, the Master Swap Agreement, the Mortgages, the Deeds of Covenant, the Account Pledges, the Share Pledges, the Guarantees, the Swap Assignment, the Manager's Undertakings, any Charter Assignments and any other documents as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Borrowers or any other Security Party pursuant to this Agreement, the Master Swap Agreement or any other Security Party (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

"Security Party" means the Borrowers, the Guarantors, the Shareholders, the Manager and any other person who may at any time be a party to any of the Security Documents (other than the Finance Parties);

"Security Period" means the period commencing on the date of this Agreement and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder;

"Security Requirement" means the amount in Dollars (as certified by the Facility Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Finance Parties) which is, at any relevant time, one hundred and thirty five per cent (135%) of the Loan as at that time;

"Security Trustee" means ABN AMRO Bank N.V. a company incorporated in The Netherlands with its registered office at and acting through Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands (or of such other address as may last have been notified to the other parties in this Agreement pursuant to clause 17.1.3) and its successor in title or such other person as may be appointed security agent and trustee for the Finance Parties pursuant to the relevant provisions of clause 16.14;

"Security Value" means the amount in Dollars (as certified by the Facility Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Finance Parties) which, at any relevant time, is the aggregate of (i) the aggregate market value of the Mortgaged Ships as most recently determined in accordance with clause 8.2.2 and (ii) the market value of any additional security for the time being actually provided to the Lenders pursuant to clause 8.2, as most recently determined in accordance with clause 8.2.5;

"Share Pledge" means:

(a)	in relation to the Alicante Borrower, the Alicante Share Pledge; or

(b)	in relation to the Bordeira Borrower, the Bordeira Share Pledge; or

(c)	in relation to the Mareta Borrower, the Mareta Share Pledge,

and "Share Pledges" means, together, any or all of them;

"Shareholder" means:

(a)	in relation to the Alicante Borrower, Olympian Athena Shareholders Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH 96960; or

(b)	in relation to the Bordeira Borrower, Olympian Aphrodite Shareholders Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH 96960; or

(c)	in relation to the Mareta Borrower, Olympian Dionysus Shareholders Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH 96960,

and "Shareholders" means, together, all or any of them;

"Ship Security Documents" means, in respect of each Ship, the Mortgage, the Deed of Covenant, the Manager's Undertaking and any Charter Assignment for that Ship;

"Shipbuilding Contract" means:

(a)	in relation to the Alicante Ship, the Alicante Shipbuilding Contract; or

(b)	in relation to the Bordeira Ship, the Bordeira Shipbuilding Contract; or

(c)	in relation to the Mareta Ship, the Mareta Shipbuilding Contract,

and "Shipbuilding Contracts" means, together, all or any of them;

"Ships" means, together, the Alicante Ship, the Bordeira Ship and the Mareta Ship each as more particularly described in Schedule 2 and "Ship" means any one of them;

"Sixth Anniversary" means, in relation to each Advance, the date falling six (6) years after the Drawdown Date of such Advance;

"SMC" means a safety management certificate issued in accordance with rule 13 of the ISM Code;

"Subsidiary" of a person means any company or entity directly or indirectly controlled by such person;

"Substitution Certificate" means a certificate substantially in the terms of Schedule 5 (or in such other form as the Lenders may approve or require);

"Swap Assignment" means the assignment executed or (as the context may require) to be executed by the Borrowers in favour of the Security Trustee in relation to certain of the rights of the Borrowers under the Master Swap Agreement in agreed form;

"Swap Exposure" means, as at any relevant time, the amount certified by the Swap Provider to the Facility Agent to be the aggregate net amount in Dollars which would be payable by the Borrowers to the Swap Provider under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the Master Swap Agreement if an Early Termination Date had occurred at the relevant time in relation to all continuing Designated Transactions;

"Swap Provider" means ABN AMRO Bank N.V., a company incorporated in The Netherlands with its registered office at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands acting through its office at Coolsingel 93, 3012 AE Rotterdam, The Netherlands (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) and includes its successors in title;

"Taxes" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof but shall not include FATCA Deduction and "Taxation" and "Tax" shall be construed accordingly;

"Termination Date" means, in respect of each Advance, the earliest of (a) the date on which the relevant Advance is reduced to zero by any of the terms of this Agreement, (b) the date falling thirty (30) days after the date on which the Delivery of the Ship associated with such Advance occurs, (c) the date on which the Shipbuilding Contract associated with such Advance is cancelled, rescinded or terminated by any party thereto and (d) the relevant End of Funding Date for the Ship in respect of that Advance;

"Total Commitments" means, at any relevant time, the aggregate of the Commitments of all the Lenders at such time;

"Total Loss" means, in relation to a Ship:

(a)	the actual, constructive, compromised or arranged total loss of such Ship; or

(b)	the Compulsory Acquisition of such Ship; or

(c)
the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to the Compulsory Acquisition of such Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless such Ship be released and restored to the relevant Borrower (i) from such condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof or (ii) from such hijacking or theft within sixty (60) days after the occurrence thereof;

"Total Loss Reduction Date" has the meaning given to it in clause 4.3.3;

"Transaction" has the meaning given to it in the Master Swap Agreement;

"Transaction Documents" means, together, the Shipbuilding Contracts and the Management Agreements;

"Treasury Regulations" means regulations introduced or implemented by any competent authority of the United States of America (including the Internal Revenue Service or the US Treasury) for the purposes of FATCA, regarding information reporting by FATCA FFIs with respect to U.S. accounts and withholding on certain payments to FATCA FFIs and other foreign entities and withholding, whether (and without limitation) substantively in the form of the proposed regulations in respect of the same published by the US Treasury on 8 February 2012 (REG-121647-10) or otherwise;

"Trust Deed" means a trust deed in the form, or substantially in the form, set out in schedule 6;

"Trust Property" means (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Security Trustee under or pursuant to the Security Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to the Security Trustee in the Security Documents), (ii) all moneys, property and other assets paid or transferred to or vested in the Security Trustee or any agent of the Security Trustee or any receiver or received or recovered by the Security Trustee or any agent of the Security Trustee or any receiver pursuant to, or in connection with, any of the Security Documents whether from any Security Party or any other person and (iii) all moneys, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by the Security Trustee or any agent of the Security Trustee or any receiver in respect of the same (or any part thereof); and

"US Tax Obligor" means:

(a)	a Borrower which is a "United States" person within the meaning of section 110(a)(30)of the Code; or

(b)	a Security Party some or all of whose payments under the Security Documents are from sources within the United States for US federal income tax purposes.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4	Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.4.1	references to any person includes such person's successors in title and permitted assignees and transferees;

1.4.2	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.3
references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.4
references to a "regulation" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority and for the avoidance of doubt should include any Basel II Regulation or any Basel III Regulation;

1.4.5
references to a "month" mean a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month, (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "months" and "monthly" shall be construed accordingly and (c) references to a calendar shall be construed as references to the Gregorian calendar;

1.4.6	words importing the plural shall include the singular and vice versa;

1.4.7	references to a time of day are to London time unless otherwise specified;

1.4.8	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.9	any reference to "control" of a person means:

(a)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(i)	cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of that person; or

(ii)	appoint or remove all, or the majority of the directors or other eqivalent officers of that person; or

(iii)	give directions with respect to the operating and financial policies of that person with which the directors or other equivalent officers of that person are obliged to comply; and/or

(b)
the holding beneficially of more than 50% of the issued share capital of that person (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital) (and, for this purpose, any Encumbrance over share capital shall be disregarded in determining the beneficial ownership of such share capital), and "controlled" shall be construed accordingly;

1.4.10
references to a "guarantee" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly;

1.4.11
references to "assets" include all or part of any business, undertaking, real property, personal property, uncalled capital and any rights (whether actual or contingent, present or future) to receive, or require delivery of, any of the foregoing;

1.4.12	references to a document being "in agreed form" shall mean:

(a)	where a Security Document has already been executed by all of the relevant parties, such Security Document in its executed form;

(b)
prior to the execution of a Security Document, the form of such Security Document separately initialled by the Facility Agent (on instructions from the Lenders) or agreed in writing between the Facility Agent (on instructions from Lenders) and the Borrowers as the form in which that Security Document is to be executed or another form approved at the request of the Borrowers; and

1.4.13	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.5	Insurance terms

In this Agreement, unless the context otherwise requires:

1.5.1
"excess risks" means the proportion (if any) of claims for general average, salvage and salvage charges not recoverable under the hull and machinery insurances of a vessel in consequence of the value at which the vessel is assessed for the purpose of such claims exceeding its insured value;

1.5.2
"excess war risk P&I cover" means cover for claims only in excess of amounts recoverable under the usual war risk cover including (but not limited to) hull and machinery, crew and protection and indemnity risks;

1.5.3
"protection and indemnity risks" means the usual risks (including liability for oil pollution, excess war risk P&I cover) covered by a protection and indemnity association which is a member of the International Group of Protection and Indemnity Associations (including, without limitation, the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation therein of Clause 8 of the Institute Time Clauses (Hulls) 1/11/95 or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision); and

1.5.4	"war risks" includes those risks covered by the standard form of English marine policy with Institute War and Strikes Clauses Hulls - Time (1/11/95) attached or similar cover.

1.6	Obligations several

The obligations of each Lender under this Agreement are several according to its Commitments and/or Contributions; the failure of any Lender to perform such obligations or the failure of the Swap Provider to perform its obligations under the Master Swap Agreement shall not relieve any other Finance Party or the Borrowers of any of their respective obligations or liabilities under this Agreement or, as the case may be, the Master Swap Agreement nor shall any Finance Party be responsible for the obligations of any other Finance Party (except for its own obligations, if any, as a Lender or, as the case may be, Swap Provider) nor shall any Lender be responsible for the obligations of any other Lender under this Agreement or the Master Swap Agreement.

1.7	Interests several

Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Lenders or as the case may be the Lenders) the interests of the Finance Parties are several and the amount due to the Facility Agent or each Arranger (for its own account) and to each Lender is a separate and independent debt. Save as provided in clause 16, the Facility Agent, each Arranger, the Security Trustee, the K-sure Agent and each Lender shall have the right to protect and enforce its rights arising out of this Agreement and it shall not be necessary for another Finance Party to be joined as an additional party in any proceedings for this purpose.

2	The Commitments and the Advances

2.1	Amount

The Lenders, relying upon each of the representations and warranties in clause 7, agree to lend to the Borrowers (the Borrowers' obligations under the Security Documents being joint and several) upon and subject to the terms of this Agreement, the aggregate principal amount of up to the lesser of (i) One hundred and seven million six hundred and sixty eight thousand seven hundred and fifty Dollars ($107,668,750), (ii) fifty seven and one half of one per cent (57.5%) of the aggregate of the Contract Price of each of the Ships and (iii) sixty seven and one half of one per cent (67.5%) of the aggregate of the market value of each of the Ships as evidenced by the arithmetic mean of the valuations provided pursuant to paragraph 7 of Part 2 of Schedule 4 in respect of each such Ship.

The obligation of each Lender under this Agreement shall, subject to clause 2.3, be to contribute that proportion of each Advance which, as at the Drawdown Date of such Advance such Lender's Commitment bears to the Total Commitment.

2.2	Drawdown

Subject to the terms and conditions of this Agreement, an Advance shall be made available to the Borrowers following receipt by the Facility Agent from the Borrowers of a Drawdown Notice for such Advance not later than 10:00 a.m. (Rotterdam time) on the third Banking Day before the proposed Drawdown Date. A Drawdown Notice shall be effective on actual receipt by the Facility Agent and, once given, shall, subject as provided in clause 3.6.1, be irrevocable.

2.3	Limitation on number, timing and amounts of Advances

2.3.1	The aggregate amount of all Advances shall not exceed the Total Commitments.

2.3.2	Each Advance may only be made on a Banking Day falling within the relevant Drawdown Period. There can be only one Drawdown Notice given in relation to an Advance.

2.3.3	There are up to three Advances, each relating to one Ship only. Each Advance is separate of the others.

2.3.4
Each Advance shall not exceed an amount in Dollars equal to the lesser of (i) fifty seven and one half of one per cent (57.5%) of the Contract Price for the relevant Ship, (ii) the relevant Maximum Amount and (iii) sixty seven and one half of one per cent (67.5%) of the market value of the relevant Ship as evidenced by the arithmetic mean of the valuations provided pursuant to paragraph 7 of Part 2 of Schedule 4 in respect of such Ship.

2.4	Availability

Upon receipt of a Drawdown Notice complying with the terms of this Agreement the Facility Agent shall notify the Lenders thereof and of the date on which the relevant Advance is to be made and, subject to the provisions of clause 2.3 and clause 9, on the Drawdown Date for such Advance the Lenders shall make available to the Facility Agent such Advance for payment by the Facility Agent in accordance with clause 6.2.

2.5	Application of proceeds

Without prejudice to the Borrowers' obligations under clause 8.1.3, none of the Finance Parties shall have any responsibility for the application of the proceeds of any Advance by the Borrowers.

2.6	Derivative transactions

2.6.1
If, at any time during the Security Period, the Borrowers wish to enter into interest rate swap transactions or other derivative transactions so as to hedge (inter alia) all or any part of their exposure under this Agreement to interest rate fluctuations, they shall advise the Facility Agent and the Swap Provider in writing accordingly.

2.6.2
The Swap Provider shall, upon receipt of such notification from the Borrowers, inform the Lenders and shall, prior to execution of any documentation regarding any interest rate swap transactions or other derivative transactions, copy to the Lenders each Confirmation it proposes to enter into with the Borrowers.

2.6.3
Any such interest rate swap transaction or other derivative transaction shall be concluded with the Swap Provider under the Master Swap Agreement provided however that no such interest rate swap or other derivative transaction shall be concluded unless the Swap Provider and the Lenders first agrees to it in writing and, for the avoidance of any doubt, the Borrowers by execution of this Agreement acknowledge that the fact that the Swap Provider has entered into the Master Swap Agreement with the Borrowers does not obligate the Swap Provider to enter into any interest rate swap transaction or other derivative transaction which the Borrowers wish to enter into.  For the avoidance of doubt, other than the Swap Provider's agreement in writing referred to in the preceding sentence and other than the prior notification and copy of the relevant documentation to all Lenders as set out in clause 2.6.2, no prior approval is required by the Borrowers or by the Swap Provider from any other Finance Party before concluding any such transaction. If and when any such interest rate swap transaction or other derivative transaction has been concluded, it shall constitute a Designated Transaction, and the Borrowers shall sign a Confirmation with the Swap Provider and advise the Lenders through the Facility Agent promptly after concluding any Designated Transaction.

3	Interest and interest periods

3.1	Normal interest rate

The Borrowers shall, subject to clause 6.3, pay interest on each Advance in respect of each Interest Period relating thereto on each Interest Payment Date (or, in the case of Interest Periods of more than three (3) months, by instalments, the first instalment three (3) months from the commencement of the relevant Interest Period and the subsequent instalments at intervals of three (3) months thereafter or, if shorter, the period from the date of the preceding instalment until the Interest Payment Date relative to such Interest Period) at the rate per annum which is the aggregate of (i) the relevant Applicable Margin and (ii) LIBOR for such Interest Period.

3.2	Selection of Interest Periods

The Borrowers may by notice received by the Facility Agent not later than 10.00 a.m. (Rotterdam time) on the fifth Banking Day before the beginning of each Interest Period, select whether such Interest Period shall have a duration of three (3) or six (6) months or such other period as the Borrowers may request and the Lenders may agree in their sole discretion.

3.3	Determination of Interest Periods

Every Interest Period shall be of the duration specified by the Borrowers pursuant to clause 3.2 but so that:

3.3.1
the first Interest Period in respect of each Advance shall commence on the date on which such Advance is drawn down and each subsequent Interest Period shall commence on the last day of the previous Interest Period for such Advance;

3.3.2
if any Interest Period in respect of an Advance would otherwise overrun a Repayment Date in respect of such Advance, then, in the case of the last Repayment Date for such Advance, such Interest Period shall end on such Repayment Date for such Advance, and in the case of any other Repayment Date or Repayment Dates for such Advance, such Advance shall be divided into parts so that there is one part in the amount of the repayment instalment due on each Repayment Date falling during that Interest Period and having an Interest Period ending on the relevant Repayment Date for such Advance and another part in the amount of the balance of such Advance having an Interest Period ascertained in accordance with clause 3.2 and the other provisions of this clause 3.3; and

3.3.3
if the Borrowers fail to specify the duration of an Interest Period in respect of an Advance in accordance with the provisions of clause 3.2 and this clause 3.3 such Interest Period, shall have a duration of three (3) months or such other period as shall comply with this clause.

3.4	Default interest

If the Borrowers fail to pay any sum (including, without limitation, any sum payable pursuant to this clause 3.4) on its due date for payment under any of the Security Documents (except the Master Swap Agreement), the Borrowers shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgement) at a rate determined by the Facility Agent pursuant to this clause 3.4.

The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three (3) months as selected by the Facility Agent (after consultation with the Lenders so far as reasonably practicable in the circumstances) each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period.  The rate of interest applicable to each such period shall be the aggregate (as determined by the Facility Agent) of (i) two per cent. (2%) per annum, (ii) LIBOR for such period and (iii) the highest Applicable Margin at the time, provided however that, if the unpaid sum is an amount of principal which shall have become due and payable, by reason of a declaration by the Facility Agent under clause 10.2.2 or a prepayment obligation arising pursuant to clauses 4.3, 8.2 or 12.1, on a date other than an Interest Payment Date relating thereto, the first such period selected by the Facility Agent shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate of two per cent. (2%) above the rate applicable thereto immediately before it shall have become so due and payable.

Interest under this clause 3.4 shall be due and payable on the last day of each such period as determined by the Facility Agent and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date.

If, for the reasons specified in clause 3.6.1, the Facility Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 3.4, each Lender shall promptly notify the Facility Agent of the cost of funds to such Lender and interest on any sum not paid on its due date for payment shall be calculated for each Lender at a rate determined by the Facility Agent to be two per cent. (2%) per annum above the aggregate of (i) the cost of funds to such Lender and (ii) the highest Applicable Margin at the time.

3.5	Notification of Interest Periods and interest rate

The Facility Agent shall notify the Borrowers and the Lenders promptly of the duration of each Interest Period or other period for the calculation of interest (or, as the case may be, default interest) and of each rate of interest determined by it under this clause 3.

3.6	Market disruption; non-availability

3.6.1	If and whenever, at any time prior to the commencement of any Interest Period:

(a)
the Facility Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive) that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period; or

(b)
the Facility Agent shall have received notification from a Lender that deposits in Dollars are not available to such Lender in the London Interbank Market in the ordinary course of business in sufficient amounts to fund their Contributions for such Interest Period; or

(c)
the Facility Agent shall have received notification from a Lender that the cost to such Lender of obtaining deposits in Dollars in the London Interbank Market in the ordinary course of business exceeds LIBOR, the Facility Agent shall forthwith give notice (a "Determination Notice") thereof to the Borrowers and to each of the Lenders and the Swap Provider.  A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue.  After the giving of any Determination Notice (and until the Facility Agent notifies the Borrowers that none of the circumstances specified in clause 3.5.1 continues to exist) the undrawn amount of the Total Commitments shall not be borrowed until notice to the contrary is given to the Borrowers by the Facility Agent.

3.6.2
During the period of ten (10) days after any Determination Notice has been given by the Facility Agent under clause 3.6.1, each Lender shall certify to the Facility Agent an alternative basis (the "Alternative Basis") for making available or, as the case may be, maintaining its Contribution. The Alternative Basis may at the relevant Lender's sole and unfettered discretion include (without limitation) alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to such Lender equivalent to the relevant Applicable Margin. The Facility Agent shall calculate the arithmetic mean of each Alternative Basis provided by the relevant Lenders (the "Substitute Basis") and certify the same to the Borrowers, the Lenders and the Swap Provider. The Substitute Basis so certified shall be binding upon the Borrowers and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Facility Agent notifies the Borrowers that none of the circumstances specified in clause 3.6.1 continues to exist whereupon the normal interest rate fixing provisions for this Agreement shall apply.

3.7	Margin increase

3.7.1
The Lenders shall have the right, in respect of each Advance, to request for an increase in the Applicable Margin of 2.70% per annum by any percentage rate per annum that the Lenders consider appropriate at the time, by serving notice in writing to this effect to the Borrowers and the K-sure Agent at any time after the date falling two (2) months prior to the Sixth Anniversary of such Advance (each such notice, an "Applicable Margin Notice"). The K-sure Agent shall promptly after receipt of the Applicable Margin Notice send a copy thereof to K-sure.

3.7.2
The Borrowers shall advise the Lenders and the K-sure Agent whether or not they agree to the margin increase request set out in the relevant Applicable Margin within fifteen (15) days of receipt of the Applicable Margin Notice.

3.7.3
In the event that the Borrowers agree to the Lenders request as set out in the relevant Applicable Margin Notice and provided always that K-sure has also agreed in writing to the proposed margin increase set out therein, then the relevant increased margin shall apply in relation to any Interest Period (or part thereof) of the relevant Advance commencing on or falling after the Sixth Anniversary of such Advance.

3.7.4
In the event that either the Borrowers or K-sure do not agree to the Lenders request as set out in the relevant Applicable Margin Notice, then the provisions of clause 4.4 may apply.  For the avoidance of any doubt, it is understood by the parties hereto that as long as the Lenders do not exercise their rights to ask for the mandatory prepayment of the Advance in relation to which an Applicable Margin Notice has been given and has been rejected pursuant to this clause 3.7, the Applicable Margin for such Advance shall remain set at 2.70% per annum.

3.7.5
In the event that the Borrowers fail to respond to an Applicable Margin Notice by the date set out in clause 3.7.2, it shall be deemed that the Borrowers have accepted the Lenders request as set out in such Applicable Margin Notice.  In the event that K-sure fails to advise the Lenders (through the K-sure Agent) of its decision in relation to the relevant Applicable Margin Notice by the date set out in clause 3.7.2, it shall be deemed that K-sure has rejected the Lenders request as set out in the relevant Applicable Margin Notice.

4	Repayment and prepayment

4.1	Repayment

4.1.1	The Borrowers shall repay the Advances as follows:

(a)
the Alicante Advance by twenty four (24) instalments, one such instalment to be repaid on each of the Repayment Dates relevant to such Advance.  Subject to the provisions of this Agreement, the amount of each repayment instalment of the Alicante Advance shall be $1,407,552.08;

(b)
the Bordeira Advance by twenty four (24) instalments, one such instalment to be repaid on each of the Repayment Dates relevant to such Advance.  Subject to the provisions of this Agreement, the amount of each such repayment instalment of the Bordeira Advance shall be $1,671,093.75; and

(c)
the Mareta Advance by twenty four (24) instalments, one such instalment to be repaid on each of the Repayment Dates relevant to such Advance.  Subject to the provisions of this Agreement, the amount of each such repayment instalment of the Mareta Advance shall be $1,407,552.08.

4.1.2	If an Advance is not drawn down in full, the amount of each repayment instalment in respect of such Advance shall be reduced proportionately.

4.1.3
Notwithstanding the foregoing provisions of this clause, any part of the Loan remaining outstanding on the final Repayment Date of the last Advance shall be repaid in full on such Repayment Date together with any other amounts owing by the Borrowers to any Finance Party under any of the Security Documents or the K-sure Policies (as conclusively certified by the Facility Agent).

4.2	Voluntary prepayment

The Borrowers may prepay any Advance in whole or in part (such part being in a minimum amount of One million Dollars ($1,000,000) or any larger sum which is an integral multiple of One million Dollars ($1,000,000)) on any Interest Payment Date. The Borrowers shall give the

Facility Agent at least fifteen (15) days' prior notice in writing of their intention to make any such prepayment.

4.3	Mandatory Prepayment on Total Loss or sale

4.3.1
If a Mortgaged Ship is sold or becomes a Total Loss, then the Borrowers shall, on the Disposal Reduction Date for such Mortgaged Ship, prepay an amount equal to the higher of (i) the full amount of the Advance relevant to such Mortgaged Ship and (ii) an amount in Dollars equal to such amount as shall ensure that, immediately after the relevant prepayment, the Security Value shall not be less than the Security Requirement (subject to clause 4.3.2); and

4.3.2
notwithstanding clause 4.3.1, if a Mortgaged Ship is sold or becomes a Total Loss and an Event of Default shall have occurred and be continuing, then the Borrowers shall, on the Disposal Reduction Date for such Mortgaged Ship, prepay such proportion of the Loan as the Facility Agent may require in its absolute discretion.

4.3.3	Defined terms

For the purposes of this clause 4.3:

(a)	"Disposal Reduction Date" means:

(i)	in relation to a Mortgaged Ship which has become a Total Loss, its Total Loss Reduction Date; and

(ii)
in relation to a Mortgaged Ship which is sold, the date of completion (and immediately prior to completion) of such sale by the transfer of title to such Mortgaged Ship to the purchaser in exchange for payment of the relevant purchase price; and

(b)	"Total Loss Reduction Date" means, in relation to a Mortgaged Ship which has become a Total Loss, the date which is the earlier of:

(i)	the date falling one hundred and twenty (120) days after that on which such Mortgaged Ship became a Total Loss; and

(ii)	the date upon which the relevant insurance proceeds are, or Requisition Compensation is, received by the relevant Borrower (or the Facility Agent pursuant to the relevant Ship Security Documents).

4.3.4	Interpretation

For the purpose of this Agreement, a Total Loss in respect of a Ship shall be deemed to have occurred:

(a)	in the case of an actual total loss of a Ship, on the actual date and at the time such Ship was lost or, if such date is not known, on the date on which such Ship was last reported;

(b)	in the case of a constructive total loss of a Ship, upon the date and at the time notice of abandonment of such Ship is given to the insurers of such Ship for the time being;

(c)
in the case of a compromised or arranged total loss of a Ship, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of such Ship;

(d)	in the case of Compulsory Acquisition of a Ship, on the date upon which the relevant requisition of title or other compulsory acquisition of such Ship occurs; and

(e)
in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to Compulsory Acquisition of such Ship) by any person, including by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the relevant Borrower of the use of such Ship for more than (i) thirty (30) days, upon the expiry of the period of thirty (30) days after the date upon which the relevant condemnation, capture, seizure, arrest, detention or confiscation occurred or (ii) sixty (60) days upon expiry of the period of sixty (60) days after the date upon which the relevant hijacking or theft occurred.

4.4	Mandatory prepayment of Advances

If the Lenders serve an Applicable Margin Notice and the Borrowers or K-sure do not agree or, as the case may be, are deemed not to agree pursuant to clause 3.7 to the request set out in such Applicable Margin Notice, the Lenders reserve the right to request the Borrowers to prepay the relevant Advance on the Sixth Anniversary of such Advance. No prepayment fee will be applied in connection with such mandatory prepayment provided in this clause 4.4.

4.5	Amounts payable on prepayment

Any prepayment under this Agreement shall be made together with:

4.5.1	accrued interest on the amount to be prepaid to the date of such prepayment;

4.5.2	any additional amount payable under clauses 6.7 or 12.2;

4.5.3	any prepayment premium payable under clause 4.7; and

4.5.4
all other sums payable by the Borrowers under this Agreement or any of the other Security Documents including, without limitation, any accrued commitment commission payable under clause 5.1.3 and any amounts payable under clause 11.

4.6	Notice of prepayment; reduction of repayment instalments

4.6.1
Every notice of prepayment shall be effective only on actual receipt by the Facility Agent, shall be irrevocable, shall specify the amount to be prepaid and shall oblige the Borrowers to make such prepayment on the date specified.  No amount prepaid may be re-borrowed.

4.6.2
Any amount prepaid pursuant to clause 4.2 in respect of an Advance shall be applied in reduction of the repayment instalments of that Advance under clause 4.1 in inverse order of their date of maturity.

4.6.3
Any amount prepaid pursuant to clause 4.3 in respect of an Advance shall be applied in prepaying such Advance in full and the remainder (if any) of such amount shall be applied in reduction of all remaining Advances proportionately and, in relation to each remaining Advance, in reducing its repayment instalments under clause 4.1 proportionately.

4.6.4	Any amount prepaid pursuant to clause 8.2.1 shall be applied against all Advances proportionately and in reducing each Advance's repayment instalments under clause 4.1 proportionately.

4.6.5	The Borrowers may not prepay the Loan or any part thereof save as expressly provided in this Agreement.

4.7	Prepayment premium

The prepayment of any part of the Loan pursuant to clause 4.2 shall be subject to a premium of zero point fifty per cent. (0.50%) of the principal amount to be prepaid, provided however that such premium shall be increased by two percent (2%) to two point fifty per cent (2.50%) of the principal amount to be prepaid, if, at any time during the period commencing on the date of this Agreement and ending on the date falling twenty four (24) months after the last date of the final Drawdown Period, the Loan is prepaid in full pursuant to clause 4.2 by means of a refinancing. Any such premium shall be payable to the Facility Agent (for the account of the Lenders) on the date any such prepayment is due.

4.8	Mandatory cancellation

4.8.1	If

(a)	prior to a Ship's Delivery (without prejudice to the terms of any Security Document to the contrary):

(i)	that Ship's Shipbuilding Contract is for any reason and by any method cancelled, terminated or rescinded; or

(ii)	a competent court or arbitration panel decides that that Ship's Shipbuilding Contract has been validly cancelled, terminated or rescinded; or

(iii)	that Ship's Shipbuilding Contract is varied in a way prohibited by any Security Document; or

(iv)	that Ship's Shipbuilding Contract is sold, assigned, novated or transferred; or

(v)	the relevant Borrower agrees to sell that Ship on its Delivery; or

(b)	Delivery of a Ship has not occurred by the End of Funding Date,

then the Facility Agent may, and shall if so directed by the Lenders, by notice to the Borrowers with effect from the date 10 Banking Days after the giving of such notice (or such later date as may be approved in advance by the Lenders) cancel the Commitments of each Lender for such Ship (whereupon the Total Commitments shall be reduced by the Commitments of all Lenders for that Ship).

4.9	Automatic cancellation

Any part of the Commitments for a Ship which has not become available by the last day of the relevant Drawdown Period shall be automatically cancelled at close of business in London on that last day.

4.10	Unwinding of Designated Transactions

On or prior to any repayment or prepayment of all or part of the Loan (including, without limitation, pursuant to clauses 4.2, 4.3, 4.4, 4.11 or 8.2.1), the Borrowers shall upon the request of the Swap Provider wholly or partially reverse, offset, unwind, cancel, close out, net out or otherwise terminate one or more of the continuing Designated Transactions so that the notional principal amount of the continuing Designated Transactions thereafter remaining does not and will not in the future (taking into account the scheduled amortisation) exceed the amount of the Loan as reducing from time to time thereafter pursuant to clause 4.1.

4.11	Termination of a K-sure Policy: Mandatory prepayment

If at any time during the Security Period:

(a)	any of the obligations of K-sure under any K-sure Policy is terminated, cancelled, becomes invalid, unenforceable or otherwise ceases to be in full force and effect; or

(b)
it becomes unlawful or impossible for K-sure to fulfil any of the obligations expressed to be assumed by it in any K-sure Policy or for the K-sure Agent or a Lender to exercise the rights or any of them vested in it under any K-sure Policy; or

(c)	the K-sure Agent or the Lender is informed of K-sure's intention to, or K-sure has stated its intention to, repudiate, terminate, cancel or suspend the application of the K-sure Policy; or

(d)	any of the events or circumstances set out in clauses 10.1.8 to 10.1.14 (inclusive) occurs in relation to K-sure,

then as of the time such event occurs:

4.11.2	no Lender shall be obliged to fund an Advance unless the parties hereto agree otherwise in writing;

4.11.3	the Total Commitments shall be automatically cancelled unless the parties hereto agree otherwise in writing; and

4.11.4
the Loan together with accrued interest and all other sums payable under this Agreement an any other Security Document shall be deemed due and payable on the date falling forty five (45) Banking Days after such event occurs unless the parties hereto agree otherwise in writing before such due date.

5	Commitment commission, fees, expenses and K-sure Premium

5.1	Fees

The Borrowers shall pay to the Facility Agent:

5.1.1	on the date of this Agreement, for distribution to the Arrangers in equal shares, an arrangement fee of $1,076,687.50;

5.1.2	on the date of this Agreement and on each of the days falling at 12 monthly intervals thereafter, an agency fee of $30,000;

5.1.3
for the account of each Lender, on the date of this Agreement and on each of the dates falling at three (3) monthly interval thereafter up to and including the last day of the final Drawdown Period, commitment commission computed from the date of this Agreement (in the case of the first payment of commission) and from the due date of the preceding payment of commission (in the case of each subsequent payment) at the rate of one point zero eight per cent (1.08%) per annum on the daily undrawn and uncancelled amount of the Commitments of such Lender.

The fees referred to in sub-clauses 5.1.1 to 5.1.3 and the commitment commission referred to in sub-clause 5.1.4 shall be payable by the Borrowers to the Facility Agent whether or not any of the Commitments of the Lenders are advanced and shall be, in each case, non-refundable.

5.2	Expenses

The Borrowers shall pay to the Facility Agent (for the account of the applicable Finance Parties) and to K-sure on a full indemnity basis on demand all expenses (including legal, printing and out-of-pocket expenses) incurred by the Finance Parties or any of them or K-sure:

5.2.1
in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents or any of the K-sure Policies and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents or any of the K-sure Policies and the syndication of the Loan; and

5.2.2
in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents or any of the K-sure Policies, or otherwise in respect of the moneys owing under any of the Security Documents or any of the K-sure Policies, together with interest at the rate referred to in clause 3.4 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

5.3	Value added tax

All fees and expenses payable pursuant to this clause 5 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.  Any value added tax chargeable in respect of any services supplied by the Finance Parties or any of them under this Agreement, or any other Security Document shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

5.4	Stamp and other duties

The Borrowers shall pay all stamp, documentary, registration or other like duties or Taxes (including, but without limitation, any duties or Taxes payable by, or assessed on, any of the Finance Parties) imposed on or in connection with any of the Transaction Documents, the Security Documents, the K-sure Policies or the Loan and shall indemnify each of the Finance Parties against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or Taxes.

5.5	K-sure Premium

5.5.1
The Borrowers acknowledge that the Lenders shall procure the placement of the K-sure Policies through the K-sure Agent and shall benefit from them throughout the duration of the Security Period. The Borrowers agree to pay (through the Facility Agent or the K-sure Agent):

(a)	the K-sure Initial Premiums in relation each Advance to K-sure no later than the Drawdown Date of such Advance; and

(b)	any K-sure Additional Premium (if applicable) as reasonably determined by K-sure after the final Drawdown Date, within five (5) Banking Days of the K-sure Agent's or the Facility Agent's first demand.

5.5.2
The Borrowers agree that their obligation to make the payments set out in clause 5.5.1 to the K-sure Agent or, as the case may be, the Facility Agent in respect of the K-sure Premiums (or any part thereof) shall be an absolute obligation and shall not be affected by any matter whatsoever.  Any refund of a K-sure Premium (or any part thereof) shall be made in accordance with the general terms of the relevant K-sure Policy.

5.5.3
The Borrowers acknowledge that the amounts of any K-sure Premiums will be solely determined by K-sure and no Finance Party is in any way involved in the determination of the amount of the K-sure Premiums and agree that the Borrowers shall have no claim or defence against any Finance Party in connection with the amount of the K-sure Premiums or any of them.

6	Payments and taxes; calculations

6.1	No set-off or counterclaim; distribution to the Lenders

The Borrowers acknowledge that in performing their obligations under this Agreement, the Lenders will be incurring liabilities to third parties in relation to the funding of amounts to the Borrowers, such liabilities matching the liabilities of the Borrowers to the Lenders and that it is reasonable for the Lenders to be entitled to receive payments from the Borrowers gross on the due date in order that each of the Lenders is put in a position to perform its matching obligations to the relevant third parties.  Accordingly, all payments to be made by the Borrowers under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.7, free and clear of any deductions or withholdings, in Dollars (except for costs, charges or expenses which shall be paid in the currency in which they are incurred) on the due date to the account of the Facility Agent at such bank in such place as the Facility Agent may from time to time specify for this purpose. Save for payments which are for the account of the Swap Provider and save as otherwise provided in this Agreement or any relevant Security Documents, such payments shall be for the account of all Lenders and the Facility Agent shall distribute such payments in like funds as are received by the Facility Agent to the Lenders rateably in accordance with their respective Commitments (if prior to the first drawdown) or Contributions (if following the first drawdown), as the case may be.

6.2	Payment by the Lenders

All sums to be advanced by the Lenders to the Borrowers under this Agreement shall be remitted in Dollars on the relevant Drawdown Date (or earlier) to the account of the Facility Agent at ABN AMRO Bank N.V., Beneficiaries name: ABN AMRO Bank N.V., Rotterdam Swift Code: FTSBNL2R, Account No. 63 70 70 34 27 41 of ABNAMRO, Rotterdam, Reference: "For further credit /Account No. NL98FTSBO251189694/ Olympian Athena Owners Inc., Olympian Aphrodite Owners Inc. and Olympian Dionysus Owners Inc." or at such other bank as the Facility Agent may have notified to the Lenders and shall be paid by the Facility Agent on such date in like funds as are received by the Facility Agent to the account or accounts specified in the relevant Drawdown Notice. The Borrowers acknowledge that any amounts paid to the account of the Builder shall constitute amounts advanced to the Borrowers as part of the relevant Advance.

6.3	Non-Banking Days

When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

6.4	Facility Agent may assume receipt

Where any sum is to be paid under this Agreement to the Facility Agent for the account of another person, the Facility Agent may assume that the payment will be made when due and may (but shall not be obliged to) make such sum available to the person so entitled.  If it proves to be the case that such payment was not made to the Facility Agent, then the person to whom such sum was so made available shall on request refund such sum to the Facility Agent together with interest thereon sufficient to compensate the Facility Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Facility Agent for any and all loss or expense which the Facility Agent may sustain or incur as a consequence of such sum not having been paid on its due date.

6.5	Calculations

All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) day year.

6.6	Certificates

Any certificate or determination of the Facility Agent or the Security Trustee or any Lender or the Swap Provider as to any rate of interest, rate of exchange or any other amount pursuant to and for the purposes of any of the Security Documents shall in the absence of manifest error, be conclusive and binding on the Borrowers and (in the case of a certificate or determination by the Facility Agent or the Security Trustee) on the other Finance Parties.

6.7	Grossing-up for Taxes

6.7.1
If at any time the Borrowers or any of them are required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents for the account of any Finance Party (or if the Facility Agent, the K-sure Agent or the Security Trustee is required to make any deduction or withholding from a payment to another Finance Party or withholding in respect of Taxes from any payment due under any of the Security Documents), the sum due from the Borrowers or any of them in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the relevant Finance Party receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrowers shall indemnify each Finance Party against any losses or costs incurred by it by reason of any failure of the Borrowers or any of them to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment.  The Borrowers shall promptly pay to the relevant tax or other authorities each amount so deducted or withheld and deliver to the Facility Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.7.2
For the avoidance of doubt, clause 6.7.1 does not apply in respect of sums due from the Borrowers to the Swap Provider under or in connection with the Master Swap Agreement as to which sums the provisions of Section 2(d) (Deduction or Withholding for Tax) of the Master Swap Agreement shall apply.

6.8	Bank account

Each Lender shall maintain, in accordance with its usual practice, an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it under the Security Documents. The Facility Agent shall maintain a control account showing the Loan, each Advance and other sums owing by the Borrowers under the Security Documents and all payments in respect thereof being made from time to time.  The control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrowers under the Security Documents.

6.9	Partial payments

If the Facility Agent receives a payment for application against amounts due under any of the Security Documents that is insufficient to discharge all the amounts then due and payable by the Security Parties under those Security Documents, the Facility Agent shall apply that payment towards the obligations of such Security Parties under those Security Documents in the following order:

6.9.1	first, in or towards payment, of any unpaid K-sure Premiums;

6.9.2	secondly, in or towards payment, on a pro-rata basis, of any unpaid costs and expenses of the Facility Agent and the Security Trustee under any of the Security Documents;

6.9.3
thirdly, in or towards payment, on a pro rata basis, of any fees and accrued commitment commission payable to the Arrangers, the Facility Agent or any of the other Finance Parties under, or in relation to, the Security Documents which remain unpaid;

6.9.4	fourthly, in or towards payment to the Lenders, on a prorata basis, of any accrued interest which shall have become due under any of the Security Documents;

6.9.5	fifthly, payment to the Lenders, on a prorata basis, of any amount of principal which shall have become due under any of the Security Documents but remains unpaid;

6.9.6
sixthly, in or towards payment to the Lenders, on a pro rata basis, for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid;

6.9.7	seventhly, in or towards payment to the Swap Provider of any sums owing to it under the Master Swap Agreement; and

6.9.8
eighthly, in or towards payment to the relevant person of any other sum which shall have become due under any of the Security Documents but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis).

The order of application set out in clauses 6.9.1 - 6.9.7 may be varied by the Facility Agent if all Lenders so direct and subject to the prior written approval of K-sure, without any reference to, or consent or approval from, the Borrowers or any other Finance Party or Security Party.  Without prejudice to the foregoing, K-sure may, if it has paid, and the Lenders have received, all amounts potentially payable under the K-sure Policies, provide for a different manner of application from that set out in clause 6.9 either as regards a specified sum or sums or as regards sums in a specified category or categories.

6.10	FATCA Deduction

6.10.1
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction.

6.10.2
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrowers, the Facility Agent and the other Finance Parties.

7	Representations and warranties

7.1	Continuing representations and warranties

The Borrowers jointly and severally represent and warrant to each Finance Party that:

7.1.1	Due incorporation

each of the Borrowers and each of the other Security Parties is duly incorporated and validly existing in good standing under the laws of its country of incorporation as a Marshall Islands corporation, has no centre of main interests, permanent establishment or place of business (apart from its registered office in the Republic of the Marshall Islands) in the Republic of the Marshall Islands, the United Kingdom or the United States of America, is not a FATCA FFI or a US Tax Obligor, and has power to carry on its business as it is now being conducted and to own its property and other assets;

7.1.2	Corporate power

each of the Borrowers has power to execute, deliver and perform its obligations under the Transaction Documents and the relevant Borrowers' Security Documents  to which it is or is to be a party and to borrow the Total Commitments and each of the other Security Parties has power to execute and deliver and perform its obligations under the Security Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of any Borrower to borrow will be exceeded as a result of borrowings under this Agreement;

7.1.3	Binding obligations

(a)
the Transaction Documents and the Security Documents to which they are respectively a party constitute or will, when executed, constitute valid and legally binding obligations of the relevant Security Parties enforceable in accordance with their respective terms;

(b)
their obligations under this Agreement are independent from their obligations under the Shipbuilding Contracts and any Charter and the performance of their obligations under this Agreement shall in no event be affected by any dispute whatsoever that may arise between the parties to the Shipbuilding Contracts or any Charter (as the case may be) or in any other respect;

7.1.4	No conflict with other obligations

the execution and delivery of, the borrowing of the Total Commitments and the performance of their respective obligations under, and compliance with the provisions of, the Transaction Documents and the Security Documents to which they are respectively a party by the relevant Security Parties will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which any of the Borrowers or any other Security Party is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Borrowers or any other Security Party is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the constitutional documents of any of the Borrowers or any other Security Party or (iv) result in the creation or imposition of or oblige any of the Borrowers or any other Security Party to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of any of the Borrowers or any other Security Party;

7.1.5	No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of any of the Borrowers, threatened against any of the Borrowers or any other Security Party (except the Manager) or any other member of the Group which could have a Material Adverse Effect;

7.1.6	No filings required

save for the registration of the Mortgages in the relevant register under the laws of the relevant Flag State through the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Transaction Documents or any of the Security Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to any of the Transaction Documents or the Security Documents and each of the Transaction Documents and the Security Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

7.1.7	Choice of law

the choice of English law to govern the Transaction Documents and the Security Documents (other than the Mortgages and the Account Pledges), the choice of (i) the laws Malta to govern each Mortgage and (ii) Dutch law to govern each Account Pledge, and the submissions by the Security Parties to the non-exclusive jurisdiction of the English courts or (in the case of the Account Pledges) the courts of The Netherlands, are valid and binding and can be enforced in its Relevant Jurisdiction and any judgement obtained in relation to a Security Document in the Jurisdiction of the governing law of that Security Document will be recognised and enforced in its Relevant Jurisdiction;

7.1.8	No immunity

none of the Borrowers nor any other Security Party nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

7.1.9	Financial statements correct and complete

unaudited consolidated financial statements of the DryShip Guarantor in respect of the financial half-year ending on 30 June 2012 as delivered to the Facility Agent have been prepared in accordance with generally accepted accounting principles and practices in the United States of America which have been consistently applied and present fairly and accurately the Group as at such date and the consolidated results of the operations of the Group for the financial year ended on such date and, as at such date, neither the Borrowers nor the Guarantors nor any other member of the Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements;

7.1.10	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Transaction Documents and each of the Security Documents to which it is or is to be a party or the performance by each Security Party of its obligations under the Security Documents or the Transaction Documents to which it is or is to be a party, has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

7.1.11	Shareholdings

(a)	each Borrower is a wholly-owned direct Subsidiary of the relevant Shareholder;

(b)	each Shareholder is a wholly-owned indirect Subsidiary of the Olympian Asclepius Guarantor;

(c)	Olympian Asclepius Guarantor is a wholly-owned indirect Subsidiary of the Dryships Guarantor; and

(d)	the Manager is legally and/or beneficially owed by such persons as has been advised to the Facility Agent in the negotiations of this Agreement;

7.1.12	Compliance with laws and regulations

each Borrower, each Guarantor and the Manager is in compliance with the terms and conditions of all laws, regulations, agreements, licenses and concessions material to the carrying on of its business (including in relation to Taxation);

7.1.13	Borrowers' own account

without prejudice to the generality of the provisions of clause 7.1.12, in relation to the borrowing by each Borrower of the Loan, the performance and discharge of its obligations and liabilities under the Security Documents and the transactions and other arrangements effected or contemplated by the Security Documents to which such Borrower is a party, it is acting for its own account and that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented to combat "money laundering" (as defined in Article 1 of the Directive 2005/60/EC of the European Parliament and of the Council of the European Union of 26 October 2005);

7.1.14	Anti terrorism law and Foreign Corrupt Practices Act

without prejudice to the generality of the provisions of clause 7.1.12:

(a)
neither the Borrowers nor any Guarantor nor any Shareholder or, to the knowledge of any Borrower, any director, officer, employee or affiliate acting on any Borrower's or any Guarantor's or any Shareholder's  behalf is in violation of any Legal Requirements relating to terrorism ("Anti Terrorism Law"), including the United States of America Executive Order No. 13224 on Terrorist Financing, effective 24 September 2001 (the "Executive Order"), and the United States of America Uniting and Strengthening

America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107 56 (the "Patriot Act"); and

(b)
neither the Borrowers nor any Guarantor nor any Shareholder or, to the knowledge of any Borrower, any director, officer, employee or affiliate acting on any Borrower's or any Guarantor's or any Shareholder's behalf acting or benefiting in any capacity in connection with this Agreement is any of the following:

(i)	a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)	a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)	a person with which any Lender or other Creditor is prohibited from dealing or otherwise engaging in any transaction by any Anti Terrorism Law;

(iv)	a person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

(v)
a person that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list;

(c)
neither the Borrowers nor any Guarantor nor any Shareholder or, to the knowledge of any Borrower, any director, officer, employee or affiliate acting on any Borrower's or any Guarantor's or any Shareholder's behalf acting in any capacity in connection with this Agreement:

(i)	conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above;

(ii)	deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or

(iii)
engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti Terrorism Law;

(d)	neither the Borrowers nor any Guarantor nor any Shareholder or, to the knowledge of any Borrower, any director, officer, employee or affiliate acting on its behalf has:

(i)	used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity;

(ii)	made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds;

(iii)	violated or is in violation of any provision of the United States of America Foreign Corrupt Practices Act of 1977; or

(iv)	made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee;

7.1.15	Validity and admissibility in evidence

(a)	all authorisations required or desirable:

(i)	to enable each Security Party lawfully to enter into, exercise its rights and comply with its obligations under each Security Document and any Shipbuilding Contract to which it is a party;

(ii)	to make each Security Document and any Shipbuilding Contract to which it is a party admissible in evidence in its Relevant Jurisdiction; and

(iii)	to ensure that each of the Security Interests created under the Security Documents has the priority and ranking contemplated by them,

have been obtained or effected and are in full force and effect except any authorisation or filing referred to in clause 7.1.6, which authorisation or filing will be promptly obtained or effected within any applicable period; and

(b)
all authorisations necessary for the conduct of the business, trade and ordinary activities of each Security Party have been obtained or effected and are in full force and effect if failure to obtain or effect those authorisations might have a Material Adverse Effect; and

7.1.16	No Defence

any claim or defence that a Borrower may have or hold in respect of the Shipbuilding Contract to which it is a party or against any of the parties thereto or any dispute arising in connection with such Shipbuilding Contract amongst the parties thereto shall not affect their payment obligations under the Security Documents to which they are a party.

7.2	Initial representations and warranties

The Borrowers jointly and severally further represent and warrant to each of the Finance Parties that:

7.2.1	Pari passu

the obligations of each Borrower under the Security Documents and the obligations of each Guarantor under the relevant Guarantee are direct, general and unconditional obligations of such Borrower and such Guarantor, respectively and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of such Borrower other than those obligations that are mandatorily preferred by law and not by contract;

7.2.2	No default under other Indebtedness / obligations

none of the Borrowers nor any other Security Party (except the Manager) nor any of their respective Related Parties is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under (i) any agreement relating to Indebtedness to which it is a party or by which it may be bound or (ii) any performance obligation under any agreement to which it is a party or by which it may be bound;

7.2.3	Information

the information, exhibits and reports furnished by or on behalf of any Security Party to the Finance Parties or any of them in connection therewith or with the negotiation and preparation of the Security Documents are true and accurate in all material respects and not misleading and all expressions of opinion contained therein genuinely reflect the opinions of the directors and senior management of such Borrower and are based on reasonable assumptions; do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

7.2.4	No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by any Security Party (except the Manager) under the Transaction Documents or the Security Documents to which such Security Party (except the Manager) is or is to be a party or are imposed on or by virtue of the execution or delivery by the Security Parties (except the Manager) of the Transaction Documents or the Security Documents or any other document or instrument to be executed or delivered under any of the Security Documents;

7.2.5	No Default

no Default has occurred which is continuing or might reasonably be expected to result from the making of any Advance;

7.2.6	Copies true and complete

the copies of the Charters (if any), the Shipbuilding Contracts and the Management Agreements delivered or to be delivered to the Facility Agent pursuant to clause 9.1 are, or will when delivered be, true and complete copies of such documents; such documents will when delivered constitute valid and binding obligations of the parties thereto enforceable in accordance with their terms and there will have been no amendments or variations thereof or defaults thereunder;

7.2.7	The Ships

each Ship will, on the Drawdown Date of an Advance relevant to such Ship, be:

(a)	in the absolute ownership of the relevant Borrower who will, on and after such Drawdown Date, be the sole, legal and beneficial owner of such Ship;

(b)	registered in the name of the relevant Borrower through the offices of the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(c)	operationally seaworthy and in every way fit for service;

(d)	classed with the relevant Classification free of all requirements and recommendations of the relevant Classification Society; and

(e)	insured in the manner requested in clause 8.4 and/or the other relevant provisions of any of the Security Documents;

7.2.8	Ships' employment

no Ship is nor will, on or before the Drawdown Date of an Advance relevant to such Ship, be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the relevant Ship Security Documents would have required the consent of the Facility Agent or, as the context may require, the Security Trustee and, on or before the Drawdown Date of an Advance relevant to such Ship, there will not be any agreement or arrangement whereby the Earnings of such Ship may be shared with any other person;

7.2.9	Freedom from Encumbrances

(a)
no Ship, nor its Earnings, Insurances or Requisition Compensation nor any of the Accounts nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will be, on the Drawdown Date of an Advance relevant to such Ship, subject to any Encumbrance (other than any Permitted Encumbrances); and

(b)	no Borrower has any Indebtedness outstanding other than as permitted by this Agreement;

7.2.10	Compliance with Environmental Laws and Approvals

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Facility Agent:

(a)	the Borrowers and the other Relevant Parties and their respective Environmental Affiliates have complied with the provisions of all Environmental Laws;

(b)	the Borrowers and the other Relevant Parties and their respective Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

(c)
none of the Borrowers nor any other Relevant Party nor any of their respective Environmental Affiliates has received notice of any Environmental Claim that the Borrowers or any other Relevant Party or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;

7.2.11	No Environmental Claims

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Facility Agent, there is no Environmental Claim pending or threatened against any of the Borrowers or any of the Ships or any other Relevant Party or any other Relevant Ship or any of their respective Environmental Affiliates;

7.2.12	No potential Environmental Claims

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Facility Agent, there has been no emission, spill, release or discharge of a Pollutant from any of the Ships or any other Relevant Ship which could give rise to an Environmental Claim;

7.2.13	No material adverse change

there has been no material adverse change in the financial position or the business of any Security Party (except the Manager) or any other member of the Group, from that described by or on behalf of the Borrowers to the Finance Parties or any of them in the negotiation of this Agreement;

7.2.14	DOC and SMC

on the Drawdown Date of an Advance relevant to a Ship, the Operator will have a DOC for itself and an SMC in respect of such Ship;

7.2.15	ISPS Code

on the Drawdown Date of an Advance relevant to a Ship, the relevant Borrower will have a valid and current ISSC in respect of such Ship and such Ship shall be in compliance with the ISPS Code; and

7.2.16	Assets

each Borrower has the power to own its assets and such assets are in its absolute ownership.

7.3	Repetition of representations and warranties

On and as of each Drawdown Date and (except in relation to the representations and warranties in clause 7.2) on each Interest Payment Date the Borrowers shall:

7.3.1	be deemed to repeat the representations and warranties in clauses 7.1 and 7.2 as if made with reference to the facts and circumstances existing on such day (and so that:

(a)	the representation and warranty in clause 7.1.9 shall for this purpose refer to the then latest audited financial statements delivered to the Facility Agent under clause 8.1.5; and

(b)	following the Listing Date, the representation and warranty in clause 7.1.11(c) shall for this purpose read as follows:

"the Dryships Guarantor is the largest indirect beneficial owner of the Olympian Asclepius Guarantor and controls the Olympian Asclepius Guarantor;"); and

7.3.2
be deemed to further represent and warrant to each of the Finance Parties that the then latest audited financial statements delivered to the Facility Agent by the Borrowers (if any) have been prepared in accordance with generally accepted international accounting principles which have been consistently applied and present fairly and accurately the consolidated financial position of the Group and the financial position of the Borrowers, respectively, as at the end of the financial period to which the same relate and the consolidated results of the operations of the Group and the results of the operations of the Borrowers, respectively, for the financial period to which the same relate and, as at the end of such financial period, neither the Borrowers nor the Guarantors nor any other member of the Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

8	Undertakings

8.1	General

The Borrowers jointly and severally undertake with each of the Finance Parties that throughout the Security Period and while all or any part of the Total Commitments remains outstanding, they will:

8.1.1	Notice of Default

promptly upon becoming aware of the same inform the Facility Agent and the Lenders of any occurrence which might adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents or the Transaction Documents to which it is or is to be a party and, without limiting the generality of the foregoing, will inform the Facility Agent and the Lenders of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Facility Agent and the Lenders, confirm to the Facility Agent and the Lenders in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

8.1.2	Consents and licences; compliance with laws and regulations

(a)
without prejudice to clauses 7.1 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents and the Transaction Documents; and

(b)	comply and will procure that each Guarantor will comply, with the terms and conditions of all laws, regulations, agreements, licences and concessions material to the carrying out of its business;

8.1.3	Use of proceeds

use each Advance exclusively for the purpose specified in clause 1.1;

8.1.4	Pari passu

ensure that their obligations under this Agreement shall, without prejudice to the provisions of clause 8.3, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

8.1.5	Financial statements and valuations

(a)
prepare or cause to be prepared consolidated financial statements of each Guarantor in accordance with generally accepted accounting principles in the United States of America consistently applied in respect of each financial year (namely, each 12-month period ending on 31 December of each calendar year) and cause the same to be reported on by the auditors and prepare unaudited consolidated financial statements of each Guarantor on the same basis as the annual statements in respect of the first half-year of each financial year (namely, each 6-month period ending on 30 June of each calendar year) and, in each case, deliver as many copies of the same as the Facility Agent and the Lenders may reasonably require as soon as practicable but not later than:

(i)	in the case of audited financial statements, one hundred and eighty (180) days after the end of the financial period to which they relate (namely, not later than 30 June of each calendar year); or

(ii)	in the case of unaudited financial statements, ninety (90) days after the end of the financial period to which they relate (namely, not later than 30 September of each calendar year); and

(b)
deliver or cause to be delivered to the Facility Agent and the Lenders a valuation of each Fleet Vessel (as defined in each Guarantee) prepared in accordance with, and in the manner specified in, clause 5.3.3 of each Guarantee, each time when any audited and/or unaudited consolidated financial statements of a Guarantor are delivered to the Facility Agent and the Lenders in accordance with clause 8.1.5(a) and clause 5.1 of each Guarantee;

8.1.6	Delivery of reports

deliver to the Facility Agent sufficient copies for all the Lenders of every report, circular, notice or like document issued by any Relevant Party (except the Manager) to its shareholders or creditors generally;

8.1.7	Provision of further information

(a)
provide the Facility Agent and the K-sure Agent promptly with such financial or other information concerning any Borrower, the other Security Parties (except the Manager) and any other member of the Group and their respective affairs as the Facility Agent or the K-sure Agent or any Lender (acting through the Facility Agent) may from time to time reasonably require and keep the Facility Agent and the K-sure Agent advised regularly of all major financial developments in relation to the Borrowers, the other Security Parties (except the Manager) and the Group including, without prejudice to the generality of the foregoing, any vessel sales or purchases and any new borrowings; and

(b)	provide the Facility Agent and each Lender with all assistance, support, information and methods reasonably required by any of them at any time in order to:

(i)
achieve successful syndication of the facility made available under this Agreement and to prepare an information memorandum (the accuracy of which will be warranted by the Borrowers) for the purpose of achieving such syndication; and/or

(ii)	achieve a successful securitisation or any other similar transaction involving this Agreement and the other Security Documents,

and in doing so the Borrowers shall ensure that:

(1)	senior management members and directors of each Guarantor and any other member of the Group participate in any relevant presentations made by the Facility Agent or a Lender to third parties;

(2)	any syndication or securitisation effort by the Facility Agent or the Lenders benefits from the existing banking relationships of the Group; and

(3)
any materials provided in accordance with this clause 8.1.7(b) include, without limitation, information relating to the business plans, asset valuations, disposals and other such information pertaining to each Guarantor or the Group, its business, affairs and its assets as may be reasonably requested by the Facility Agent and/or any Lender provided however that no such information shall be requested or disclosed (A) if such disclosure would constitute a breach of any applicable laws or regulations of any stock exchange, or (B) if such disclosure would be of a commercially sensitive nature the public disclosure of which would be prejudicial to the interests of the Borrowers of the Guarantors.

8.1.8	Know your customer information

deliver to the Facility Agent such documents and evidence as the Facility Agent shall from time to time require relating to the verification of identity and knowledge of the Facility Agent's or any Lenders' or the Swap Provider's or the K-sure Agent's customers and the compliance by the Facility Agent or any Lender or the Swap Provider or the K-sure Agent with all necessary "know your customer" or similar checks, always on the basis of applicable laws and regulations or the Facility Agent's or any Lender's or the Swap Provider's or the K-sure Agent's own internal guidelines, in each case as such laws, regulations or internal guidelines apply from time to time;

8.1.9	Obligations under Security Documents

and will procure that each of the other Security Parties will, duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents and the Transaction Documents to which it is a party;

8.1.10	Compliance with ISM Code

and will procure that any Operator will, comply with and ensure that the Ships and any Operator complies with the requirements of the ISM Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

8.1.11	Withdrawal of DOC and SMC

and will procure that any Operator will, immediately inform the Facility Agent if there is any threatened or actual withdrawal of such Operator's DOC or the SMC in respect of any of the Ships;

8.1.12	Issuance of DOC and SMC

and will procure that any Operator will, promptly inform the Facility Agent upon the issue to any of the Borrowers or any Operator of a DOC and to any of the Ships of an SMC or the receipt by any of the Borrowers or any Operator of notification that its application for the same has been refused;

8.1.13	ISPS Code compliance

and will procure that the Manager or any Operator will:

(a)	from the Drawdown Date of an Advance relevant to a Ship and at all times thereafter, maintain a valid and current ISSC in respect of that Ship;

(b)	immediately notify the Facility Agent in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of a Ship; and

(c)	procure that from the Drawdown Date of an Advance relevant to a Ship and at all times thereafter, that Ship complies with the ISPS Code;

8.1.14	Charters

subject always to clause 8.5.14, advise the Facility Agent and the Lenders promptly of any Charter and (a) forthwith after its execution deliver a certified copy of each such Charter to the Facility Agent and the Lenders, (b) forthwith following demand by the Facility Agent and the Lenders execute in favour of the Security Trustee a Charter Assignment and any notice of assignment required in connection therewith and procure the service of any such notice of assignment on the relevant Charterer attaching the form of acknowledgment by the relevant Charterer, (c) forthwith procure the acknowledgement of such notice by the relevant Charterer after an Event of Default has occurred (including, but without limitation, legal opinions regarding the valid execution and binding effect thereof) and (d) pay all legal and other costs incurred by the Facility Agent or any other Finance Party in connection with any such Charter Assignments, notice of assignment and the acknowledgement thereof;

8.1.15	Securitisation

do all such acts or execute all such documents as the Facility Agent or a Lender may reasonably specify for achieving a successful securitisation or other similar transaction in respect of this Agreement. Any costs incurred by a third party in connection with this clause 8.1.15 shall be for the account of the Finance Parties;

8.1.16	K-sure notification and information

(a)	notify the K-sure Agent forthwith by facsimile thereafter confirmed by letter of the occurrence of any political or commercial risk covered by any K-sure Policy; and

(b)	provide the K-sure Agent with copies of all financial or other information required by the K-sure Agent to satisfy any request for information by K-sure pursuant to any K-sure Policy;

8.1.17	K-sure Policies protection

(a)
if at any time in the opinion of the Facility Agent or the K-sure Agent, any provision of a Security Document contradicts or conflicts with any provision of any of the K-sure Policies, take all steps as the Facility Agent and/or the K-sure Agent and/or K-sure shall require to remove such contradiction or conflict;

(b)	take all steps as the Facility Agent and/or the K-sure Agent and/or K-sure shall require to ensure that each K-sure Policy remains in full force and effect;

(c)	assist the K-sure Agent or, as the case may be, each Lender in making a claim under any of the K-sure Policies; and

(d)	without prejudice to clauses 8.1.17(a) and (b), and will procure that the Guarantors will:

(i)
take such steps as the Facility Agent and/or the K-sure Agent and/or K-sure shall require in order to ensure that the beneficiaries under each K-sure Policy comply with and continue to benefit from the relevant K-sure Policy or to maintain the effectiveness of such K-sure Policy; and

(ii)
not do or omit to do or cause anything to be done or omitted which might be contrary to or incompatible with any of the obligations undertaken by the K-sure Agent under or in connection with any of the K-sure Policies; and

8.1.18	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten (10) Banking Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA (including, without limitation Internal Revenue Service Forms W-8 or W-9, its applicable passthru percentage or other information required under the Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA;

(b)
if a Party confirms to another Party pursuant to clause 8.1.18(a)(i) that it is a FATCA Exempt Party and its subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly;

(c)	clause 8.1.18(a) shall not oblige any Finance Party to:

(i)	disclose any tax returns or tax calculations; and

(ii)	do anything which would or might in its reasonable opinion constitute a breach of:

(A)	any law or regulation;

(B)	any policy of that Finance Party;

(C)	any fiduciary duty; or

(D)
any duty of confidentiality provided that, for the avoidance of doubt, the disclosure of information required by Internal Revenue Service Forms W-8 and W-9 (or any equivalent or successor forms) shall not constitute a breach of a duty of confidentiality; and

(d)	if a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with clause 8.1.18(a), then:

(i)	if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii)
if that Party failed to confirm its applicable passthru percentage then such Party shall be treated for the purposes of the arrangements relating to this Agreement (and payments made thereunder) as if its applicable passthru percentage is 100%, until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.

8.2	Security value maintenance

8.2.1	Security shortfall

If at any time the Security Value shall be less than the Security Requirement, the Facility Agent may, and acting on the instructions of the Lenders shall, give notice to the Borrowers requiring that such deficiency be remedied and then the Borrowers shall within a period of fourteen (14) days of receipt by the Borrowers of the Facility Agent's notice either:

(a)
prepay such sum in Dollars as will result in the Security Requirement after such prepayment (taking into account any other repayment of the Loan made between the date of the notice and the date of such prepayment) being equal to the Security Value; or

(b)
constitute to the satisfaction of the Facility Agent such further security for the Loan and any moneys owing under the Master Swap Agreement as shall be acceptable to the Facility Agent having a value for security purposes (as determined by the Facility Agent in its absolute discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date.

The provisions of clauses 4.5 and 4.6 shall apply to prepayments under clause 8.2.1(a).

8.2.2	Valuation of Mortgaged Ships

Each of the Mortgaged Ships shall, for the purposes of this Agreement, be valued in Dollars as and when the Facility Agent (acting on the instructions of the Lenders) shall require by any two Approved Brokers selected by the Borrowers and acceptable to the Facility Agent or, failing such selection by the Borrowers or acceptance by the Facility Agent, appointed by the Facility Agent in its sole discretion. Each such valuation shall be addressed to the Facility Agent and the Lenders and made without, unless required by the Facility Agent, physical inspection and on the basis of a sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing buyer and a willing seller without taking into account the benefit of any charterparty or other engagement concerning such Mortgaged Ship. The arithmetic mean of such two (2) valuations shall constitute the value of such Mortgaged Ship for the purposes of this clause 8.2.

The value of each Mortgaged Ship determined in accordance with the provisions of this clause 8.2 shall be binding upon the parties hereto until such time as any such further valuation shall be obtained.

8.2.3	Information

The Borrowers undertake with the Finance Parties to supply to the Facility Agent and to the relevant Approved Brokers such information concerning the Ships and their condition as such Approved Brokers may require for the purpose of making any such valuation.

8.2.4	Costs

All costs in connection with the Facility Agent or, as the case may be, the Borrowers obtaining the valuation of the Ships referred to in clause 8.2.2 twice per calendar year per Ship, any valuation of the Fleet Vessels referred to in clause 8.1.5(b), the valuations of the Ships referred to in schedule 4 part 2 and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrowers electing to constitute additional security pursuant to clause 8.2.1(b), shall be borne by the Borrowers Provided however that following an Event of Default, the cost of any and all valuations obtained pursuant to clause 8.2.2 shall be borne by the Borrowers.

8.2.5	Valuation of additional security

For the purposes of this clause 8.2, the market value of any additional security provided or to be provided to the Lenders pursuant to clause 8.2.1(b) shall only be taken into account by the Facility Agent in its absolute discretion if and when:

(a)	that additional security, its value and the method of its valuation have been approved by the Lenders;

(b)	an Encumbrance over that security has been constituted in favour of the Security Trustee or (if appropriate) the Finance Parties in an approved form and manner;

(c)	this Agreement has been unconditionally amended in such manner as the Facility Agent requires in consequence of that additional security being provided; and

(d)
the Facility Agent, or its duly authorised representative, has received such documents and evidence it may reasonably require in relation to that amendment and additional security including documents and evidence of the type referred to in Schedule 4 in relation to that amendment and additional security and its execution and (if applicable) registration

Provided however that if such additional security is in the form of cash deposits in Dollars and such cash deposits are free from Encumbrances, full credit shall be given for cash on "Dollar for Dollar" basis.

8.2.6	Documents and evidence

In connection with any additional security provided in accordance with this clause 8.2, the Facility Agent shall be entitled to receive such evidence and documents of the kind referred to in Schedule 4 that it believes are appropriate and such favourable legal opinions as the Facility Agent shall in its absolute discretion require.

8.3	Negative undertakings

Each Borrower undertakes with each of the Finance Parties that throughout the Security Period and while all or any part of the Total Commitments remains outstanding, it will not, without the prior written consent of the Facility Agent acting on the instructions of the Lenders (such consent not to be unreasonably withheld in the case of clauses 8.3.16 and 8.3.17):

8.3.1	Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of its present or future undertakings, assets, rights or revenues to secure or prefer any present or future Indebtedness or other liability or obligation of any Relevant Party (except the Manager) or any other person; or

8.3.2	No merger

merge or consolidate with any person or enter into any amalgamation, demerger or corporate reconstruction or redomiciliation of any type; or

8.3.3	Other business

undertake any business other than the ownership and operation of the relevant Ship and the chartering of such Ship; or

8.3.4	Disposals

sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part of its present or future undertaking, assets, rights or revenues whether by one or a series of transactions related or not; or

8.3.5	Acquisitions

acquire any further assets other than the relevant Ship and rights arising under contracts entered into by or on behalf of such Borrower in the ordinary course of its business of owning, operating and chartering such Ship; or

8.3.6	Other obligations

incur any obligations except for obligations arising under the relevant Transaction Documents or the Security Documents or contracts entered into in the ordinary course of its business of owning, operating and chartering the relevant Ship; or

8.3.7	No borrowing

incur any Borrowed Money except for Borrowed Money pursuant to the Security Documents; or

8.3.8	Repayment of borrowings

repay or prepay the principal of, or pay interest on or any other sum in connection with any of its Borrowed Money except for Borrowed Money pursuant to the Security Documents; or

8.3.9	Guarantees

issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm, or corporation except pursuant to the Security Documents and except for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which the relevant Ship is entered, guarantees required to procure the release of such Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of such Ship; or

8.3.10	Loans

make any loans or grant any credit (save for normal trade credit in the ordinary course of business) to any person or agree to do so; or

8.3.11	Sureties

permit any Indebtedness of such Borrower to any person (other than the Finance Parties pursuant to the Security Documents) to be guaranteed by any person (save for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which the relevant Ship is entered and guarantees required to procure the release of such Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of such Ship); or

8.3.12	Share capital and distribution

purchase or otherwise acquire for value any shares of its capital or declare or pay any dividends or distribute any of their present or future assets, undertakings, rights or revenues to its Shareholder Provided however that each Borrower shall be entitled to declare or pay cash dividends to its Shareholder if no Default has occurred and is continuing at the time of declaration or payment of such dividends, nor would a Default result from the declaration or payment of such dividends; or

8.3.13	Designated Transactions

enter into any derivative transactions other than Designated Transactions; or

8.3.14	Subsidiaries

form or acquire any Subsidiaries; or

8.3.15	Shareholdings:

(a)	change, cause or permit any change in, the legal ownership of any of the shares in any of the Borrowers or the Shareholders from that specified in clause 7.1.11;

(b)	change, or permit any change in the legal and/or ultimate beneficial ownership of the Manager from that specified in clause 7.1.11; or

(c)
change, cause or permit any change in, the legal and/or beneficial ownership of the shares in the Olympian Asclepius Guarantor from that specified in clause 7.1.11, provided that following the Listing Date, so long as the Dryships Guarantor remains the largest indirect beneficial owner of the Olympian Asclepius Guarantor and controls the Olympian Asclepius Guarantor, any other changes to the legal and/or beneficial ownership of the shares in the Olympian Asclepius Guarantor are hereby permitted; or

8.3.16	Constitutional documents

permit, cause or agree to any amendment or variation of their respective constitutional documents or any change of their respective corporate name; or

8.3.17	Auditors and financial year

change their auditors from those existing on the date of this Agreement or change their financial year end; or

8.3.18	FATCA

become a FATCA FFI or a US Tax Obligor.

8.4	Insurance undertakings

The Borrowers jointly and severally undertake with each of the Finance Parties that from the Delivery Date of each Ship and throughout the remaining of the Security Period thereafter, they will:

8.4.1	Insured risks, amounts and terms

insure and keep such Ship insured free of cost and expense to the Finance Parties and in the sole name of the relevant Borrower or, if so required by the Security Trustee, in the joint names of the relevant Borrower and the Security Trustee (but without liability on the part of the Security Trustee for premiums or calls):

(a)	against fire and usual marine risks (including, without limitation, hull and machinery, interest and excess risks) and war risks, on an agreed value basis, in such amounts

(but not in any event less than whichever shall be the greater of (A) the market value of such Ship for the time being (as most recently determined by the Facility Agent pursuant to clause 8.2.2) and (B) the amount in Dollars which, when aggregated with the equivalent insurance of the other Ships, shall be at least equal to one hundred and thirty per cent (130%) of the aggregate of (a) the Loan and (b) the Swap Exposure and upon such terms as shall from time to time be approved in writing by the Facility Agent;

(b)
against protection and indemnity risks (including pollution risks for the highest amount in respect of which cover is or may become available for ships of the same type, size, age and flag as such Ship and a freight, demurrage and defence cover) for the full value and tonnage of such Ship (as approved in writing by the Facility Agent) and upon such terms as shall from time to time be approved in writing by the Facility Agent;

(c)	against loss of earnings in such amounts and upon such terms as shall from time to time be approved in writing by the Facility Agent; and

(d)	in respect of such other matters of whatsoever nature and howsoever arising in respect of which insurance would be maintained by a prudent owner of such Ship,

and pay to the Facility Agent the cost (as conclusively certified by the Facility Agent) of (1) any mortgagee's interest insurance (including mortgagee's additional perils (all P&I risks) coverage) which a Finance Party may from time to time effect in respect of such Ship upon such terms in such amounts (but not in any event less than the amount in Dollars which, when aggregated with the equivalent insurance of the other Ships, shall be at least equal to one hundred and twenty per cent (120%) of the aggregate of (a) the Loan and (b) the Swap Exposure as such Finance Party shall deem desirable and (2) any other insurance cover which a Finance Party may from time to time effect in respect of the Ship and/or in respect of its interest or potential third party liability as a Finance Party, as such Finance Party shall deem desirable having regard to any limitations in respect of amount or extent of cover which may from time to time be applicable to any of the other insurances referred to in this clause 8.4.1;

8.4.2	Approved insurance brokers, insurers and associations

effect the insurances aforesaid in such currency as the Facility Agent may approve and through the relevant firm of insurance brokers appointed by the Borrowers and previously approved in writing by the Lenders and with such insurance companies and/or underwriters as shall from time to time be approved in writing by the Facility Agent; provided however that the insurances against war risks and protection and indemnity risks may be effected by the entry of such Ship with such war risks and protection and indemnity associations as shall from time to time be approved in writing by the Facility Agent;

8.4.3	Fleet liens, set-off and cancellation

if any of the insurances referred to in clause 8.4 form part of a fleet cover, procure that the relevant firm of insurance brokers appointed by the Borrowers and previously approved in writing by the Lenders shall undertake to the Security Trustee that they shall neither set off against any claims in respect of the relevant Mortgaged Ship any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurances for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of the relevant Mortgaged Ship if and when so requested by the Security Trustee;

8.4.4	Payment of premiums and calls

punctually pay all premiums, calls, contributions or other sums payable in respect of all such insurances and produce all relevant receipts or other evidence of payment when so required by the Security Trustee or the Facility Agent;

8.4.5	Renewal

at least fourteen (14) days before the relevant policies, contracts or entries expire, notify the Facility Agent or, as the case may be, the Security Trustee and the Lenders of the names of the brokers and/or the war risks and protection and indemnity associations proposed to be employed by the relevant Borrower or any other party for the purposes of the renewal of such insurances and of the amounts in which such insurances are proposed to be renewed and the risks to be covered and, subject to compliance with any requirements of the Facility Agent or, as the case may be, the Security Trustee and the Lenders pursuant to this clause 8.4.5, procure that appropriate instructions for the renewal of such Insurances on the terms so specified are given to the relevant firm of insurance brokers appointed by the Borrowers and previously approved in writing by the Lenders and/or to the approved war risks and protection and indemnity associations at least ten (10) days before the relevant policies, contracts or entries expire, and that the relevant firm of insurance brokers appointed by the Borrowers and previously approved in writing by the Lenders and/or the approved war risks and protection and indemnity associations will at least seven (7) days before such expiry (or within such shorter period as the Facility Agent may from time to time agree) confirm in writing to the Facility Agent or, as the case may be, the Security Trustee and the Lenders as and when such renewals have been effected in accordance with the instructions so given;

8.4.6	Guarantees

arrange for the execution and delivery of such guarantees or indemnities as may from time to time be required by any protection and indemnity or war risks association;

8.4.7	Hull policy documents, notices, loss payable clauses and brokers' undertakings deposit with the relevant firm of insurance brokers appointed by the Borrowers and previously approved in writing by the Lenders (or procure the deposit of) all slips, cover notes, policies, certificates of entry or other instruments of insurance from time to time issued in connection with such of the insurances referred to in clause 8.4.1 above as are effected through the relevant firm of insurance brokers appointed by the Borrowers and previously approved in writing by the Lenders and procure that the interest of the Security Trustee shall be endorsed thereon by incorporation of the relevant Loss Payable Clause and, where the Insurances have been assigned to the Security Trustee, by means of a notice of assignment of the Insurances of such Ship (signed by the relevant Borrower and by any other assured who shall have assigned its interest in such Insurances to the Security Trustee) and that the Security Trustee shall be furnished with pro forma copies thereof and a letter or letters of undertaking from the relevant firm of insurance brokers appointed by the Borrowers and previously approved in writing by the Lenders in such form as shall from time to time be required by the Security Trustee;

8.4.8	Associations' loss payable clauses, undertakings and certificates procure that any protection and indemnity and/or war risks associations in which such Ship is for the time being entered shall endorse the relevant Loss Payable Clause on the relevant certificate of entry or policy and shall furnish the Security Trustee or the Facility Agent with a copy of such certificate of entry or policy and a letter or letters of undertaking in such form as shall from time to time be required by the Security Trustee;

8.4.9	Extent of cover and exclusions

take all necessary action and comply with all requirements which may from time to time be applicable to the Insurances of such Ship (including, without limitation, the making of all requisite declarations within any prescribed time limits and the payment of any additional premiums or calls) so as to ensure that such Insurances are not made subject to any exclusions or qualifications to which the Facility Agent has not given its prior written consent and are otherwise maintained on terms and conditions from time to time approved in writing by the Facility Agent;

8.4.10	Correspondence with brokers and associations

provide to the Facility Agent, at the time of each material communication, copies of all material written communications between the relevant Borrower and the relevant firm of insurance brokers applied by the Borrowers and previously approved in writing by the Lenders and approved war risks and protection and indemnity associations which relate to compliance with requirements from time to time applicable to the Insurances of such Ship including, without limitation, all requisite declarations and payments of additional premiums or calls referred to in clause 8.4.4;

8.4.11	Independent report

if so requested by the Facility Agent and at the cost of the Borrowers, furnish the Facility Agent from time to time with a detailed report signed by an independent firm of marine insurance brokers appointed by the Facility Agent dealing with the insurances maintained on such Ship and stating the opinion of such firm as to the adequacy thereof;

8.4.12	Collection of claims

do all things necessary and provide all documents, evidence and information to enable the Security Trustee or, as the case may be, the Facility Agent to collect or recover any moneys which shall at any time become due in respect of the Insurances of such Ship;

8.4.13	Employment of Ship

not employ such Ship or suffer such Ship to be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein) without first obtaining the consent of the relevant insurers to such employment and complying with such requirements as to extra premium or otherwise as the relevant insurers may prescribe; and

8.4.14	Application of recoveries

apply all sums receivable under the Insurances for such Ship which are paid to the relevant Borrower in accordance with the relevant Loss Payable Clauses in repairing all damage and/or in discharging the liability in respect of which such sums shall have been received.

8.5	Ship undertakings - after Delivery

The Borrowers jointly and severally undertake with each of the Finance Parties that from the Delivery Date of each Ship and for the remaining of the Security Period thereafter, they will:

8.5.1	Ship's name and registration

(a)	not change the name of such Ship; and

(b)
keep such Ship registered as a Maltese ship at the Port of Valetta and not register such Ship or permit its registration under any other flag without the prior written consent of the Facility Agent (acting on the instructions of the Lenders) (such consent not to be unreasonably withheld); and

(c)
not do or suffer to be done anything, or omit to do anything the doing or omission of which could or might result in such registration being forfeited or imperilled or closed which could or might result in such Ship being required to be registered otherwise than as a Maltese ship at the Port of Valetta; and

(d)
if the said registration of such Ship is for a limited period, to renew the registration of such Ship at least forty-five (45) days prior to the expiry of such registration and to provide evidence of such renewal to the Facility Agent at least thirty (30) days prior to such expiry;

8.5.2	Repair

(a)	keep such Ship in a good and efficient state of repair; and

(b)
procure that all repairs to or replacement of any damaged, worn or lost parts or equipment of such Ship are effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of such Ship;

8.5.3	Modification; removal of parts; equipment owned by third parties not, without the prior written consent of the Facility Agent, nor suffer any other person to:

(a)	make any modification to such Ship in consequence of which her structure, type or performance characteristics could or might be materially altered or her value materially reduced; or

(b)
remove any material part of such Ship or any equipment the value of which is such that its removal from such Ship would materially reduce the value of such Ship without replacing the same with equivalent parts or equipment which are owned by the relevant Borrower free from Encumbrances; or

(c)	install on such Ship any equipment owned by a third party which cannot be removed without causing damage to the structure or fabric of such Ship;

8.5.4	Maintenance of class; compliance with regulations

(a)	maintain the relevant Classification as the class of such Ship; and

(b)
comply with and ensure that such Ship at all times complies with the provisions of the Maltese Merchant Shipping Act, Cap. 234 and all regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered at the Port of Valetta or otherwise applicable to such Ship;

8.5.5	Surveys

(a)	submit such Ship:

(i)	to continuous surveys and such periodical or other surveys as may be required for classification purposes; and

(ii)	to one (1) survey per calendar year by surveyors appointed by the Facility Agent (on the instructions of the Lenders) at its discretion and at the cost of the Borrowers; and

(b)	supply to the Facility Agent copies of all survey reports issued in respect thereof;

8.5.6	Inspection

(a)
ensure that the Security Trustee or, as the case may be, the Facility Agent, by surveyors or other persons appointed by it for such purpose, at the cost of the Borrowers, may board the relevant Ship at all reasonable times for the purpose of inspecting her;

(b)	afford all proper facilities for such inspections; and

(c)	for this purpose, give the Facility Agent reasonable advance notice of any intended drydocking of such Ship (whether for the purpose of classification, survey or otherwise);

8.5.7	Prevention of and release from arrest

(a)
promptly pay and discharge all debts, damages, liabilities and outgoings whatsoever which have given or may give rise to maritime, statutory or possessory liens on, or claims enforceable against, such Ship, her Earnings or Insurances or any part thereof; and

(b)
in the event of a writ or libel being filed against such Ship, her Earnings or Insurances or any part thereof, or of any of the same being arrested, attached or levied upon pursuant to legal process or purported legal process or in the event of detention of such Ship in exercise or purported exercise of any such lien or claim as aforesaid, procure the release of such Ship, her Earnings and Insurances from such arrest, detention, attachment or levy or, as the case may be, the discharge of the writ or libel forthwith upon receiving notice thereof by providing bail or procuring the provision of security or otherwise as the circumstances may require;

8.5.8	Employment

(a)
not employ such Ship or permit her employment in any manner, trade or business which is forbidden by international law, or which is otherwise unlawful or illicit under the law of any relevant jurisdiction, or in carrying illicit or prohibited goods, or in any manner whatsoever which may render her liable to condemnation in a prize court, or to destruction, seizure, confiscation, penalty or sanctions; and

(b)	in the event of hostilities in any part of the world (whether war be declared or not):

(i)	not employ such Ship or permit her employment in carrying any contraband goods; or

(ii)
not enter or trade to or continue to trade her in any zone which is a trading area prohibited by the Flag State of such Ship or by such Ship's war risks insurers unless the prior written consent of the Facility Agent is obtained and such special insurance cover as the Facility Agent may require shall have been effected by the relevant Borrower and at its expense;

8.5.9	Information

promptly furnish the Facility Agent and the Lenders with all such information as it may from time to time reasonably require regarding such Ship, her employment, position and engagements, particulars of all towages and salvages, and copies of all charters and other contracts for her employment or otherwise howsoever concerning her;

8.5.10	Notification of certain events

notify the Facility Agent forthwith by facsimile thereafter confirmed by letter of:

(a)	any damage to such Ship requiring repairs the cost of which will or might exceed the relevant Casualty Amount;

(b)	any occurrence in consequence of which such Ship has or may become a Total Loss;

(c)	any requisition of such Ship for hire;

(d)	any requirement or recommendation made by any insurer or the relevant Classification Society or by any competent authority which is not, or cannot be, complied with in accordance with its terms;

(e)	any arrest or detention of such Ship or any exercise or purported exercise of a lien or other claim on such Ship or her Earnings or Insurances or any part thereof;

(f)	any petition or notice of meeting to consider any resolution to wind-up the relevant Borrower (or any event analogous thereto under the laws of the place of its incorporation);

(g)	the occurrence of any Default;

(h)
the occurrence of any Environmental Claim against the relevant Borrower, such Ship, any other Relevant Party or any other Relevant Ship or any incident, event or circumstances which may give rise to any such Environmental Claim;

(i)	any collision or salvage involving any Ship; or

(j)	any industrial injury on board any Ship (where the claim is for an amount which is reasonably expected to exceed the Casualty Amount);

8.5.11	Payment of outgoings and evidence of payments

(a)	promptly pay all tolls, dues and other outgoings whatsoever in respect of such Ship and her Earnings and Insurances; and

(b)	keep proper books of account in respect of such Ship and her Earnings; and

(c)	as and when the Facility Agent may so require, make such books available for inspection on behalf of the Facility Agent; and

(d)
furnish satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew of such Ship are being promptly and regularly paid and that all deductions from crew's wages in respect of any applicable tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

8.5.12	Encumbrances

not, without the prior written consent of the Facility Agent (and then only subject to such conditions as the Facility Agent may impose), create or purport or agree to create or permit to arise or subsist any Encumbrance (other than Permitted Liens) over or in respect of such Ship, any share or interest therein or in her Insurances, Earnings or Requisition Compensation or any part thereof or interest therein other than to or in favour of the Security Trustee;

8.5.13	Sale or other disposal

not, without the prior written consent of the Facility Agent (and then only subject to such terms and conditions as the Facility Agent may impose), sell, agree to sell, transfer, abandon or otherwise dispose of such Ship or any share or interest therein;

8.5.14	Chartering

not, without the prior written consent of the Facility Agent (acting on the instructions of the Lenders) (which the Facility Agent shall have full liberty to withhold) and, if such consent is given, only subject to such conditions as the Facility Agent may impose, let such Ship:

(a)	on demise charter for any period;

(b)	by any time or consecutive voyage charter for a term which exceeds or which by virtue of any optional extensions therein contained may exceed twelve (12) months' duration;

(c)	on terms whereby more than two (2) months' hire (or the equivalent) is payable in advance; or

(d)	below the market rate prevailing at the time when such Ship is fixed or other than on arms' length terms;

8.5.15	Sharing of Earnings

not, without the prior written consent of the Facility Agent (and then only subject to such conditions as the Facility Agent may impose), enter into any agreement or arrangement, whereby the Earnings of such Ship may be shared with any other person;

8.5.16	Payment of Earnings

(a)	procure that the Earnings of such Ship are paid to the relevant Operating Account pursuant to the provisions of clause 14; and

(b)
procure that the Earnings of such Ship are paid to the Facility Agent at all times if and when the same shall be or shall have become so payable after the Facility Agent shall have directed pursuant to clause 2.2.1 of the relevant Deed of Covenant that the same are no longer receivable by the relevant Borrower and that any such Earnings which are so payable and which are in the hands of such Borrowers' brokers or agents are duly accounted for and paid over to the Facility Agent forthwith on demand;

8.5.17	Repairers' liens

not, without the prior written consent of the Facility Agent, put such Ship into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed the relevant Casualty Amount unless such person shall first have given to the Facility Agent in terms satisfactory to it, a written undertaking not to exercise any lien on such Ship or her Earnings for the cost of such work or otherwise;

8.5.18	Notice of Mortgage

(a)
place and at all times and places retain a properly certified copy of the relevant Mortgage and the relevant Deed of Covenant (which shall form part of the relevant Ship's documents) on board such Ship with her papers and cause such certified copy of such Mortgage and Deed of Covenant to be exhibited to any and all persons having business with such Ship which might create or imply any commitment or encumbrance whatsoever on or in respect of such Ship (other than a lien for crew's wages and salvage) and to any representative of the Security Trustee or, as the case may be, of the Facility Agent; and

(b)	place and keep prominently displayed in the navigation room and in the Master's cabin of the relevant Ship a framed printed notice in plain type reading as follows:

"NOTICE OF MORTGAGE

This Ship is subject to a first priority mortgage and deed of covenant in favour of ABN AMRO Bank N.V.. Under the said mortgage and deed of covenant neither the Owner nor any charterer nor the Master of this Ship nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Ship any commitments or encumbrances or any lien whatsoever other than for crew's wages and salvage";

and in terms of the said notice it is hereby agreed that save and subject as otherwise herein provided, neither the relevant Borrower nor any charterer nor the Master of such Ship nor any other person has any right, power or authority to create, incur or permit to be imposed upon such Ship any lien whatsoever other than for crew's wages and salvage;

8.5.19	Conveyance on default

where such Ship is (or is to be) sold in exercise of any power contained in the relevant Deed of Covenant or otherwise conferred on the Security Trustee, execute, forthwith upon request by the Security Trustee, such form of conveyance of such Ship as the Security Trustee may require;

8.5.20	Anti-drug abuse

(a)
take all necessary and proper precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to such Ship in any jurisdiction in or to which such Ship shall be employed or located or trade or which may otherwise be applicable to such Ship and/or the relevant Borrower; and

(b)
if the Facility Agent shall so require, to enter into a "Carrier Initiative Agreement" with the United States Customs and Border Protection and to procure that such agreement (or any similar agreement hereafter introduced by any Government Entity of the United States of America) is maintained in full force and effect and performed by the relevant Borrower;

8.5.21	Compliance with Environmental Laws

(a)
comply with, and procure that all their Environmental Affiliates comply with, all Environmental Laws including, without limitation, requirements relating to manning submission of oil response plans, designations of qualified individuals and establishment of financial responsibility; and

(b)	obtain and comply with, and procure that all their Environmental Affiliates obtain and comply with, all Environmental Approvals;

8.5.22	Manager

not, without the prior written consent of the Facility Agent (acting on the instructions of the Lenders, which consent shall not be withheld on the grounds of beneficial ownership if the new manager to be appointed has the same beneficial ownership as the Manager but, which for the avoidance of doubt, can be withheld on other grounds), appoint any person to carry out the commercial and/or technical management of such Ship other than the Manager or terminate the relevant Management Agreement or vary or amend the terms thereof;

8.5.23	Injunction order

or procure that the relevant Borrower will, appear, if and when requested by the Security Trustee or, as the case may, the Facility Agent, before the relevant courts of the Republic of Malta and consent to an injunction order restraining such Borrower from selling, transferring, mortgaging or in any other way charging or dealing in its Ship pursuant to Section 37 of the Maltese Merchant Shipping Act, Cap. 234;

8.5.24	Section 45A of the Maltese Merchant Shipping Act, Cap. 234

procure that the relevant Borrower will execute, whenever required by the Security Trustee or, as the case may be, the Facility Agent, an instrument of mortgage amending its Mortgage in terms of Section 45A of the Maltese Merchant Shipping Act, Cap. 234;

8.5.25	Resident agent

Each appoint and maintain throughout the Security Period a resident agent in terms of the Merchant Shipping (Ships Eligible for Registration) Regulations 2009;

8.5.26	Compliance

ensure that such Ship and the relevant Borrower at all times complies with the provisions of the Merchant Shipping Act, Cap. 234, and with all regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered at the Port of Valletta or otherwise applicable to such Ship and/or such Borrower; and

8.5.27	Status

(a)	maintain such Ship's qualification as a 'tonnage tax ship' in terms of the Merchant Shipping Act, Cap. 234; and

(b)	(inter alia) file all necessary returns and/or accounts with the competent Maltese Authorities so as not to render the income of such Ship subject to any such tax or duty; and

(c)	when so qualified as a "tonnage tax ship", not imperil or lose such status for any reason whatsoever.

8.6	Ship undertakings - Construction period

Each Borrower undertakes that this clause 8.6 will be complied with in relation to each Ship and its Shipbuilding Contract throughout the period from the date of this Agreement until the earlier of the Delivery of such Ship and the end of the Security Period and agrees:

8.6.1	Performance of Shipbuilding Contracts

to duly and punctually observe and perform all the conditions and obligations imposed on it by the Shipbuilding Contracts;

8.6.2	Performance by Builder

to use its best endeavours to ensure that the Builder performs its obligations under the Shipbuilding Contracts and builds the Ships diligently;

8.6.3	Progress and information

upon the Facility Agent's reasonable request, to advise the Facility Agent of the progress of construction of the Ships and supply the Facility Agent with such other information as the Facility Agent may require about the construction of the Ships or the Shipbuilding Contracts;

8.6.4	Arbitration under Shipbuilding Contracts

to promptly notify the Lenders:

(a)	if any party begins an arbitration under the Shipbuilding Contracts;

(b)	of the identity of the arbitrators; and

(c)	of the conclusion of the arbitration and the terms of any arbitration award;

8.6.5	Notification of certain events

to notify the Lenders immediately if either party cancels, rescinds, repudiates or otherwise terminates the Shipbuilding Contracts (or purports to do so) or rejects the Ships (or purports to do so) or if the Ships become a Total Loss or partial loss or are materially damaged or if a dispute arises under the Shipbuilding Contracts;

8.6.6	Ship's registration and mortgage

that the relevant Borrower will, immediately upon its Delivery, duly execute (and deliver to the Facility Agent) the Mortgage of that Ship and register that Ship and the relevant Mortgage with the relevant Registry under the laws and flag of the relevant Flag State;

8.6.7	Sale or other disposal

except with approval of the Lenders, the relevant Borrower will not dispose of the Ship or any share or interest in it or its rights under the relevant Shipbuilding Contract or agree to do so.

8.6.8	Variations

except with approval of the Lenders (such approval not to be unreasonably withheld):

(a)	a Shipbuilding Contract shall not be varied; and

(b)	the specification of the Ship will not be changed in a substantial way.

For this purpose, ordering any extras, additions or alterations will be a substantial change and a material variation if their cost (or if the aggregate cost of the proposed work together with the cost of any additional work already ordered or change of specification already agreed) will alter the relevant Contract Price by a cumulative amount greater than two per cent (2%) of the original said Contract Price; and

8.6.9	Releases and waivers

except with approval from the Facility Agent, that there shall be no release of the Builder from any of its obligations under any Shipbuilding Contract, no waiver of any breach of such obligations and no consent to anything which would otherwise be such a breach.

9	Conditions

9.1	Documents and evidence

The obligation of each Lender to make its Commitment in respect of a Ship available shall be subject to the condition that:

9.1.1
the Facility Agent and the Lenders, or their duly authorised representative, shall have received, not later than two (2) Banking Days before the day on which the Drawdown Notice is given in respect of the first Advance under this Agreement, the documents and evidence specified in Part 1 of Schedule 4 in form and substance satisfactory to the Facility Agent and the Lenders; and

9.1.2
the Facility Agent and the Lenders, or their duly authorised representative, shall have received, on or prior to the Drawdown Date of each Advance relating to such Ship, the documents and evidence specified in Part 2 of Schedule 4 in form and substance satisfactory to the Facility Agent and the Lenders.

9.2	General conditions precedent

The obligation of each Lender to contribute to any Advance relating to it shall be subject to the further conditions that, at the time of the giving of the relevant Drawdown Notice and on the relevant Drawdown Date:

9.2.1
the representations and warranties contained in clauses 7.1 (and so that the representation and warranty in clause 7.1.9 shall for this purpose refer to the then latest audited financial statements delivered to the Security Trustee under clause 8.1) and 7.2 and clauses 4.1 of each of the Guarantees (and so that the representation and warranty in clause 4.1.6 of the Dryships Guarantee shall for this purpose refer to the then latest audited financial statements delivered to the Security Trustee under clause 5.1 of the relevant Guarantee) and 4.2 are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time;

9.2.2	no Default shall have occurred and be continuing or would result from the making of such Advance; and

9.2.3	none of the events or circumstances set out in clause 4.11 apply.

9.3	Waiver of conditions precedent

The conditions specified in this clause 9 are inserted solely for the benefit of the Lenders and may be waived on their behalf in whole or in part and with or without conditions by the Facility Agent acting on the instructions of the Lenders in respect of the first or any Advance without prejudicing the right of the Facility Agent acting on such instructions to require fulfilment of such conditions in whole or in part in respect of any other Advance.

9.4	Further conditions precedent

Not later than five (5) Banking Days prior to each Drawdown Date and to each Interest Payment Date, the Facility Agent acting on the instructions of the Lenders may request and the Borrowers shall, not later than two (2) Banking Days prior to such date, deliver to the Facility Agent on such request further favourable certificates and/or opinions as to any or all of the matters which are the subject of clauses 7, 8, 9 and 10 and/or clauses 4 and 5 of each Guarantee.

9.5	Notification

The Facility Agent shall notify the Lenders and the Borrowers promptly upon receipt by it of the documents and evidence referred to in clause 9.1 in form and substance satisfactory to it.

10	Events of Default

10.1	Events

There shall be an Event of Default if:

10.1.1
Non-payment: any Security Party fails to pay any sum payable by it under any of the Security Documents at the time, in the currency and in the manner stipulated in the Security Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or

10.1.2
Master Swap Agreement: (a) an Event of Default or Potential Event of Default (in each case as each such term is defined in the Master Swap Agreement) has occurred and is continuing with the Borrowers or any of them as the Defaulting Party (as such term is defined in the Master Swap Agreement) under the Master Swap Agreement or (b) an Early Termination Date has occurred or been or become capable of being effectively designated under the Master Swap Agreement by the Swap Provider or (c) the Master Swap Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason; or

10.1.3
Breach of Insurance and certain other obligations: (a) any of the Borrowers or, as the case may be, the Manager or any other person fails to obtain and/or maintain the Insurances for any Mortgaged Ship (in accordance with the requirements of clause 8.4) or (b) if any insurer in respect of such Insurances cancels such Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for the Insurances or for any other failure or default on the part of any of the Borrowers or any other person or (c) any of the Borrowers commits any breach of, or omits to observe any of, the obligations or undertakings expressed to be assumed by them under clauses 8.2, 8.3, 8.4, 8.5 or 8.6 or (d) either Guarantor commits any breach of clause 5.3 of its Guarantee;

10.1.4
Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents (other than those referred to in clauses 10.1.1 to 10.1.3 above) and, in respect of any such breach or omission which in the opinion of the Facility Agent (acting on the instructions of the Lenders) is capable of remedy, such action as the Facility Agent (acting on the instructions of the Lenders) may require shall not have been taken within fourteen (14) days of the Facility Agent notifying the relevant Security Party of such default and of such required action; or

10.1.5
Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Security Documents or in any notice, certificate or statement referred to in or delivered under any of the Security Documents is or proves to have been incorrect or misleading in any material respect; or

10.1.6
Cross-default: any Indebtedness of any Security Party (except the Manager) or any Subsidiary of the Olympian Asclepius Guarantor is not paid when due or any Indebtedness of any Security Party (except the Manager) or any Subsidiary of the Olympian Asclepius Guarantor becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Security Party (except the Manager) of a voluntary right of prepayment), or any creditor of any Security Party (except the Manager) or any Subsidiary of the Olympian Asclepius Guarantor declares or (except in the case of the DryShips Guarantor) becomes entitled to declare any such Indebtedness due and payable or any facility or commitment available to any Security Party (except the Manager) or any Subsidiary of the Olympian Asclepius Guarantor relating to Indebtedness is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned unless the relevant Security Party (except the Manager) or relevant Subsidiary shall have satisfied the Facility Agent that such withdrawal, suspension or cancellation will not affect or prejudice in any way the ability of the relevant Security Party's (except the Manager) or the relevant Subsidiary's ability to pay its debts as they fall due and fund its commitments, or any guarantee given by any Security Party (except the Manager) or any Subsidiary of the Olympian Asclepius Guarantor in respect of Indebtedness is not honoured when due and called upon Provided that the following circumstances shall not constitute an Event of Default under this clause 10.1.6:

(a)
the aggregate amount at any time of all Indebtedness of the Dryships Guarantor in relation to which any of the foregoing events shall have occurred, is lower than One million Dollars ($1,000,000) or its equivalent in the currency in which the same is denominated or payable; or

(b)
in the case of a guarantee given by the Dryships Guarantor the demand made thereunder by the relevant beneficiary is, in the opinion of the Facility Agent (acting on the instructions of the Lenders) being contested in good faith by the Dryships Guarantor; or

10.1.7
Legal process: any judgement or order made against any Security Party (except the Manager) or any other Relevant Party (except the Manager) is not stayed or complied with within fifteen (15) days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Security Party (except the Manager) or any other Relevant Party (except the Manager) and is not discharged within fifteen (15) days; or

10.1.8
Insolvency: any Security Party (except the Manager) or any other Relevant Party (except the Manager) is unable or admits inability to pay its debts as they fall due; suspends making payments on any of its debts or announces an intention to do so; becomes insolvent; has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or suffers the declaration of a moratorium in respect of any of its Indebtedness; or

10.1.9
Reduction or loss of capital: a meeting is convened by any Security Party (except the Manager) or any other Relevant Party (except the Manager) for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital;

10.1.10
Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding up any Security Party or any other Relevant Party or an order is made or resolution passed for the winding up of any Security Party or any other Relevant Party or a notice is issued convening a meeting for the purpose of passing any such resolution; or

10.1.11
Administration: any petition is presented, notice given or other step is taken for the purpose of the appointment of an administrator of any Security Party or any other Relevant Party or the Facility Agent believes that any such petition or other step is imminent or an administration order is made in relation to any Security Party or any other Relevant Party; or

10.1.12
Appointment of receivers and managers: any administrative or other receiver is appointed of any Security Party (except the Manager) or any other Relevant Party (except the Manager) or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Security Party (except the Manager) or any other Relevant Party (except the Manager); or

10.1.13
Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any Security Party (except the Manager) or any other Relevant Party (except the Manager) or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors; or

10.1.14
Analogous proceedings: (i) there occurs in relation to any Security Party (except the Manager) or any other Relevant Party (except the Manager) in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Facility Agent, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.7 or 10.1.13 or any Security Party (except the Manager) or any other Relevant Party (except the Manager) otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation and/or (ii) there occurs in relation to the Manager, in any country or territory in which it carries on business, any event which, in the reasonable opinion of the Facility Agent, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.10 and 10.1.11 or the Manager otherwise becomes subject in any country or territory to the operation of any law relating to liquidation; or

10.1.15	Cessation of business: any Security Party or any other Relevant Party suspends or ceases or threatens to suspend or cease to carry on its business; or

10.1.16
Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Security Party or any other Relevant Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

10.1.17
Invalidity: any of the Security Documents or any of the Transaction Documents shall at any time and for any reason, whether in whole or part, become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents or any of the Transaction Documents shall at any time and for any reason be contested by any Security Party or other party thereto, or if any such Security Party or other party thereto shall deny that it has any, or any further, liability thereunder; or

10.1.18
Unlawfulness: it becomes impossible or unlawful at any time for any Security Party to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents or for any of the Finance Parties to exercise the rights or any of them vested in it under any of the Security Documents or otherwise; or

10.1.19
Repudiation: any Security Party repudiates any of the Security Documents or any of the Transaction Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents or any of the Transaction Documents; or

10.1.20	Encumbrances enforceable: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or

10.1.21	Material adverse change: there occurs, in the opinion of the Facility Agent acting on the instructions of the Lenders, a Material Adverse Effect; or

10.1.22
Arrest: any Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the relevant Borrower and such Borrower shall fail to procure the release of such Ship within a period of fourteen (14) days thereafter; or

10.1.23
Registration: the registration of any Ship under the laws and flag of the relevant Flag State is cancelled or terminated without the prior written consent of the Facility Agent (acting on the instructions of the Lenders) or if such registration of such Ship is not renewed at least thirty (30) days prior to the expiry of such registration; or

10.1.24
Unrest: the Flag State of any Ship or any Relevant Jurisdiction becomes involved in hostilities or civil war or there is a seizure of power in the Flag State or any Relevant Jurisdiction by unconstitutional means; or

10.1.25
Environment: any Security Party and/or any other Relevant Party and/or any of their respective Environmental Affiliates fails to comply with any Environmental Law or any Environmental Approval or any of the Ships or any other Relevant Ship is involved in any incident which gives rise or may give rise to an Environmental Claim; or

10.1.26
P&I: any Borrower or the Manager or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which any of the Ships is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover relative to any of the Ships (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where any such Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

10.1.27
Licenses etc.: any license, authorisation, consent or approval at any time necessary to enable any Security Party to comply with its obligations under the Security Documents or the Transaction Documents or to enable the operation of any of the Ships, is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect or if any exchange control or other law or regulation shall exist which would make any transaction under the Security Documents or the Transaction Documents, or the continuation thereof, unlawful or would prevent the performance by any Security Party of any term of the Security Documents or the Transaction Documents; or

10.1.28	Shareholdings:

(a)	a Borrower ceases to be a wholly-owned direct Subsidiary of the relevant Shareholder; or

(b)	each Shareholder ceases to be a wholly-owned indirect Subsidiary of the Olympian Asclepius Guarantor; or

(c)
until the Listing Date, the Olympian Asclepius Guarantor ceases to be a wholly-owned Subsidiary of the Dryships Guarantor; and, after the Listing Date, the Dryships Guarantor ceases to be the largest beneficial owner of the Olympian Asclepius

Guarantor or ceases to control the Olympian Asclepius Guarantor at any relevant time; or

(d)	the Manager ceases to be legally and/or beneficially owned by such persons as have been advised to the Facility Agent in the negotiations of this Agreement;

10.1.29	Accounts: moneys are withdrawn from any of the Accounts other than in accordance with clause 14; or

10.1.30
Listing: following the Listing Date, the shares of the Olympian Asclepius Guarantor are de-listed or suspended from, or cease to trade (whether temporarily or permanently) on, the stock exchange where such shares are listed at such time; or

10.1.31
Manager: an event set forth in any of clauses 10.1.6, 10.1.7, 10.1.8, 10.1.9, 10.1.12, 10.1.13 or 10.1.14 occurs in relation to the Manager, unless the Manager is replaced as manager of each of the Ships by a person and on terms approved in writing by the Facility Agent (on instructions from the Lenders) within thirty (30) days following the occurrence of the relevant event.

10.2	Acceleration

The Facility Agent may, and if so requested by the Lenders and/or K-sure shall, without prejudice to any other right of the Facility Agent, at any time after the happening of an Event of Default by notice to the Borrowers declare that:

10.2.1	the obligation of each Lender to make available its Commitment available shall be terminated, whereupon the Total Commitments shall be reduced to zero forthwith; and/or

10.2.2
the Loan and all interest and commitment commission accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable.

10.3	Demand basis

If, pursuant to clause 10.2.2, the Facility Agent declares the Loan to be due and payable on demand, the Facility Agent may (and if so instructed by the Lenders shall) at anytime by written notice to the Borrowers (i) call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement or (ii) withdraw such declaration with effect from the date specified in such notice.

10.4	Position of Swap Provider

Neither the Facility Agent nor the Security Trustee shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to the foregoing provisions of this clause 10, to have any regard to the requirements of the Swap Provider except to the extent that the Swap Provider is also a Lender, the requirements of the Swap Provider as a Lender.

11	Indemnities

11.1	Miscellaneous indemnities

The Borrowers shall on demand, indemnify each Finance Party, without prejudice to any of such Finance Party's other rights under any of the Security Documents, against any cost, liability or loss (including loss of Applicable Margin) or expense which such Finance Party shall certify as sustained or incurred by it as a consequence of:

11.1.1	any default in payment by any Security Party of any sum under any of the Security Documents when due;

11.1.2	the occurrence of any other Event of Default;

11.1.3
any prepayment or reduction of the Loan or part thereof being made under clauses 4.2, 4.3, 4.4, 4.11, 8.2.1 or 12.1, or any other repayment or prepayment of the Loan or part thereof being made otherwise than on an Interest Payment Date relating to the part of the Loan prepaid or repaid; or

11.1.4	any Advance not being made for any reason (excluding any default by any Finance Party) after the Drawdown Notice for such Advance has been given; or

11.1.5	the Borrowers becoming obliged to repay any Advance in accordance with clauses 4.3 or 4.4,

including, in any such case, but not limited to, any loss or expense sustained or incurred by the relevant Finance Party under or pursuant to any of the K-sure Policies or in maintaining or funding its Contribution or, as the case may be, Commitment or any part thereof or in liquidating or re-employing deposits from third parties acquired to effect or maintain its Contribution or, as the case may be, Commitment or any part thereof or in terminating or reversing or otherwise in connection with, any interest rate and/or currency swap or other derivative transaction or other arrangement entered into by a Finance Party (whether with another legal entity or with another office or department of such Finance Party) to hedge any exposure arising under this Agreement or in terminating, reversing, or otherwise in connection with, any open position arising under this Agreement, or any other amount owing to such Finance Party.

11.2	Indemnity to the Facility Agent, the K-sure Agent, the Security Trustee and K-sure

The Borrowers shall promptly indemnify the Facility Agent, the K-sure Agent, the Security Trustee and K-sure against any cost, loss, liability or expense incurred by the Facility Agent, the K-sure Agent, the Security Trustee and/or K-sure as a consequence of:

11.2.1	investigating any event which it reasonably believes is a Default;

11.2.2	any amendment or supplement to any of the Security Documents and/or a request for a consent or approval from K-sure; or

11.2.3	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

11.3	Currency indemnity

If any sum due from the Borrowers or any of them under any of the Security Documents or any order or judgement given or made in relation thereto has to be converted from the currency (the "first currency") in which the same is payable under the relevant Security Document or under such order or judgement into another currency (the "second currency") for the purpose of (a)  making or filing a claim or proof against the Borrowers or any of them, (b)  obtaining an order or judgement in any court or other tribunal or (c) enforcing any order or judgement given or made in relation to any of the Security Documents, the Borrowers shall indemnify and hold harmless each of the Finance Parties from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which any of the Finance Parties may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgement, claim or proof. Any amount due from the Borrowers under this clause 11.2 shall be due as a separate debt and shall not be affected by judgement being obtained for any other sums due under or in respect of any of the Security Documents and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

11.4	Environmental indemnity

The Borrowers shall indemnify each of the Finance Parties and K-sure on demand and hold each of the Finance Parties and K-sure harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal), penalties, fines, damages, judgements, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against such Finance Party or K-sure at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against such Finance Party or K-sure if such Environmental Claim would not have been, or been capable of being, made or asserted against such Finance Party or K-sure if it had not entered into any of the Security Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Security Documents.

11.5	Central Bank or European Central Bank reserve requirements indemnity

The Borrowers shall on demand promptly indemnify each Lender against any cost incurred or loss suffered by such Lender as a result of its complying with the minimum reserve requirements of the European Central Bank and/or with respect to maintaining required reserves with the relevant national Central Bank to the extent that such compliance relates to the Lender's Commitment or Contribution or deposits obtained by it to fund or maintain the whole or part of its Contribution and such cost or loss is not recoverable by such Lender under clause 12.2.

11.6	K-sure indemnity

Without prejudice to clause 5, the Borrowers shall indemnify the K-sure Agent and each Lender on demand and hold each of those parties harmless from and against any duly evidenced additional premiums, cost or expense as provided for under any of the K-sure Policies which K-sure may charge, invoice or set-off against amounts owing to the K-sure Agent or the Lenders.

12	Unlawfulness and increased costs

12.1	Unlawfulness

If it is or becomes contrary to any law or regulation for any Lender to contribute to an Advance relevant to such Lender or to maintain its Commitment or fund its Contribution, such Lender shall promptly, through the Facility Agent, give notice to the Borrowers whereupon (a) such Lender's Commitment shall be reduced to zero and (b) the Borrowers shall be obliged to prepay the Contribution of such Lender either (i) forthwith or (ii) on a future specified date not being later than the earliest date permitted by the relevant law or regulation together with interest and commitment commission accrued to the date of prepayment and all other sums payable by the Borrowers to such Lender under this Agreement and/or the Master Swap Agreement.

12.2	Increased costs

If the result of any change in, or in the interpretation or application of, or the introduction of, any Capital Adequacy Law or of compliance by a Lender with any Capital Adequacy Law, is to:

12.2.1
subject any Lender to Taxes or change the basis of Taxation of any Lender with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of such Lender imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

12.2.2
increase the cost to, or impose an additional cost on, the Lender or its holding company in making or keeping such Lender's Commitment available or maintaining or funding all or part of such Lender's Contribution; and/or

12.2.3	reduce the amount payable or the effective return to any Lender under any of the Security Documents; and/or

12.2.4
reduce any Lender's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to such Lender's obligations under any of the Security Documents; and/or

12.2.5
require any Lender or its holding company to make a payment or forego a return on or calculated by reference to any amount received or receivable by such Lender under any of the Security Documents; and/or

12.2.6
require any Lender or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of such Lender's Commitment or Contribution from its capital for regulatory purposes, then and in each such case (subject to clause 12.3):

(a)	such Lender shall notify the Borrowers through the Facility Agent in writing of such event promptly upon its becoming aware of the same; and

(b)
the Borrowers shall on demand, made at any time whether or not such Lender's Contribution has been repaid, pay to the Facility Agent for the account of such Lender the amount which such Lender specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which such Lender or its holding company regards as confidential) is required to compensate such Lender and/or (as the case may be) its holding company for such liability to Taxes, cost, reduction, payment, foregone return or loss.

For the purposes of this clause 12.2 "holding company" means the company or entity (if any) within the consolidated supervision of which a Lender is included.

12.3	Exception

12.3.1
Nothing in clause 12.2 shall entitle any Lender to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is the subject of an additional payment under clause 6.7 which fully compensates that Lender.

12.3.2	Nothing in clause 12.2 shall entitle any Lender to receive any amount in respect of compensation for a FATCA Deduction required to be made by a Party.

13	Security and set-off

13.1	Application of moneys

All monies received by the Facility Agent and/or the Security Trustee under or pursuant to any of the Security Documents that are expressed to be applicable in accordance with the provisions of this clause 13.1, shall be applied by the Facility Agent in the following manner:

13.1.1	first, in or towards payment of any unpaid K-sure Premiums;

13.1.2
secondly, in or towards payment, on a pro rata basis, of all unpaid fees, commissions, costs and expenses which may be owing to the Facility Agent, the Arrangers, the Security Trustee and/or the K-sure Agent or any of them under any of the Security Documents;

13.1.3
thirdly, in or towards payment, on a pro rata basis, of all unpaid fees, commissions, costs and expenses which may be owing to any of the Finance Parties (except the Swap Provider, the Facility Agent, the Arrangers, the Security Trustee and/or the K-sure Agent) or any of them under any of the Security Documents (except the Master Swap Agreement);

13.1.4	fourthly, in or towards payment to the Lenders, on a pro rata basis, of any arrears of interest in respect of the Loan or any part thereof which have become due but remain unpaid;

13.1.5	fifthly, in or towards payment to the Lenders, on a pro rata basis, of any amount of principal which shall have become due in respect of the Loan but remains unpaid;

13.1.6
sixthly, in or towards payment to the Lenders, on a pro rata basis, for any loss suffered by reason of any such payment in respect of principal set out in clause 13.1.5 above not being effected on an Interest Payment Date relating to the part of the Loan repaid;

13.1.7
seventhly, in or towards payment to the Finance Parties (except the Swap Provider), on a pro rata basis, of any other sums owing to each of them under any of the Security Documents (except the Master Swap Agreement) which have become due but remain unpaid;

13.1.8	eighthly, in or towards payment to the Lenders, on a pro rata basis, of any amount of principal which has not yet become due and payable in respect of the Loan;

13.1.9
ninthly, in or towards payment to the Lenders on a pro rata basis for any loss suffered by reason of any such payment of principal set out in clause 13.1.8 above not being effect on an Interest Payment Date relating to the part of the Loan repaid;

13.1.10
tenthly, in or towards payment to the Finance Parties (except the Swap Provider), on a pro rata basis, of any other sum owing to each of them under any of the Security Documents (except the Master Swap Agreement) which has not yet become due and payable;

13.1.11	eleventhly, in or towards payment to the Swap Provider of any amount owing to it under the Master Swap Agreement; and

13.1.12	twelvethly, the surplus (if any) shall be paid to the Borrowers or to whomsoever else may be entitled to receive such surplus.

13.2	Set-off

(a)
Each Borrower authorises each Lender (without prejudice to any of the Lenders' rights at law, in equity or otherwise), at any time and without notice to the Borrowers, to apply any credit balance to which the relevant Borrower is then entitled standing upon any account of the relevant Borrower with any branch of such Lender in or towards satisfaction of any sum due and payable from the Borrowers or any of them to such Lender under any of the Security Documents. For this purpose, each Lender is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. No Lender shall be obliged to exercise any right given to it by this clause 13.2. Each Lender shall notify the Facility Agent and the Borrowers forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Facility Agent shall inform the other Lenders.

(b)
Each Lender may also set off any matured obligations due from a Borrower under the Security Documents (to the extent beneficially owned by such Lender) against any matured obligation owed by that Lender to that Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies the Lenders may convert either obligation of a market rate of exchange in its usual course of business for the purpose of the set-off.

13.3	Pro rata payments

13.3.1
If at any time any Lender (the "Recovering Lender") receives or recovers any amount owing to it by the Borrowers under this Agreement by direct payment, set-off or in any manner other than by payment through the Facility Agent pursuant to clauses 6.1 or 6.9 (not being a payment received from a Transferee Lender or a sub-participant in such Lender's Contribution or any other payment of an amount due to the Recovering Lender for its sole account pursuant to clauses 3.6, 5, 6.7, 11.1, 11.2, 12.1 or 12.2) the Recovering Lender shall, within two (2) Banking Days of such receipt or recovery (a "Relevant Receipt") notify the Facility Agent and the Lenders of the amount of the Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Lender would have received if the Relevant Receipt had been received by the Facility Agent and distributed pursuant to clauses 6.1 or 6.9 (as the case may be) then:

(a)	within two (2) Banking Days of demand by the Facility Agent, the Recovering Lender shall pay to the Facility Agent an amount equal (or equivalent) to the excess;

(b)
the Facility Agent shall treat the excess amount so paid by the Recovering Lender as if it were a payment made by the Borrowers and shall distribute the same to the Lenders (other than the Recovering Lender) in accordance with clause 6.9; and

(c)
as between the Borrowers and the Recovering Lender the excess amount so re-distributed, shall be treated as not having been paid but the obligations of the Borrowers to the other Lenders shall, to the extent of the amount so re-distributed to them, be treated as discharged.

13.3.2
If by reason of the order of any court of competent jurisdiction any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Lender (whether to a liquidator or otherwise) each Lender to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Lender repay to the Recovering Lender such Lender's pro-rata share of the amount which has to be refunded by the Recovering Lender.

13.3.3	Each Lender shall on request supply to the Facility Agent such information as the Facility Agent may from time to time request for the purpose of this clause 13.3

13.3.4
Nothwithstanding the foregoing provisions of this clause 13.3, no Recovering Lender shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Lender are instituted by it without prior notice having been given to such party through the Facility Agent).

13.4	No release

For the avoidance of doubt it is hereby declared that failure by any Recovering Lender to comply with the provisions of clause 13.3 shall not release any other Recovering Lender from any of its obligations or liabilities under clause 13.3.

13.5	No charge

The provisions of this clause 13 shall not, and shall not be construed so as to, constitute a charge or other security interest by a Finance Party over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 13.3.

14	Accounts

14.1	General

The Borrowers jointly and severally undertake with each Finance Party that they will:

14.1.1	on or before the date of this Agreement, open the Operating Accounts and the Retention Account;

14.1.2
on or before the Drawdown Date of the first Advance, procure that the Olympian Asclepius Guarantor opens the Liquidity Account and deposits therein, and maintains at all times thereafter, an amount in Dollars at least equal to the minimum amount the Olympian Asclepius Guarantor has to maintain in accordance with clause 6.1.2 of the Olympian Asclepius Guarantee; and

14.1.3
procure that (i) all moneys payable to a Borrower in respect of the Earnings of such Borrower's Ship shall, unless and until the Facility Agent directs to the contrary pursuant to the relevant provisions of the Deed of Covenant relevant to such Ship, be paid to such Borrower's Operating Account and (ii) all moneys payable to the Borrowers under the Master Swap Agreement, be paid to one or more Operating Accounts which are subject to the Operating Accounts Pledge Provided however that if any of the moneys paid to any of the Operating Accounts are payable in a currency other than Dollars, the Account Bank shall (and the Borrowers hereby irrevocably and unconditionally instruct the Account Bank to) convert such moneys into Dollars at the Account Bank's spot rate of exchange at the relevant time for the purchase of Dollars with such currency and the term "spot rate of exchange" shall include any premium and costs of exchange payable in connection with the purchase of Dollars with such currency.

14.2	Account terms

Amounts standing to the credit of any Account shall (unless otherwise agreed between the Account Bank and the Borrowers or, in the case of Liquidity Account, the Olympian Asclepius Guarantor) bear interest at the rates from time to time offered by the Account Bank to its customers for Dollar deposits in comparable amounts for comparable periods.  Interest shall accrue on each Account from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) day year and shall be credited to the relevant Account at such times as the Account Bank and the Borrowers or in the case of Liquidity Account, the Olympian Asclepius Guarantor, shall agree.

14.3	Operating Accounts: withdrawals

Unless the Facility Agent (acting on the instructions of the Lenders) otherwise agrees in writing, no Borrower shall be entitled to withdraw any moneys from its Operating Account at any time from the date of this Agreement and so long as any moneys are owing under the Security Documents save that, unless and until a Default shall occur and the Facility Agent shall direct to the contrary, each Borrower may provided however that as regards withdrawals made on a Retention Date, such Borrower shall have first fulfilled its obligations pursuant to clause 14.4 falling due on such dates withdraw moneys from its Operating Account for the following purposes in the following sequential order:

14.3.1	to pay any amount to the Facility Agent in or towards payments of any instalments of interest or principal or any other amounts then payable pursuant to the Security Documents;

14.3.2	to transfer to the Retention Account on each Retention Date all or part of the Retention Amount for such Retention Date in order to comply with its obligations under clause 14.4;

14.3.3	to pay the proper and reasonable operating expenses of its Ship;

14.3.4	to pay the proper and reasonable expenses of administering its affairs; and

14.3.5	to pay cash dividends to its Shareholder to the extent permitted by clause 8.3.12.

14.4	Retention Account: credits and withdrawals

14.4.1
The Borrowers hereby jointly and severally undertake with each Finance Party that they will, from the date of this Agreement and so long as any moneys are owing under the Security Documents, on each Retention Date pay to the Account Bank for credit to the Retention Account, the Retention Amount for such Retention Date provided however that, to the extent that there are moneys standing to the credit of the Operating Accounts (or any of them) as at the relevant Retention Date, such moneys shall, up to an amount equal to the Retention Amount for such Retention Date, be transferred to the Retention Account on that Retention Date (and the Borrowers hereby irrevocably authorise the Account Bank to effect each such transfer) and to that extent the Borrowers' obligations to make the payments referred to in this clause 14.4.1 shall have been fulfilled upon such transfer being effected.

14.4.2
Unless and until there shall occur an Event of Default (whereupon the provisions of clause 14.6 shall apply), all Retention Amounts credited to the Retention Account together with interest from time to time accruing or at any time accrued on any amounts standing to the credit of the Retention Account from time to time, shall be applied by the Account Bank (and the Borrowers hereby irrevocably authorise the Account Bank so to apply the same) upon each Repayment Date and/or on each day that interest is payable pursuant to clause 3.1, in or towards payment to the Facility Agent of the relevant instalment then falling due for repayment or, as the case may be, the relevant amount of interest then due.  Each such application by the Account Bank shall constitute a payment in or towards satisfaction of the Borrowers' corresponding payment obligations under this Agreement but shall be strictly without prejudice to the obligations of each of the Borrowers to make any such payment to the extent that the aforesaid application by the Account Bank is insufficient to meet the same.

14.4.3
Unless the Facility Agent otherwise agrees in writing, none of the Borrowers shall be entitled to withdraw any moneys from the Retention Account at any time from the date of this Agreement and so long as any moneys are owing under the Security Documents.

14.5	Liquidity Account: withdrawals

The Borrowers and the Account Bank shall procure that, unless the Facility Agent or, as the case may be, the Security Trustee (in either case, acting on the instructions of the Lenders) otherwise agrees in writing, throughout the Security Period, the Olympian Asclepius Guarantor shall be entitled to withdraw moneys from the Liquidity Account only in accordance with clause 6 of the Olympian Asclepius Guarantee.

14.6	Application of accounts

At any time after the occurrence of an Event of Default, the Facility Agent may (and on the instructions of the Lenders shall), without notice to the Borrowers or, in the case of Liquidity Account, the Olympian Asclepius Guarantor, instruct the Account Bank to apply all moneys then standing to the credit of the Accounts or any of them (together with interest from time to time accruing or accrued thereon) in or towards satisfaction of any sums due to the Finance Parties or any of them under the Security Documents in the manner specified in clause 13.1.

14.7	Charging of Accounts

The Accounts (other than the Liquidity Account) and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Account Pledges.

15	Assignment, transfer and lending office

15.1	Benefit and burden

This Agreement shall be binding upon, and enure for the benefit of, the Finance Parties and the Borrowers and their respective successors.

15.2	No assignment by Borrowers

None of the Borrowers may assign or transfer any of its rights or obligations under this Agreement.

15.3	Assignments and transfers by Lenders

15.3.1
Subject to this clause 15.3 and prior written consent of K-sure pursuant to the K-sure Policies, any Lender (the "Existing Lender") may at any time, assign any of its rights or transfer any of its rights and obligations under this Agreement and the Security Documents to any other bank or financial institution or trust, fund or other entity (without limitation to the generality of the foregoing, K-sure) which is regularly engaged in or established for the purpose of making, purchasing or investing in, loans, securities or other financial assets or to any special purpose vehicle (including, without limitation, by way or for the purpose of securitisation or other similar transaction in relation to this Agreement) (a "New Lender"). The Existing Lender shall give prior written notice of such assignment or transfer to the Facility Agent and the other Lenders. The consent of the Facility Agent, the Security Trustee, the Account Bank, the Arrangers or the Swap Provider to an assignment or transfer by a Lender is not required. The consent of the Borrowers to an assignment or transfer by a Lender is not required (including in the case of a transfer for the purposes of a securitisation or other similar transaction in relation to this Agreement). An assignment will only be effective on receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Existing Lender.

15.3.2	A transfer will only be effective if the procedure set out in clause 15.3.3 is complied with.

15.3.3
No such transfer is binding on, or effective in relation to, the Borrowers or the Facility Agent unless it is effected or evidenced by a Substitution Certificate which complies with the provisions of this clause 15.3 and is signed by or on behalf of the Existing Lender, the New Lender and the Facility Agent (on behalf of itself, the Borrowers, the Security Trustee, the Swap Provider, the Account Bank and the other Lenders). Upon signature of any such Substitution Certificate by the Facility Agent, which signature shall be effected as promptly as is practicable after such Substitution Certificate has been delivered to the Facility Agent, and subject to the terms of such Substitution Certificate, such Substitution Certificate shall have effect as set out below. The following further provisions shall have effect in relation to any Substitution Certificate:

(a)	a Substitution Certificate may be in respect of a Lender's rights in respect of all or part, of its Commitment and shall be in respect of the same proportion of its Contribution;

(b)
a Substitution Certificate shall only be in respect of rights and obligations of the Existing Lender in its capacity as a Lender and shall not transfer its rights and obligations as an agent, or in any other capacity, as the case may be and such other rights and obligations may only be transferred in accordance with any applicable provisions of this Agreement;

(c)	a Substitution Certificate shall take effect in accordance with English law as follows:

(i)
to the extent specified in the Substitution Certificate, the Existing Lender's payment rights and all its other rights (other than those referred to in sub-clause 15.3.3(b)) under this Agreement are assigned to the New Lender absolutely, free of any defects in the Existing Lender's title and of any rights or equities which the Borrowers or any of them had against the Existing Lender;

(ii)	the Existing Lender's Commitment is discharged to the extent specified in the Substitution Certificate;

(iii)	the New Lender becomes a Lender with a Contribution and/or a Commitment of the amounts specified in the Substitution Certificate;

(iv)
the New Lender becomes bound by all the provisions of this Agreement and the other Security Documents which are applicable to the Lenders, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Arrangers, the Facility Agent and the Security Trustee in accordance with clause 16 and to the extent that the New Lender becomes bound by those provisions, the Existing Lender ceases to be bound by them;

(v)
an Advance or part of an Advance which the New Lender makes after the Substitution Certificate comes into effect ranks in point of priority and security in the same way as it would have ranked had it been made by the Existing Lender, assuming that any defects in the Existing Lender's title and any rights or equities of any Security Party against the Existing Lender had not existed; and

(vi)
the New Lender becomes entitled to all the rights under this Agreement which are applicable to the Lenders generally and those under clauses 3.6, 5 and 12 and to the extent that the New Lender becomes entitled to such rights, the Existing Lender ceases to be entitled to them;

15.3.4	the rights and equities of the Borrowers or of any other Security Party referred to above include, but are not limited to, any right of set-off and any other kind of cross-claim; and

15.3.5
the Borrowers, the Account Bank, the Security Trustee, the Arrangers, the Swap Provider and the Lenders hereby irrevocably authorise and instruct the Facility Agent to sign any such Substitution Certificate on their behalf and undertake not to withdraw, revoke or qualify such authority or instruction at any time.  Promptly upon its signature of any Substitution Certificate, the Facility Agent shall notify the Borrowers, the Security Trustee, the Existing Lender, the New Lender and each of the other Finance Parties.

15.4	Reliance on Substitution Certificate

15.4.1
The Facility Agent shall be entitled to rely on any Substitution Certificate believed by it to be genuine and correct and to have been presented or signed by the persons by whom it purports to have been presented or signed, and shall not be liable to any of the parties to this Agreement and the Security Documents for the consequences of such reliance.

15.4.2
The Facility Agent shall at all times during the continuation of this Agreement maintain a register in which it shall record the name, Commitments, Contributions and administrative details (including the lending office) from time to time of the Lenders holding a Substitution Certificate and the date at which the transfer referred to in such Substitution Certificate held by each Lender was transferred to such Lender, and the Facility Agent shall make the said register available for inspection by any Lender and any Borrower during normal banking hours upon receipt by the Facility Agent of reasonable prior notice requesting the Facility Agent to do so.

15.4.3
The entries on the said register shall, in the absence of manifest error, be conclusive in determining the identities of the Commitments, the Contributions and the Substitution Certificates held by the Lenders from time to time and the principal amounts of such Substitution Certificates and may be relied upon by the Facility Agent and the other Security Parties for all purposes in connection with this Agreement and the Security Documents.

15.5	Fees and expenses

If any Lender assigns or transfers of all or any part of its rights, benefits and/or obligations under the Security Documents, it shall pay to the Facility Agent on demand a fee of one thousand five hundred Dollars ($1,500) (for its own account) together with all costs, fees and expenses (including, but not limited to, legal fees and expenses), and all value added tax thereon, verified by the Facility Agent as having been incurred by it in connection with such transfer.

15.6	Documenting assignments and transfers

If any Lender transfers all or any part of its rights, benefits and/or obligations as provided in clause 15.3, each of the Borrowers undertakes with each Finance Party, immediately on being requested to do so by the Facility Agent and at the cost of the Borrowers, to enter into, and procure that the other Security Parties shall (at the cost of the Borrowers) enter into, such documents as may be necessary or desirable to transfer to the New Lender all or the relevant part of such Lender's interest in the Security Documents and all relevant references in this Agreement to such Lender shall thereafter be construed as a reference to the Existing Lender and/or its New Lender (as the case may be) to the extent of their respective interests.

15.7	Sub-participation

A Lender may sub-participate all or any part of its rights and/or obligations under the Security Documents without the consent of the Borrowers or any other Finance Party but subject to giving prior written notice to the Facility Agent.

15.8	Lending offices

Each Lender shall lend through its office at the address specified in Schedule 1 or, as the case may be, in any relevant Substitution Certificate or through any other office of such Lender selected from time to time by such Lender through which such Lender wishes to lend for the purposes of this Agreement.  If the office through which a Lender is lending is changed pursuant to this clause 15.8, such Lender shall notify the Facility Agent promptly of such change and the Facility Agent shall notify the Borrowers and the other Finance Parties.

15.9	Disclosure of information

A Finance Party may disclose to any of its Related Companies and to the following other persons:

15.9.1	K-sure or any employee, officer, director or representative of such entity;

15.9.2	any person to (or through) whom that Finance Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

15.9.3
any person with (or through) whom that Finance Party enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Security Parties;

15.9.4	any person to whom, and to the extent that, information is required for the purposes of achieving a successful securitisation or other similar transaction;

15.9.5	any person to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation;

15.9.6
any other Finance Party, or any employee, officer, director or representative of such entity which needs to know such information or receive such document in the course of such person's employ or duties;

15.9.7
each Builder, Charterer, or any employee, officer, director or representative of such entity which needs to know such information or receive such document in the course of such person's employ or duties;

15.9.8	auditors, insurance and reinsurance brokers, insurers and reinsurers or other professional advisers (including legal advisers);

15.9.9	any person who has entered into a confidentiality undertaking substantially in a recommended form of the Loan Market Association; and

15.9.10	any other person who may propose entering or may enter into contractual relations with such Finance Party,

any information about the Security Parties, this Agreement, the other Security Documents and the Ships as that Finance Party shall reasonably consider appropriate in connection with the performance by the Security Parties of their obligations (including, without limitation, any insolvency events), and the enforcement by the Finance Parties of their rights (including, without limitation, the enforcement of any security), under this Agreement and the Security Documents or for the purposes of achieving a successful securitisation or other similar transaction or for any other reason whatsoever such Finance Party decides to proceed with such disclosure.

15.10	Transfer to K-sure

If a Lender receives a payment from K-sure under any K-sure Policy in respect of its Contribution, then, to the extent that it is required to do so by K-sure pursuant to the terms of the relevant K-sure Policy, that Lender shall, at the cost of the Borrowers and without the Borrowers' consent, transfer to K-sure a part of its Contribution equal to the amount paid to it by K-sure (but the transfer shall not limit the rights of that Lender to recover any remaining part of its Contribution or of any other moneys owing to it), Provided however that if K-sure makes any payment to the Lenders under any K-sure Policy:

(a)	the obligations of the Borrowers and the Security Parties (and of any of them) under this Agreement and each of the Security Documents shall not be discharged nor affected in any way;

(b)	K-sure shall be subrogated to the respective rights of the Lenders against the Borrowers and the Security Parties; and

(c)
K-sure shall be entitled to the extent of such payment to exercise the respective rights of the Lenders (whether present or future) against the Borrowers and the Security Parties (and against any of them) pursuant to this Agreement and the Security Documents or any relevant laws and/or regulations unless and until such payment and the interest accrued thereon are fully reimbursed to K-sure.

16	Arrangers, Facility Agent, Security Trustee, K-sure Agent and Account Bank

16.1	Appointment of the Facility Agent

Each of the Lenders and the Swap Provider irrevocably appoints the Facility Agent as its agent for the purposes of this Agreement and such of the Security Documents to which it may be appropriate for the Facility Agent to be party. By virtue of such appointment, each of the Lenders and the Swap Provider hereby authorises the Facility Agent:

16.1.1	to execute such documents as may be approved by the Lenders for execution by the Facility Agent; and

16.1.2
(whether or not by or through employees or agents) to take such action on such Lender's or (as the case may be) the Swap Provider's behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Facility Agent by this Agreement and/or any other Security Document, together with such powers and discretions as are reasonably incidental thereto.

16.2	Facility Agent's actions

Any action taken by the Facility Agent under or in relation to this Agreement or any of the other Security Documents whether with requisite authority or on the basis of appropriate instructions, received from the Lenders (or as otherwise duly authorised) shall be binding on all the Lenders, the Swap Provider and the other Finance Parties.

16.3	Facility Agent's duties

The Facility Agent shall:

16.3.1	promptly notify each Lender and the Swap Provider of the contents of each notice, certificate or other document received by it from the Borrowers under or pursuant to clause 8; and

16.3.2
(subject to the other provisions of this clause 16) take (or instruct the Security Trustee to take) such action or, as the case may be, refrain from taking (or authorise the Security Trustee to refrain from taking) such action with respect to the exercise of any of its rights, remedies, powers and discretions as agent, as the Lenders may direct.

16.4	Facility Agent's rights

The Facility Agent may:

16.4.1
in the exercise of any right, remedy, power or discretion in relation to any matter, or in any context, not expressly provided for by this Agreement or any of the other Security Documents, act or, as the case may be, refrain from acting (or authorise the Security Trustee to act or refrain from acting) in accordance with the instructions of the Lenders and shall be fully protected in so doing;

16.4.2
unless and until it shall have received directions from the Lenders, take such action or, as the case may be, refrain from taking such action (or authorise the Security Trustee to take or refrain from taking such action) in respect of a Default of which the Facility Agent has actual knowledge as it shall deem advisable in the best interests of the Lenders and the Swap Provider (but shall not be obliged to do so);

16.4.3
refrain from acting (or authorise the Security Trustee to refrain from acting) in accordance with any instructions of the Lenders to institute any legal proceedings arising out of or in connection with this Agreement or any of the other Security Documents until it and/or the Security Trustee has been indemnified and/or secured to its satisfaction against any and all costs, expenses or liabilities (including legal fees) which it would or might incur as a result;

16.4.4
deem and treat (i) each Lender as the person entitled to the benefit of the Contribution of such Lender for all purposes of this Agreement unless and until a notice shall have been filed with the Facility Agent pursuant to clause 15.3 and shall have become effective, and (ii) the office set opposite the name of each of the Lenders in schedule 1 to be such Lender's lending office, unless and until a written notice of change of lending office shall have been received by the Facility Agent and the Facility Agent may act upon any such notice unless and until the same is superseded by a further such notice;

16.4.5
rely as to matters of fact which might reasonably be expected to be within the knowledge of any Security Party upon a certificate signed by any director or officer of the relevant Security Party on behalf of the relevant Security Party; and

16.4.6	do anything which is in its opinion necessary or desirable to comply with any law or regulation in any jurisdiction.

16.5	No liability of Arrangers, K-sure Agent or Facility Agent

None of the Arrangers, the K-sure Agent or the Facility Agent or any of their respective employees and agents shall:

16.5.1
be obliged to make any enquiry as to the use of any of the proceeds of any Advance unless (in the case of the Facility Agent) so required in writing by a Lender, in which case the Facility Agent shall promptly make the appropriate request to the Borrowers; or

16.5.2
be obliged to make any enquiry as to any breach or default by the Borrowers or any of them or any other Security Party in the performance or observance of any of the provisions of this Agreement or any of the other Security Documents or as to the existence of a Default unless (in the case of the Facility Agent) the Facility Agent has actual knowledge thereof or has been notified in writing thereof by a Lender or the Swap Provider, in which case the Facility Agent shall promptly notify the Lenders of the relevant event or circumstance; or

16.5.3
be obliged to enquire whether or not any representation or warranty made by the Borrowers or any of them or any other Security Party pursuant to this Agreement or any of the other Security Documents is true; or

16.5.4
be obliged to do anything (including, without limitation, disclosing any document or information) which would, or might in its opinion, be contrary to any law or regulation or be a breach of any duty of confidentiality or otherwise be actionable or render it liable to any person; or

16.5.5	be obliged to account to any Lender or the Swap Provider for any sum or the profit element of any sum received by it for its own account; or

16.5.6
be obliged to institute any legal proceedings arising out of or in connection with this Agreement or any of the other Security Documents or any of the K-sure Policies other than on the instructions of the Lenders; or

16.5.7
be liable to any Lender or the Swap Provider for any action taken or omitted under or in connection with this Agreement or any of the other Security Documents or any of the K-sure Policies unless caused by its gross negligence or wilful misconduct.

For the purposes of this clause 16, neither of the Arrangers nor the K-sure Agent nor the Facility Agent shall be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the agency or loan administration department of either Arranger or the person for the time being acting as the K-sure Agent or the person for the time being acting as the Facility Agent may become aware in the context of corporate finance, advisory or lending activities from time to time undertaken by either Arranger or, as the case may be, the Facility Agent or, as the case may be, the K-sure Agent for any Security Party or any other person which may be a trade competitor of any Security Party or may otherwise have commercial interests similar to those of any Security Party.

16.6	Non-reliance on Arranger or Facility Agent or K-sure Agent

Each Lender and the Swap Provider acknowledges that it has not relied on any statement, opinion, forecast or other representation made by the Arrangers or the Facility Agent or the K-sure Agent to induce it to enter into this Agreement or any of the other Security Documents or any of the K-sure Policies and that it has made and will continue to make, without reliance on the Arrangers or the Facility Agent or the K-sure Agent and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the Security Parties and K-sure and its own independent investigation of the financial condition, prospects and affairs of the Security Parties or K-sure in connection with the making and continuation of such Lender's Commitment or Contribution under this Agreement. Neither of the Arrangers nor the Facility Agent nor the K-sure Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to any Security Party or K-sure whether coming into its possession before the making of the Loan or at any time or times thereafter other than as provided in clause 16.3.1 or, the case of the K-sure Agent, clause 16.32.1.

16.7	No responsibility on Arrangers, the K-sure Agent or the Facility Agent for Borrowers' performance

Neither of the Arrangers nor the K-sure Agent nor the Facility Agent shall have any responsibility or liability to any Lender:

16.7.1	on account of the failure of any Security Party to perform its obligations under any of the Security Documents or of K-sure to perform its obligations under any of the K-sure Policies; or

16.7.2	for the financial condition of any Security Party or K-sure; or

16.7.3
for the completeness or accuracy of any statements, representations or warranties in any of the Security Documents or any of the K-sure Policies or any document delivered under any of the Security Documents or any of the K-sure Policies; or

16.7.4
for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of any of the Security Documents or any of the K-sure Policies or of any certificate, report or other document executed or delivered under any of the Security Documents or any of the K-sure Policies; or

16.7.5	to investigate or make any enquiry into the title of any of the Borrowers or any other Security Party to the Ships or any other security or any part thereof; or

16.7.6	for the failure to register any of the Security Documents or any of the K-sure Policies with any official or regulatory body or office or elsewhere; or

16.7.7
for taking or omitting to take any other action under or in relation to any of the Security Documents of any of the K-sure Policies or any aspect of any of the Security Documents or any of the K-sure Policies; or

16.7.8	on account of the failure of the Security Trustee to perform or discharge any of its duties or obligations under the Security Documents; or

16.7.9	otherwise in connection with this Agreement or its negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Lenders.

16.8	Reliance on documents and professional advice

Each of the Arrangers, the K-sure Agent and the Facility Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it (including those in an Arranger's or, as the case may be, the Facility Agent's or, as the case may be, the K-sure Agent's employment).

16.9	Other dealings

Each of the Arrangers, the K-sure Agent and the Facility Agent may, without any liability to account to the Lenders, accept deposits from, lend money to, and generally engage in any kind of banking or other business with, and provide advisory or other services to, any Security Party or any of its Related Companies or any of the Lenders or K-sure as if it were not an Arranger or, as the case may be, the Facility Agent or, as the case may be, the K-sure Agent.

16.10	Rights of Facility Agent as Lender; no partnership

With respect to its own Commitment and Contribution (if any) the Facility Agent shall have the same rights and powers under the Security Documents as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and the term "Lenders" shall, unless the context clearly otherwise indicates, include the Facility Agent in its individual capacity as a Lender. This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

16.11	Amendments and waivers

16.11.1
Subject always to the requirements of the K-Sure Policies, the Facility Agent may, with the written consent of all Lenders (or if and to the extent expressly authorised by the other provisions of any of the Security Documents) and, if so instructed by all Lenders, shall:

(a)	agree (or authorise the Security Trustee to agree) amendments or modifications to any of the Security Documents with the Borrowers and/or any other Security Party; and/or

(b)
vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of any of the other Security Documents by the Borrowers and/or any other Security Party (or authorise the Security Trustee to do so).

Any such action so authorised and effected by the Facility Agent shall be documented in such manner as the Facility Agent shall (with the approval of all Lenders) determine, shall be promptly notified to the Lenders by the Facility Agent and (without prejudice to the generality of clause 16.2) shall be binding on all the Finance Parties.

16.11.2
No amendment or waiver may be made before the date falling ten (10) business days after the terms of that amendment or waiver have been notified by the Facility Agent to the Lenders. The Facility Agent shall notify the Lenders reasonably promptly of any amendments or waivers proposed by the Borrowers.

16.11.3
If the Facility Agent or a Lender reasonably believes that an amendment or waiver may constitute a "material modification" for the purposes of FATCA that may result (directly or indirectly) in a Party being required to make a FATCA Deduction and the Facility Agent or that Lender (as the case may be) notifies the Borrowers and the Facility Agent accordingly, that amendment or waiver may not be effected without the consent of the Facility Agent or that Lender (as the case may be).

16.12	Reimbursement and indemnity by Lenders

Each Lender shall reimburse the Facility Agent (rateably in accordance with such Lender's Commitment or, if after the first drawdown, Contribution), to the extent that the Facility Agent is not reimbursed by the Borrowers, for the costs, charges and expenses incurred by the Facility Agent which are expressed to be payable by the Borrowers under clause 5.2 including (in each case) the fees and expenses of legal or other professional advisers. Each Lender shall on demand indemnify the Facility Agent (rateably in accordance with such Lender's Commitment or, if after the first drawdown, Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Facility Agent in connection with any of the Security Documents or the performance of its duties under any of the Security Documents or any action taken or omitted by the Facility Agent under any of the Security Documents, unless such liabilities, damages, costs or claims arise from the Facility Agent's own gross negligence or wilful misconduct.

16.13	Retirement of Facility Agent

16.13.1
The Facility Agent may, having given to the Borrowers, each of the Lenders and the Swap Provider not less than fifteen (15) days' notice of its intention to do so, retire from its appointment as Facility Agent under this Agreement, provided that no such retirement shall take effect unless there has been appointed by the Lenders and the Swap Provider as a successor agent:

(a)	a Lender nominated by all Lenders or, failing such nomination,

(b)	a Related Company of the Facility Agent nominated by the Facility Agent which the Lenders hereby irrevocably and unconditionally agree to appoint or, failing such nomination,

(c)	any reputable and experienced bank or financial institution nominated by the retiring Facility Agent.

Any corporation into which the retiring Facility Agent may be merged or converted or any corporation with which the Facility Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Facility Agent shall be a party shall, to the extent permitted by applicable law, be the successor Facility Agent under this Agreement and the other Security Documents without the execution or filing of any document or any further act on the part of any of the parties to this Agreement and the other Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party, the Lenders and the Swap Provider.

16.13.2
Upon any such successor as aforesaid being appointed, the retiring Facility Agent shall be discharged from any further obligation under the Security Documents (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Facility Agent. The retiring Facility Agent shall (at the expense of the Borrowers) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Security Documents.

16.13.3
The Facility Agent shall retire in accordance with clause 16.13.1 if on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(a)
the Facility Agent fails to respond to a request under clause 8.1.18 and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(b)
the information supplied by the Facility Agent pursuant to clause 8.1.18 indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(c)	the Facility Agent notifies the Borrowers and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) a Lender believes that a Party may be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and that Lender, by notice to the Facility Agent, requires it to resign.

16.14	Appointment and retirement of Security Trustee

16.14.1	Appointment

Each of the Lenders, the Facility Agent, the K-sure agent and the Swap Provider irrevocably appoints the Security Trustee as its security agent and trustee for the purposes of this Agreement and the Security Documents to which the Security Trustee is or is to be a party, in each case on the terms set out in this Agreement. By virtue of such appointment, each of the Lenders, the Facility Agent, the K-sure agent and the Swap Provider hereby authorises the Security Trustee (whether or not by or through employees or agents) to take such action on its behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Security Trustee by this Agreement and/or the Security Documents to which the Security Trustee is or is intended to be a party, together with such powers and discretions as are reasonably incidental thereto.

16.14.2	Retirement

(a)
Without prejudice to clause 16.13, the Security Trustee may, having given to the Borrowers, the Facility Agent, the K-sure Agent, the Lenders and the Swap Provider not less than fifteen (15) days' notice of its intention to do so, retire from its appointment as Security Trustee under this Agreement and any Trust Deed, provided that no such retirement shall take effect unless there has been appointed by the Lenders, the Facility Agent, the K-sure Agent and the Swap Provider as a successor security agent and trustee:

(i)	a bank or trust corporation nominated by all Lenders or, failing such nomination;

(ii)
a Related Company of the Security Trustee nominated by the Security Trustee which the Facility Agent, the Swap Provider, the K-sure Agent and the Lenders hereby irrevocably and unconditionally agree to appoint or, failing such nomination; and

(iii)	any bank or trust corporation nominated by the retiring Security Trustee,

and, in any case, such successor security agent and trustee shall have duly accepted such appointment by delivering to the Facility Agent (i) written confirmation (in a form acceptable to the Facility Agent) of such acceptance agreeing to be bound by this Agreement in the capacity of Security Trustee as if it had been an original party to this Agreement and (ii) a duly executed Trust Deed.

Any corporation into which the retiring Security Trustee may be merged or converted or any corporation with which the Security Trustee may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Security Trustee shall be a party shall, to the extent permitted by applicable law, be the successor Security Trustee under this Agreement, any Trust Deed and the other Security Documents referred to in clause 16.14.1 without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, any Trust Deed and the other Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party, the Lenders and the Swap Provider.

(b)
Upon any such successor as aforesaid being appointed, the retiring Security Trustee shall be discharged from any further obligation under the Security Documents (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Security Trustee. The retiring Security Trustee shall (at the expense of the Borrowers) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Security Documents.

(c)
The Security Trustee shall retire in accordance with clause 16.14.2(a) if on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Security Trustee under the Finance Documents, either:

(i)
the Security Trustee fails to respond to a request under clause 8.1.18 and a Lender reasonably believes that the Security Trustee will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(ii)
the information supplied by the Security Trustee pursuant to clause 8.1.18 indicates that the Security Trustee will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Security Trustee notifies the Borrowers and the Lenders that the Security Trustee will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) a Lender believes that a Party may be required to make a FATCA Deduction that would not be required if the Security Trustee were a FATCA Exempt Party, and that Lender, by notice to the Security Trustee, requires it to resign.

16.15	Powers and duties of the Security Trustee

16.15.1
The Security Trustee shall have no duties, obligations or liabilities to the Facility Agent, the Swap Provider or any of the Lenders and the Facility Agent beyond those expressly stated in any of the Security Documents. Each of the Facility Agent, the K-sure Agent, the Swap Provider and the Lenders hereby authorises the Security Trustee to enter into and execute:

(a)	each of the Security Documents to which the Security Trustee is or is intended to be a party; and

(b)	any and all such other Security Documents as may be approved by the Facility Agent in writing (acting on the instructions of the Lenders) for entry into by the Security Trustee,

and, in each and every case, to hold any and all security thereby created upon trust for the Lenders, the Swap Provider, the K-sure Agent and the Facility Agent in the manner contemplated by this Agreement.

16.15.2	The Security Trustee may, with the prior consent of the Lenders communicated in writing by the Facility Agent, concur with any of the Security Parties to:

(a)	amend, modify or otherwise vary any provision of the Security Documents to which the Security Trustee is or is intended to be a party; or

(b)	waive breaches of, or defaults under, or otherwise excuse performance of, any provision of the Security Documents to which the Security Trustee is or is intended to be a party.

Any such action so authorised and effected by the Security Trustee shall be promptly notified to the Lenders, the Facility Agent, the K-sure Agent and the Swap Provider by the Security Trustee and shall be binding on the other Finance Parties.

16.15.3
The Security Trustee shall (subject to the other provisions of this clause 16) take such action or, as the case may be, refrain from taking such action, with respect to any of its rights, powers and discretions as security agent and trustee, as the Facility Agent may direct.  Subject as provided in the foregoing provisions of this clause, unless and until the Security Trustee shall have received such instructions from the Facility Agent, the Security Trustee may, but shall not be obliged to, take (or refrain from taking) such action under or pursuant to the Security Documents referred to in clause 16.14.1 as the Security Trustee shall deem advisable in the best interests of the Finance Parties provided that (for the avoidance of doubt), to the extent that this clause might otherwise be construed as authorising the Security Trustee to take, or refrain from taking, any action of the nature referred to in clause 16.15.2 - and for which the prior written consent of the Lenders is expressly required under clause16.5.2 - clause 16.15.2 shall apply to the exclusion of this clause.

16.15.4
None of the Lenders nor the Swap Provider nor the Facility Agent nor the K-sure Agent shall have any independent power to enforce any of the Security Documents referred to in clause 16.14.1 or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or any of them or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents or any of them except through the Security Trustee.

16.15.5
For the purpose of this clause 16, the Security Trustee may, rely and act in reliance upon any information from time to time furnished to the Security Trustee by the Facility Agent (whether pursuant to clause 16.15.6 or otherwise) unless and until the same is superseded by further such information, so that the Security Trustee shall have no liability or responsibility to any party as a consequence of placing reliance on and acting in reliance upon any such information unless the Security Trustee has actual knowledge that such information is inaccurate or incorrect.

16.15.6
Without prejudice to the foregoing each of the Facility Agent, the Swap Provider and the Lenders (whether directly or through the Facility Agent) shall provide the Security Trustee with such written information as it may reasonably require for the purpose of carrying out its duties and obligations under the Security Documents referred to in clause 16.14.1.

16.15.7
Each Lender shall reimburse the Security Trustee (rateably in accordance with such Lender's Commitment or, if after the first drawdown, Contribution), to the extent that the Security Trustee is not reimbursed by the Borrowers, for the costs, charges and expenses incurred by the Facility Agent which are expressed to be payable by the Borrowers under clause 5.2 including (in each case) the fees and expenses of legal or other professional advisers. Each Lender shall on demand indemnify the Security Trustee (rateably in accordance with such Lender's Commitment or, if after the first drawdown, Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Security Trustee in connection with any of the Security Documents or the performance of its duties under any of the Security Documents or any action taken or omitted by the Security Trustee under any of the Security Documents, unless such liabilities, damages, costs or claims arise from the Security Trustee's own gross negligence or wilful misconduct.

16.16	Trust provisions

16.16.1
In its capacity as trustee in relation to the Security Documents specified in clause 16.14.1, the Security Trustee shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of any of those Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Trustee by any of those Security Documents.

16.16.2
It is expressly declared that, in its capacity as trustee in relation to the Security Documents specified in clause 16.14.1, the Security Trustee shall be entitled to invest moneys forming part of the security and which, in the opinion of the Security Trustee, may not be paid out promptly following receipt in the name or under the control of the Security Trustee in any of the investments for the time being authorised by law for the investment by trustees of trust moneys or, subject to the Lenders' prior written consent, in any other property or investments whether similar to the aforesaid or not or by placing the same on deposit in the name or under the control of the Security Trustee as the Security Trustee may think fit without being under any duty to diversify its investments and the Security Trustee may at any time vary or transpose any such property or investments for or into any others of a like nature and shall not be responsible for any loss due to depreciation in value or otherwise of such property or investments. Any investment of any part or all of the security may, at the discretion of the Security Trustee, be made or retained in the names of nominees.

16.17	Independent action by Finance Parties

None of the Finance Parties shall enforce, exercise any rights, remedies or powers or grant any consents or releases under or pursuant to, or otherwise have a direct recourse to the security and/or guarantees constituted by any of the Security Documents without the prior written consent of the Lenders but, Provided such consent has been obtained, it shall not be necessary for any other Finance Party to be joined as an additional party in any proceedings for this purpose.

16.18	Common Facility Agent, K-sure Agent and Security Trustee

The Facility Agent, the K-sure Agent and the Security Trustee have entered into the Security Documents in their separate capacities (a) as agent for the Lenders and the Swap Provider under and pursuant to this Agreement (in the case of the Facility Agent), (b) as agent for the Lenders under or pursuant to this Agreement (in the case of the K-sure Agent) and (c) as security agent and trustee for the Lenders, the Facility Agent, the K-sure Agent and the Swap Provider under and pursuant to this Agreement, to hold the guarantees and/or security created by the Security Documents specified in clause 16.14.1 on the terms set out in such Security Documents (in the case of the Security Trustee).  However, from time to time the Facility Agent, the K-sure Agent and/or the Security Trustee may be the same entity. When the Facility Agent and/or the K-sure Agent and/or the Security Trustee are the same entity and any Security Document provides for the Facility Agent and/or the K-sure Agent and/or the Security Trustee to communicate with or provide instructions to each other (and vice versa), it will not be necessary for there to be any such formal communications or instructions on those occasions so long as the relevant parties to such communication or instructions are one and the same entity.

16.19	Co-operation to achieve agreed priorities of application

The Lenders, the Facility Agent and the Swap Provider shall co-operate with each other and with the Security Trustee and any receiver under the Security Documents in realising the property and assets subject to the Security Documents and in ensuring that the net proceeds realised under the Security Documents after deduction of the expenses of realisation are applied in accordance with clause 13.1 (unless otherwise expressly provided for in any such Security Document).

16.20	Prompt distribution of proceeds

Moneys received by any of the Finance Parties (whether from a receiver or otherwise) pursuant to the exercise of (or otherwise by virtue of the existence of) any rights and powers under or pursuant to any of the Security Documents or (in the case of the K-sure Agent) the K-sure Policy shall (after providing for all costs, charges, expenses and liabilities and other payments ranking in priority) be paid to the Facility Agent for distribution (in the case of moneys so received by any of the Finance Parties other than the Facility Agent or the Security Trustee) and shall be distributed by the Facility Agent or, as the case may be, the Security Trustee (in the case of moneys so received by the Facility Agent or, as the case may be, the Security Trustee) in each case in accordance with clause 13.1.  The Facility Agent or, as the case may be, the Security Trustee shall make each such application and/or distribution as soon as is practicable after the relevant moneys are received by, or otherwise become available to, the Facility Agent or, as the case may be, the Security Trustee save that (without prejudice to any other provision contained in any of the Security Documents) the Facility Agent or, as the case may be, the Security Trustee (acting on the instructions of the Lenders) or any receiver may credit any moneys received by it to a suspense account for so long and in such manner as the Facility Agent or such receiver may from time to time determine with a view to preserving the rights of the Facility Agent and/or the Security Trustee and/or the Account Bank and/or the Arrangers and/or the Swap Provider and/or the Lenders or any of them to provide for the whole of their respective claims against the Borrowers or any other person liable.  Furthermore, any moneys the K-sure Agent receives under or pursuant to any of the K-sure Policies or distribution by the Facility Agent shall not be deemed to satisfy, reduce, release or prejudice any of the obligations of any Security Party under any Finance Document in whole or in part which obligations shall remain due and payable notwithstanding the receipt or distribution of such moneys under or pursuant to the relevant K-sure Policy.

16.21	Role of the Account Bank

16.21.1	The Account Bank shall be responsible for performing the functions of an Account Bank expressly mentioned herein and, in relation to the Liquidity Account only, in the Olympian Asclepius Guarantee.

16.21.2	Except as specifically provided in the relevant Security Documents, the Account Bank has no obligations of any kind to any other Finance Party under or in connection with any Security Document.

16.21.3
The Account Bank (in its capacity as Account Bank) shall not be deemed to be an agent, trustee or fiduciary of any other Finance Party or any Security Party under or in connection with any Security Document. The Account Bank does not have any proprietary interest in the amounts credited to the Accounts but merely holds such amounts as banker subject to the terms of this Agreement and, in relation to the Liquidity Account only, the Olympian Asclepius Guarantee.

16.21.4	The duties of the Account Bank under the Security Documents are solely mechanical and administrative in nature.

16.21.5	The Account Bank and the Borrowers shall comply with the terms of the provisions relating to it hereunder.

16.22	Account Bank's business

The Account Bank may accept deposits from, lend money to and generally engage in any kind of banking or other business with, the Borrowers and any other party to any Security Document.

16.23	Rights and discretions of the Account Bank

16.23.1	The Account Bank may rely on:

(a)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(b)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

16.23.2	The Account Bank may assume unless it has received notice to the contrary that:

(a)	no Event of Default has occurred and is continuing (unless it has actual knowledge of such an Event of Default arising); and

(b)	any right, power, authority or discretion vested in any Finance Party or Security Party has not been exercised.

16.24	Excluded obligations

Notwithstanding anything to the contrary expressed or implied in this Agreement, the Account Bank shall not:

16.24.1	be bound to enquire as to the occurrence or otherwise of a Default or the performance by any other party to any of the Security Documents of its obligations thereunder;

16.24.2	be bound to exercise any right, power or discretion vested in such Account Bank under any of the Security Documents;

16.24.3	be bound to account to any other party hereto for any sum or the profit element of any sum received by it for its own account; or

16.24.4	be bound to disclose to any other person any information relating to any other person other than to a Lender to the extent expressly required under the Security Documents.

16.25	Exclusion of liability

The Account Bank does not accept any responsibility for the accuracy and/or completeness of any information supplied in connection with any Security Document or for the legality, validity, effectiveness, adequacy or enforceability of any Security Document and shall not be under any liability as a result of taking or omitting to take any action in relation to the Accounts or the Security Documents save, in any such case, for gross negligence or wilful misconduct.

16.26	No actions

Each of the other parties hereto agrees that it will not assert or seek to assert against any director, officer or employee of the Account Bank any claim it might have against the Account Bank in respect of the matters referred to in clause 16.25.

16.27	Further Account Bank provisions

16.27.1	The Account Bank shall not be under any duty to give the amounts standing to the credit of the Accounts hereunder any greater degree of care than it gives to its own similar property.

16.27.2
This Agreement and the other Security Documents to which the Account Bank is a party expressly set forth all the duties of the Account Bank. The Account Bank shall not be bound by (and shall be deemed not to have notice of) the provisions of any other agreement entered into by or involving the Borrowers and/or the Olympian Asclepius Guarantor except this Agreement, the other Security Documents to which the Account Bank is a party and any bank mandate signed between the Account Bank and the Borrowers or, as the case may be, the Olympian Asclepius Guarantor and no implied duties or obligations of the Account Bank shall be read into this Agreement and any of the other Security Documents to which the Account Bank is a party.

16.27.3
The Account Bank is under no duty to ensure that funds withdrawn from the Accounts are actually applied for the purpose for which they were withdrawn or that any instruction or direction by the Borrowers or the Olympian Asclepius Guarantor is accurate, correct or in accordance with this Agreement and, in relation to the Liquidity Account only, the Olympian Asclepius Guarantee and any of the other Security Documents to which the Account Bank is a party.

16.27.4
The Borrowers unconditionally agree to the use of any form of telephonic or electronic monitoring or recording by the Account Bank as the Account Bank deems appropriate for security and service purposes.

16.27.5
The Account Bank shall not be liable to any person or entity including, but not limited to the Borrowers or, as the context may require, the Olympian Asclepius Guarantor, for any loss, liability, claim, action, damages or expenses arising out of or in connection with its performance of or its failure to perform any of its obligations under this Agreement or any of the other Security Documents to which the Account Bank is a party, save as are caused by its own gross negligence or wilful default.

16.27.6
Notwithstanding the foregoing, under no circumstance will the Account Bank be liable to any party for any consequential loss (inter alia, being loss of business, goodwill, opportunity or profit) even if advised of the possibility of such loss or damage.

16.27.7
The Borrowers shall indemnify and keep the Account Bank (and, without limitation, its directors, officers, agents and employees) indemnified and hold each of them harmless from and against any and all losses, liabilities, claims, actions, damages, fees and expenses, (including lawyers' fees and disbursements), arising out of or in connection with this Agreement, save as are caused by their own gross negligence or wilful default.

16.27.8
Without prejudice to clause 16.27.9, the Account Bank shall not be obliged to make any payment or otherwise to act on any request or instruction notified to it under this Agreement or any of the other Security Documents to which the Account Bank is party if it is unable:

(a)	to verify any signature on the notice of request or instruction against the specimen signature provided for the relevant duly authorised representative of the Borrowers hereunder; and

(b)	to validate the authenticity of a request by a Borrower.

16.27.9
The Account Bank shall be entitled to rely upon any order, judgment, decree, certification, demand, notice, or other written instrument delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or validity or the service thereof. The Account Bank may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorised to do so. The Borrowers acknowledge that they are fully aware of the risks associated with transmitting instructions via facsimile and telephone.

16.27.10	The Account Bank does not have any interest in the amounts standing to the credit of the Accounts deposited hereunder.

16.27.11	This clause 16.27.11 and clauses 16.27.5, 16.27.6, 16.27.7 and 16.27.9 above, shall survive notwithstanding any termination of this Agreement or the resignation or replacement of the Account Bank.

16.27.12
The Account Bank shall have no responsibility for the contents of any ruling of the arbitrators or any third party contemplated in any other document, to which the Borrowers are privy, as a means to resolve disputes and may rely without any liability upon the contents thereof.

16.27.13
No printed or other matter in any language (including without limitation prospectuses, notices, reports and promotional material) which mentions the Account Bank's name or the rights, powers or duties of the Account Bank shall be issued by the Borrowers or any other Security Party or on their behalf unless the Account Bank shall first have given its written consent thereto.

16.27.14
The obligations and duties of the Account Bank will be performed only by the Account Bank and, except to the extent required under any applicable law, are not obligations or duties of any other person (including any branch or office of the Account Bank) and the rights of the Borrowers and the Security Trustee with respect to the Account Bank extend only to such Account Bank and, except to the extent required under any applicable law, do not extend to any other person.

16.27.15	The Account Bank may use (and its performance will be subject to the rules of) any communications, clearing or payment system, intermediary bank or other system.

16.28	Cessation by the Account Bank

16.28.1
The Account Bank may at any time (without assigning any reason therefor) notify the Facility Agent and the Borrowers in writing that it wishes to cease to be the Account Bank under this Agreement and upon receipt of such notice the Facility Agent (acting on the instructions of the Lenders), with the consent of the Borrowers (such consent not to be unreasonably withheld or delayed), may nominate as a successor to the Account Bank:

(a)	any Lender;

(b)	if none are able or willing to do so, another bank with which the Borrowers have an existing relationship; or

(c)	or any other banking institution approved by the Lenders,

by giving notice to the Finance Parties, the Borrowers and the Olympian Asclepius Guarantor.

16.28.2
The Account Bank's resignation shall only take effect upon the successor Account Bank notifying the Facility Agent that it accepts its appointment and such successor acceding to each of the Finance Documents to which the retiring Account Bank was a party.

16.28.3
If there is a change of Account Bank, the amount (if any) standing to the credit of the Accounts maintained with the old Account Bank will be transferred to the corresponding Accounts maintained with the new Account Bank immediately upon the appointment taking effect, whereupon the old Account Bank shall be discharged from all further obligations arising in connection with this Agreement.

16.28.4
The Borrowers shall, and shall procure that the Olympian Asclepius Guarantor shall, do all such things as the Facility Agent and the Security Trustee may reasonably request in order to facilitate any such change (including, without limitation, the execution of bank mandate forms and replacement Encumbrance over the Accounts (other than the Liquidity Account)). In all cases any change of the Account Bank shall be made at the cost of the Finance Parties.

16.28.5
Upon the appointment of a successor, the retiring Account Bank shall be discharged from any further obligation in respect of the Security Documents but shall remain entitled to the benefit of clauses 16.21 to 16.28. Its successor and each of the other parties hereto and/or the other Security Documents to which the Account Bank is a party shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original party hereto and/or the other Security Documents to which the Account Bank is a party.

16.28.6	The Lenders may, by notice to the Account Bank, require it to resign, and upon receipt of such notice the Account Bank shall resign.

16.28.7
The retiring Account Bank shall, at its own cost, make available to the successor Account Bank such documents and records and provide such assistance as the successor Account Bank may reasonably request for the purposes of performing its functions as the Account Bank under the relevant Security Documents.

16.29	Appointment of K-sure Agent

16.29.1
Each of the Lenders irrevocably appoints the K-sure Agent as its agent for the purposes of this Agreement and the K-sure Policies. By virtue of such appointment, each of the Lenders hereby authorises the K-sure Agent:

(a)	to execute the K-sure Policies and any documents, policies, application forms etc in connection therewith; and

(b)
(whether or not by or through employees or agents) to take such action on such Lender's behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the K-sure Agent by this Agreement and/or the K-sure Policies, together with such powers and discretions as are reasonably incidental thereto.

16.30	K-sure Agent's actions

Any action taken by the K-sure Agent under or in relation to this Agreement or the K-sure Policies whether with requisite authority or on the basis of appropriate instructions, received from the Lenders (or as otherwise duly authorised) shall be binding on all the Lenders.

16.31	K-sure Agent's duties

The K-sure Agent shall:

16.31.1
promptly notify each Lender of the contents of each notice, certificate or other document received by it from the Borrowers under or pursuant to clause 8 or from K-sure under or pursuant to any of the K-sure Policies; and

16.31.2
(subject to the other provisions of this clause 16) take such action or, as the case may be, refrain from taking such action with respect to the exercise of any of its rights, remedies, powers and discretions as agent, as the Lenders may direct (including the submission of claims under any of the K-sure Policies).

16.32	K-sure Agent's rights

The K-sure Agent may:

16.32.1
in the exercise of any right, remedy, power or discretion in relation to any matter, or in any context, not expressly provided for by this Agreement or any of the K-sure Policies act or, as the case may be, refrain from acting in accordance with the instructions of the Lenders and shall be fully protected in so doing;

16.32.2	refrain from acting in accordance with any instructions of the Lenders to the extent such instructions are contrary to the provisions of any of the K-sure Policies;

16.32.3
in the exercise of any right, remedy, power or discretion in relation to any matter, or in any context, not act or, as the case may be, refrain from acting before consulting on such matter with K-sure;

16.32.4
refrain from acting in accordance with any instructions of the Lenders to institute any legal proceedings arising out of or in connection with any of the K-sure Policies until it has been indemnified and/or secured to its satisfaction against any and all costs, expenses or liabilities (including legal fees) which it would or might incur as a result;

16.32.5
deem and treat (i) each Lender as the person entitled to the benefit of the K-sure Policies unless and until a notice shall have been filed with the Facility Agent pursuant to clause 15.3 and shall have become effective, and (ii) the office set opposite the name of each of the Lenders in schedule 1 to be such Lender's lending office, unless and until a written notice of change of lending office shall have been received by the Facility Agent and communicated to the K-sure Agent and the K-sure Agent may act upon any such notice unless and until the same is superseded by a further such notice;

16.32.6
rely as to matters of fact which might reasonably be expected to be within the knowledge of any Security Party upon a certificate signed by any director or officer of the relevant Security Party on behalf of the relevant Security Party; and

16.32.7	do anything which is in its opinion necessary or desirable to comply with any law or regulation in any jurisdiction.

16.33	Retirement of K-sure Agent

16.33.1
The K-sure Agent may, having given to each of the Lenders, not less than fifteen (15) days' notice of its intention to do so, retire from its appointment as K-sure Agent under this Agreement and the K-sure Policies, provided that no such retirement shall take effect unless:

(a)	there has been appointed by the Lenders as a successor agent:

(i)	a Lender nominated by all Lenders or, failing such nomination,

(ii)	a Related Company of the K-sure Agent nominated by the K-sure Agent which the Lenders hereby irrevocably and unconditionally agree to appoint or, failing such nomination,

(iii)	any reputable and experienced bank or financial institution nominated by the retiring K-sure Agent; and

(b)	K-sure has accepted such successor agent and (if applicable) has amended the K-sure Policies to reflect such change of agent.

16.33.2
Any corporation into which the K-sure Agent may be merged or converted or any corporation with which the K-sure Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the K-sure Agent shall be a party shall, to the extent permitted by applicable law, be the successor K-sure Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party, the Lenders, the Swap Provider and the Borrowers.

16.33.3
Upon any such successor as aforesaid being appointed, the retiring K-sure Agent shall be discharged from any further obligation under this Agreement and the K-sure Policies (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring K-sure Agent. The retiring K-sure Agent shall (at the expense of the Borrowers) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under this Agreement and the K-sure Policies.

17	Notices and other matters

17.1	Notices

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:

17.1.1
be in writing, delivered personally or by first-class prepaid letter (airmail if available) or telefax or by email and, in the case of notification of rates of interest by the Facility Agent or in the case of the delivery of any document by the Facility Agent, the Facility Agent may refer the relevant party or parties (by fax or letter) to a web site and to the location of the relevant information on such web site in discharge of such notification or delivery obligation;

17.1.2	be deemed to have been received, subject as otherwise provided in the relevant Security Document:

(a)	in the case of a letter, when delivered personally or seven (7) days after it has been put into the post;

(b)
in the case of a telefax or an email, when a complete and legible copy is received by the addressee (unless the date of despatch is not a business day in the country of the addressee or, if the time of despatch is after the close of business in the country of the addressee, it shall be deemed to have been received at the opening of business on the next such business day); and

(c)
where reference in such notice, request, demand or other communication is made to a web site, when the delivery of the letter or telefax or email referring to the addressee to such web site is deemed to have been received pursuant to the other provisions of this clause 17.1,

Provided that any notice, request, demand or communication which is to be sent, made or delivered to the Facility Agent will be effective only when actually received by the Facility Agent and then only if it is expressly marked for the attention of the department or the individual specified in clause 17.1.3 or any other individual that the Facility Agent shall specify pursuant to such clause 17.1.3; and

17.1.3	be sent:

(a)	to the Borrowers at:

c/o TMS Tankers Ltd.
Athens Ship Management Office
80 Kifissias Avenue
Marousi 151 25
Athens
Greece

Fax:     +30 210 809 0405
Attn:  Mr George Kourelis
Email: management@tms-tankers.com

(b)	to each Lender and each Arranger at its address or telefax number specified in Schedule 1 or in any relevant Substitution Certificate.

(c)	to the Swap Provider, to its address or fax number specified in paragraph (a) of Part 4 of the Schedule to the Master Swap Agreement.

(d)	to the Facility Agent and the Security Trustee at:

ABN AMRO Bank N.V.
Gustav Mahlerlaan 10
1082PP Amsterdam
The Netherlands

Fax:     +31 20 628 6985
Attn:  Iwan Rahimbaks / Jessie Chau / Yvonne Souw-Portier / Salima Chaouaou
Email: iwan.rahimbaks@nl.abnamro.com / jessie.chau@nl.abnamro.com /
           yvonne.souw-portier@nl.abnamro.com /salima.chaouaou@nl.abnamro.com

(e)	to the Account Bank at:

ABN AMRO Bank N.V.
Coolsingel 93
3012 AE Rotterdam
The Netherlands

Fax:     +31 10 401 5323
Attn:  Loans Administration
Email: martijn.m.van.den.berg@nl.abnamro.com

(f)	to the K-sure Agent at:

ABN AMRO Bank N.V. (Singapore Branch)
Global Export & Project Finance
10 Collyer Quay
07-01, Ocean Financial Centre
Singapore 049315

Fax:     +65 65 38 2218
Attn:  Erwin Boon
Email: erwin.boon@sg.abnamro.com

with a copy to:

ABN AMRO Bank N.V.
Risk & Portfolio Management
Gustav Mahlerlaan 10
1082 PP Amsterdam
The Netherlands

Fax:     +31 20 344 2063
Attn:  Bituen Hidalgo
Email: bituen.hidalgo@nl.abnamro.com

or to such other address and/or number as is notified by the relevant party to the other parties to this Agreement by not less than five (5) Banking Days' written notice.

17.2	Notices through the Facility Agent

Every notice, request, demand or other communication under this Agreement to be given by the Borrowers to any other party (other than the Swap Provider) shall be given to the Facility Agent specified in this Agreement for onward transmission as appropriate and to be given to the Borrowers shall be given by the Facility Agent.  Promptly upon receipt of notification of an address or fax number or email address or change of address or fax number or email address pursuant to clause 17.1.3 or changing its own address or fax number, the Facility Agent shall notify the other parties to this Agreement.

17.3	No implied waivers, remedies cumulative

No failure or delay on the part of the Facility Agent, the Security Trustee, the K-sure Agent, the Account Bank, the Swap Provider, the Arrangers, the Lenders or any of them to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof (unless expressly agreed in writing by the Facility Agent), nor shall any single or partial exercise by the Facility Agent, the Security Trustee, the K-sure Agent, the Account Bank, the Swap Provider, the Arrangers, the Lenders or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.  The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

17.4	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which each Finance Party shall be entitled to rely.

17.5	Counterparts

This Agreement may be executed in any number of original counterparts and by facsimile provided that original signed copies are provided within a reasonable period of time thereafter. All such counterparts shall, once executed, constitute a single document.

17.6	Conflicts

In the event of any conflict between this Agreement and any of the other Security Documents (other than the Master Swap Agreement), the provisions of this Agreement shall prevail.

17.7	Further assurance

The Borrowers jointly and severally undertake with each Finance Party that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents be valid and binding obligations of the respective parties thereto enforceable in accordance with their respective terms and that they will, at their expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the opinion of the Lenders may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

17.8	Borrowers' obligations

17.8.1	Joint and several

Notwithstanding anything to the contrary contained in any of the Security Documents, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly.  Each of the Borrowers agrees and consents to be bound by the Security Documents to which it is, or is to be, a party notwithstanding that the other Borrowers which are intended to sign or to be bound may not do so or be effectually bound and notwithstanding that any of the Security Documents may be invalid or unenforceable against any of the other Borrowers, whether or not the deficiency is known to any of the Finance Parties.

17.8.2	Borrowers as principal debtors

Each Borrower acknowledges and confirms that it is a principal and original debtor in respect of all amounts which may become payable by the Borrowers in accordance with the terms of this Agreement or any of the other Security Documents and agrees that the Finance Parties or any of them may also continue to treat it as such, whether or not any of the Finance Parties is or becomes aware that such Borrower is or has become a surety for the other Borrowers or any of them.

17.8.3	Indemnity

The Borrowers hereby agree jointly and severally to keep the Finance Parties and K-sure fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of any Borrower to perform or discharge any purported obligation or liability of the other Borrowers or any of them which would have been the subject of this Agreement or any other Security Document had it been valid and enforceable and which is not or ceases to be valid and enforceable against the other Borrowers or any of them on any ground whatsoever, whether or not known to the Finance Parties, K-sure or any of them (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of the other Borrowers or any of them (or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding up, administration, receivership, amalgamation, reconstruction or any other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of any Security Party).

17.8.4	Liability unconditional

None of the obligations or liabilities of the Borrowers under this Agreement or any other Security Document shall be discharged or reduced by reason of:

(a)
the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of any Borrower or any other person liable; or

(b)
any of the Finance Parties granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, any Borrower or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting, varying any compromise, arrangement or settlement or omitting to claim or enforce payment from any Borrower or any other person liable; or

(c)	anything done or omitted which but for this provision might operate to exonerate the Borrowers or any of them.

17.8.5	Recourse to other security

The Finance Parties shall not be obliged to make any claim or demand or to resort to any Security Document or other means of payment now or hereafter held by or available to any of them for enforcing this Agreement or any of the Security Documents against any Borrower or any other person liable and no action taken or omitted by any of the Finance Parties in connection with any such Security Document or other means of payment will discharge, reduce, prejudice or affect the liability of the Borrowers under this Agreement and the Security Documents to which any of them is, or is to be, a party.

17.8.6	Waiver of Borrowers' rights

Each Borrower agrees with each of the Finance Parties that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Total Commitments remain outstanding, it will not, without the prior written consent of the Facility Agent:

(a)	exercise any right of subrogation, reimbursement and indemnity against the other Borrowers or any of them or any other person liable; or

(b)
demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to such Borrower from the other Borrowers or any of them or from any other person liable or demand or accept any guarantee, indemnity or other assurance against financial loss or any document or instrument created or evidencing an Encumbrance in respect of the same or dispose of the same; or

(c)	take any steps to enforce any right against the other Borrowers or any of them or any other person liable in respect of any such moneys; or

(d)
claim any set-off or counterclaim against the other Borrowers or any of them or any other person liable or claiming or proving in competition with the Finance Parties or any of them in the liquidation of the other Borrowers or any of them or any other person liable or have the benefit of, or share in, any payment from or composition with, the other Borrowers or any of them or any other person liable or any other Security Document now or hereafter held by the Finance Parties or any of them for any moneys owing under this Agreement or for the obligations or liabilities of any other person liable but so that, if so directed by the Facility Agent, it will prove for the whole or any part of its claim in the liquidation of the other Borrowers or any of them or other person liable on terms that the benefit of such proof and all money received by it in respect thereof shall be held on trust for the Lenders and applied in or towards discharge of any moneys owing under this Agreement in such manner as the Facility Agent shall deem appropriate.

17.9	K-sure override

Notwithstanding anything to the contrary in this Agreement or any other Security Document, nothing in this Agreement or any Security Document shall permit or oblige any Finance Party to act (or omit to act) in a manner that is inconsistent with any requirement of K-sure under or in connection with a K-sure Policy and, in particular:

17.9.1
each of the Facility Agent, the Security Trustee and the K-sure Agent shall be authorised to take all such actions as it may deem necessary to ensure that all requirements of K-sure under or in connection with such K-sure Policy are complied with; and

17.9.2
neither the Facility Agent, the Security Trustee nor the K-sure Agent shall be obliged to do anything if, in its opinion (upon consultation with K-sure), to do so could result in a breach of any requirements of K-sure under or in connection with a K-sure Policy or affect the validity of a K-sure Policy.

17.10	Prior consultation with K-sure

Each Borrower acknowledges that the K-sure Agent may, under the terms of a K-sure Policy be required:

17.10.1
to consult with K-sure, prior to the exercise of certain decisions under the Security Documents (including the exercise of such voting rights in relation to any substantial amendment to any Security Document); and

17.10.2	to follow certain instructions given by K-sure.

Each Finance Party will be deemed to have acted reasonably if it has acted on the instructions of the K-sure Agent (given by K-sure to the K-sure Agent in accordance with the terms of a K-sure Policy) in the making of any such decision or the taking or refraining to take any action under any Security Document to which it is a party.

17.11	Conflict

In case of any conflict between the Security Documents and the K-sure Policy, the K-sure Policy shall prevail, and to the extent of such conflict or inconsistency, none of the Finance Parties shall assert to K-sure, the terms of the relevant Security Documents.

18	Governing law and jurisdiction

18.1	Law

This Agreement and any non-contractual obligations connected with it are governed by, and shall be construed in accordance with, English law.

18.2	Submission to jurisdiction

The parties to this Agreement agree for the benefit of the Finance Parties that:

18.2.1
if any party has any claim against any other arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) such claim shall (subject to clause 18.2.3) be referred to the High Court of Justice in England, to the jurisdiction of which each of the parties irrevocably submits;

18.2.2
the jurisdiction of the High Court of Justice in England over any such claim against any Finance Party shall be an exclusive jurisdiction and (subject to clause 18.2.3) no courts outside England shall have jurisdiction to hear or determine any such claim; and

18.2.3
nothing in this clause 18.2 shall limit the right of a Finance Party to refer any such claim against any of the Borrowers to any other court of competent jurisdiction outside England, to the jurisdiction of which the Borrowers hereby irrevocably agree to submit, nor shall the taking of proceedings by a Finance Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

18.2.4
The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrowers may have against any of the Finance Parties arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).

18.3	Agent for service of process

The Borrowers irrevocably designate, appoint and empower Ince Process Agents Ltd. of 5fth floor, International House, 1 St. Katharine's Way, London E1W 1AX, England to receive for them and on their behalf service of process issued out of the High Court of Justice in England in relation to any claim arising out of or in connection with this Agreement.

If any person appointed as process agent for the Borrowers is unable for any reason to act or resigns as agent for service of process, the Borrowers must immediately (and in any event within ten (10) days of such event taking place) appoint another agent on terms acceptable to the Facility Agent.  Failing this, the Facility Agent may appoint another agent for this purpose.

18.4	Waiver of immunity

Each of the Borrowers irrevocably and unconditionally:

(a)	agrees not to claim immunity from proceedings brought by any Finance Party against it in relation to any of the Security Documents and to ensure that no such claim is made on its behalf;

(b)	consents generally to the giving of any relief or the issue of any process in connection with any request for relief; and

(c)	waives all rights of immunity in respect of itself or its assets.

18.5	Contracts (Rights of Third Parties) Act 1999

Except for a provision expressed to be in favour of K-sure or unless otherwise provided to the contrary in a Security Document, no term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement. Without prejudice to the provisions of any of the K-sure Policies, notwithstanding any term of any Security Document, the consent of any person who is not a party to this Agreement is not required to rescind or vary this Agreement at any time.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1
The Lenders, their addresses and their Commitments

Name	Address and fax number	Commitment ($)
ABN AMRO Bank N.V.	Lending Office Coolsingel 93 3012 AE Rotterdam The Netherlands Address for Notices Coolsingel 93 3012 AE Rotterdam The Netherlands Fax: +31 10 401 53 23 Attn: Loans Administration	53,834,375
The Korea Development Bank	Lending Office 14, Euhaeng-ro Youngdeungpo-gu Seoul, 150-973 Korea Address for Notices 14, Euhaeng-ro Youngdeungpo-gu Seoul, 150-973 Korea Fax: +82 2 787 7494 Attn: Koo, Bo Bae Fax: +82 2 787 5299 Attn: Min, Byung Cheol	53,834,375
TOTAL COMMITMENT		107,668,750

Schedule 2
The Ships

Name	Date of Shipbuilding Contract	Type of Ship	Scheduled Delivery Date	Contract Price ($)
Alicante	22 November 2010, as amended by Addendum No. 1 dated 3 December 2010, Addendum No. 2 dated 10 December 2010 and Addendum No. 3 dated 17 January 2011	115,200 Aframax crude oil tanker	November 2012	58,750,000
Bordeira	29 November 2010, as amended by Addendum No. 1 dated 3 December 2010 and Addendum No. 2 dated 10 December 2010	158,300 Suezmax crude oil tanker	January 2013	69,750,000
Mareta	22 November 2010, as amended by Addendum No. 1 dated 22 November 2010, Addendum No. 2 dated 22 November 2010 and Addendum No. 3 dated 17 January 2011	115,200 Aframax crude oil tanker	November 2012	58,750,000

Schedule 3
Form of Drawdown Notice

(referred to in clause 2.2)

To:           [Name and address of Facility Agent]

[Date]
$107,668,750 Loan

K-sure covered Loan Agreement dated [•] 2012

We refer to the above K-sure covered Loan Agreement and hereby give you notice that we wish to draw down the [Alicante] [Bordeira] [Mareta] Advance namely $[•]:

The scheduled Delivery Date for the relevant Ship is • 200•] [The funds should be credited to [name and number of account] [of the Builder] with [details of bank in [New York City]]:

[The first Interest Period for the [Alicante] [Bordeira] [Mareta] Advance will be of [three] [six] month's duration.

We confirm that:

(a)	no Default has occurred and is continuing;

(b)
the representations and warranties contained in clauses 7.1 and 7.2 of the Loan Agreement and clauses 4.1 and 4.2 of each Guarantee are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;

(c)
each of the conditions set out in Schedule 4, Part 2 of the Loan Agreement have been satisfied or waived in respect of the making of the Advances requested or will be satisfied on or before the relevant Drawdown Date or such date as the Facility Agent has provided in a waiver;

(d)
the borrowing to be effected by the drawdown of such Advances will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded.

Words and expressions defined in the Loan Agreement shall have the same meanings where used herein.

…………………………………….
For and on behalf of
OLYMPIAN ATHENA OWNERS INC.

…………………………………….
For and on behalf of
OLYMPIAN APHRODITE OWNERS INC.

…………………………………….
For and on behalf of
OLYMPIAN DIONYSUS OWNERS INC.

Schedule 4

Documents and evidence required as conditions precedent

(referred to in clause 9.1)

Part 1

1	Constitutional documents

copies, certified by the president, vice president, if any, or secretary of each of the Security Parties as true, complete and up to date copies of all documents which contain or establish or relate to the constitution each of the Security Parties;

2	Corporate authorisations

copies of resolutions of the directors and the shareholders of each of the Security Parties approving this Agreement, the Transaction Documents and the Security Documents to which such Security Party is, or is to be, a party and authorising the signature, delivery and performance of such Security Party's obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by the secretary or a director of such Security Party as:

(i)	being true and correct;

(ii)	being duly passed at meetings of the directors and, as the context may require, the shareholders of such Security Party duly convened and held;

(iii)	not having been amended, modified or revoked; and

(iv)	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by such Security Party pursuant to such resolutions;

3	Incumbency certificate

an original certificate signed by a duly authorised signatory of each of the Security Parties (no earlier than five (5) Banking Days prior to the date of this Agreement) certifying the names of the officers and directors of the relevant Security Party;

4	Security Parties' process agent

a copy, certified as a true copy by a duly authorised signatory of each of the Security Parties or other person acceptable to the Facility Agent of a letter from each of the Security Parties' agent for receipt of service of proceedings referred to in clause 18.3 accepting its appointment under this Agreement and each of the other Security Documents dated on the same day as this Agreement in which it is, or is to be, appointed as the Security Parties' agent and confirming that its appointment has become effective;

5	Certified Copies

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by a duly authorised signatory of each of the Borrowers of each of the Shipbuilding Contracts, the Management Agreements and any Charters;

6	Accounts

evidence that the Accounts have been opened and duly completed mandate forms in respect thereof have been delivered to the Facility Agent and that in relation to each such Account the rights of the Facility Agent or, as the context may require, the Security Trustee, as well as any operating restrictions, in relation to such Accounts set out in clause 14 and, in the case of the Liquidity Account, clause 6 of the Olympian Asclepius Guarantee, have been properly incorporated in such mandate forms;

7	Legal opinions:

(a)	a legal opinion of Cozen O'Connor, legal counsel to the Facility Agent on matters of Marshall Islands law, such legal opinion addressed to the Facility Agent and K-sure;

(b)	a legal opinion of Yulchon LLC, legal counsel to the Facility Agent on matters of Korean law (including the K-sure Policies); and

(c)	a legal opinion of Norton Rose LLP, legal counsel to the Facility Agent on matters of Dutch law;

8	Fees and commitment commission

evidence that any fees due by the Borrowers to any of the Finance Parties under clause 5.1 have been paid in full;

9	Borrower's consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each of the Borrowers that no consents, authorisations, licences or approvals are necessary for that Borrower to authorise or are required by that Borrower in connection with the borrowing by that Borrower of the Loan pursuant to this Agreement or the execution, delivery and performance of that Borrower's Security Documents;

10	Other consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each Security Party (other than the Borrowers) that no consents, authorisations, licences or approvals are necessary for such Security Party to guarantee and/or grant security for the borrowing by the Borrowers of the Total Commitments pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Security Party is a party thereto;

11	Security Documents

the Master Swap Agreement, the Swap Assignment, the Account Pledges, the Guarantees and the Share Pledges (each together with the other documents to be delivered to the Facility Agent pursuant thereto), each duly completed and executed by the relevant Security Parties;

12	K-sure Policies

an original counterpart of each K-sure Policy, duly executed by K-sure, including an English translation in form and substance acceptable to the K-sure Agent (acting on the instructions of the Lenders); and

13	"Know your customer"

such documentation and other evidence as is requested by the Facility Agent in order for the Facility Agent or the Arrangers or any Lender or the K-sure Agent or the Account Bank to carry out and be satisfied with the results of all necessary "know your client" or other checks which each such Lender or the Arrangers or the Facility Agent or the K-sure Agent or the Account Bank is required to carry out under any applicable law or legislation or by any regulatory or financial services authority (including in the European Union or the U.S.A.), in relation to the transactions contemplated by this Agreement and to the identity of any parties to this Agreement (other than the Finance Parties) and their members of the board of directors, officers, shareholders and ultimate beneficial owners.

Part 2

Documents and evidence required as conditions precedent for each Advance

1	Drawdown Notice

the Drawdown Notice in respect of the relevant Advance duly executed;

2	Conditions precedent

evidence that the conditions precedent set out in Part 1 of schedule 4 remain fully satisfied;

3	Updated corporate authorisations/certificates of incumbency

evidence of the authority of the person(s) signing the Drawdown Notice on behalf of the Borrowers;

4	Ship conditions

evidence that the Ship relevant to such Advance:

(a)	Registration and Encumbrances

is registered or provisionally registered in the name of the relevant Borrower under the laws and flag of the relevant Flag State and that such Ship is free of Encumbrances (other than Permitted Encumbrances but excluding any Permitted Liens);

(b)	Classification

maintains the relevant Classification free of all requirements and recommendations of the relevant Classification Society;

(c)	Insurance

is insured in accordance with the provisions of the relevant Security Documents and all requirements of the relevant Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which such Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to such Ship); and

(d)	Employment

is employed by a charterer immediately after its Delivery for a period of at least twelve (12) months starting from its Delivery.

5	Delivery

evidence that the Builder does not have any claims against the relevant Ship or the relevant Borrower and is ready upon payment of the remaining part of the relevant Contract Price to deliver the relevant Ship to the relevant Borrower;

6	Security Documents

the Mortgage, Deed of Covenant, Charter Assignment (if any) and Manager's Undertaking for the relevant Ship, together with the other documents to be delivered to the Facility Agent pursuant thereto, each duly executed;

7	Valuation

two valuations of the Ship relevant to such Advance (dated not earlier than thirty (30) days prior to the relevant Drawdown Date) made (at the cost of the Borrowers) on the basis and in the manner specified in clause 8.2.2 providing a market value of such Ship acceptable to the Facility Agent in its sole discretion;

8	Notices of assignment

duly executed notices of assignment required by the terms of the relevant Security Documents and in the forms prescribed by the relevant Security Documents for such Ship;

9	Insurance opinion

an opinion from such insurance consultants to the Facility Agent (at the cost of the Borrowers) as the Facility Agent may require on the insurances effected or to be effected in respect of the relevant Ship upon and following the Drawdown Date of the relevant Advance;

10	DOC and SMC

a certified true copy of the DOC of the Operator of the relevant Ship and either (i) a certified true copy of the SMC for the relevant Ship or (ii) evidence satisfactory to the Facility Agent that the Operator for the relevant Ship has applied to the relevant Regulatory Agency for an SMC for such Ship to be issued pursuant to the ISM Code within any time-limit required or recommended by such Regulatory Agency;

11	ISPS Code Compliance

(a)	evidence satisfactory to the Facility Agent that the Ship relevant to such Advance is subject to a ship security plan which complies with the ISPS Code; and

(b)
a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Drawdown Date of such Advance) as a true and complete copy by an officer of the relevant Borrower of the ISSC for such Ship (or an application in respect thereof);

12	Bill of sale and delivery documents

a copy, certified as a true and complete copy by an officer or legal counsel of the Borrowers, of a duly executed and notarised/legalised bill of sale in respect of the relevant Ship evidencing the full Contract Price for such Ship and the other delivery documents (including the relevant Protocol of Delivery and Acceptance) duly executed and exchanged pursuant to the relevant Shipbuilding Contract;

13	Survey Report

if required by the Facility Agent, a survey report from surveyors (at the cost of the Borrowers) appointed by the Facility Agent (acting on the instructions of the Lenders), prepared following a physical inspection made by them of the Ship relevant to such Advance evidencing that such

Ship is in a condition satisfactory to the Facility Agent and maintains specifications in all respects acceptable to the Facility Agent;

14	Marshall Islands legal opinion

a favourable, in the opinion of the Facility Agent, legal opinion in respect of the relevant Borrower of Cozen O'Connor, special legal advisers on matters of Marshall Islands law to the Facility Agent, such opinion to be addressed to the Facility Agent and K-sure;

15	Maltese legal opinion

a favourable, in the opinion of the Facility Agent, legal opinion in respect of the relevant Mortgage of Ganado & Associates (or such other legal advisers selected by the Facility Agent), special legal advisers on matters of Maltese law to the Facility Agent, such opinion to be addressed to the Facility Agent and K-sure;

16	English legal opinion

a legal opinion of Norton Rose LLP, legal counsel to the Facility Agent on matters of English law;

17	Equity

any funds required to pay the remaining part of the Contract Price for the relevant Ship which is not being financed by the relevant Advance have been deposited by the Facility Agent at least 3 days before the relevant Drawdown Date;

18	Liquidity Account

evidence that the amount required under clause 14.1.2 is standing to the credit of the Liquidity Account;

19	Registration forms

such statutory forms duly signed by the Borrowers and the other Security Parties as may be required by the Facility Agent to perfect the security contemplated by the Security Documents;

20	Security Parties' process agent

a copy, certified as a true copy by a duly authorised signatory of each of the Security Parties or other person acceptable to the Facility Agent of a letter from each of the Security Parties' agent for receipt of service of proceedings referred to in clause 18.3 accepting its appointment under each of the Security Documents to which it is, or is to be, appointed as the Security Parties' agent and confirming that its appointment has become effective;

21	K-sure Policies

21.1	evidence that the K-sure Premium for the relevant Ship has been paid by the Borrowers, and received by K-sure in full; and

21.2	confirmation from the K-sure Agent (as indicated by the K-sure Agent) that:

21.2.1	it has not been informed that K-sure intends to, and K-sure has not stipulated its intention to, repudiate or suspend the application of any K-sure Policy;

21.2.2	it is satisfied that all K-sure Policies are in full force and effect; and

21.2.3	it has received no instruction from K-sure that the relevant Advance should not be permitted or made available by the Lenders or, as the case may be, the Facility Agent;

21.3	evidence satisfactory to the Facility Agent that the K-sure Policies are in full force and effect;

22	K-sure documents

evidence satisfactory to the Facility Agent that each of the documents specified under each K-sure Policy have been duly delivered in accordance with the terms of such K-sure Policy;

23	Further opinions

such further favourable opinions as the Facility Agent may require; and

24	Further conditions precedent

such further conditions precedent as the Facility Agent may reasonably require.

Schedule 5
Form of Substitution Certificate

(referred to in clause 15.3)

SUBSTITUTION CERTIFICATE

Lenders are advised not to employ Substitution Certificates or otherwise to assign or transfer interests in the Loan Agreement without further ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services and Markets Act 2000 and regulations made thereunder and similar statutes which may be in force in other jurisdictions

To:           ABN AMRO Bank N.V., as facility agent on its own behalf and on behalf of the Borrowers, the Account Bank, the Swap Provider, the Arrangers, the Security Trustee, the K-sure Agent and the Lenders defined in the Loan Agreement referred to below.

[Date]

Attention:          ●

This certificate ("Substitution Certificate") relates to a loan agreement dated [•] 2012 (the "Loan Agreement") and made between (1) Olympian Athena Owners Inc., Olympian Dionysus Owners Inc. and Olympian Aphrodite Owners Inc. (the "Borrowers"), (2) the banks and financial institutions set out in schedule 1 thereto (together the "Lenders"), (3) ABN AMRO Bank N.V. and The Korea Development Bank as joint Arrangers (4) ABN AMRO Bank N.V. as Facility Agent, (5) ABN AMRO Bank N.V. as Security Trustee, (6) ABN AMRO Bank N.V. as Account Bank, (7) ABN AMRO Bank N.V. (Singapore Branch) as K-sure Agent and (8) ABN AMRO Bank N.V. as Swap Provider, in relation to a loan of up to $107,668,750. Terms defined in the Loan Agreement shall, unless otherwise defined herein, have the same meanings when used herein as therein.

In this Certificate:

the "Existing Lender" means [full name] of [lending office]; and

the "New Lender" means [full name] of [lending office].

1
The Existing Lender with full title guarantee assigns to the New Lender absolutely all rights and interests (present, future or contingent) which the Existing Lender has as a Lender under or by virtue of the Loan Agreement and all the other Security Documents in relation to [   ] per cent. ([   ]%) of the Contribution of the Existing Lender (or its predecessors in title) details of which are set out below:

Date of Advaces	Amount of Advances	Existing Lender's [Contribution] [Commitment] to Advances	Maturity Date

2
By virtue of this Substitution Certificate and clause 15 of the Loan Agreement, the Existing Lender is discharged [entirely from its Available Commitment which amounts to $[          ]] [from [   ] per cent. ([   ]%) of its Available Commitment, which percentage represents $[          ]].

3
The New Lender hereby requests the Facility Agent (on behalf of itself, the Borrowers, the Security Trustee, the Lenders, the Account Bank, the K-sure Agent, the Arrangers and the Swap Provider) to accept the executed copies of this Substitution Certificate as being delivered pursuant to and for the purposes of clause 15.3 of the Loan Agreement so as to take effect in accordance with the terms thereof on [date of transfer].

4	The New Lender:

(a)
confirms that it has received a copy of the Loan Agreement and the other Security Documents together with such other documents and information as it has required in connection with the transaction contemplated thereby;

(b)
confirms that it has not relied and will not hereafter rely on the Existing Lender, the Facility Agent, the Security Trustee, the Account Bank, the Arrangers, the K-sure Agent or the Swap Provider to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of the Loan Agreement, any of the other Security Documents or any such documents or information;

(c)
agrees that it has not relied and will not rely on the Existing Lender, the Facility Agent, the Security Trustee, the Account Bank, the Arrangers, the K-sure Agent, the Swap Provider or the Lenders to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrowers or any other Security Party (save as otherwise expressly provided therein);

(d)
warrants that it has power and authority to become a party to the Loan Agreement and has taken all necessary action to authorise execution of this Substitution Certificate and to obtain all necessary approvals and consents to the assumption of its obligations under the Loan Agreement and the other Security Documents;

(e)	acknowledges and accepts the provisions of paragraph 4(c) above; and

(f)
if not already a Lender, appoints the Facility Agent and the Security Trustee to act, respectively, as its agent and security trustee as provided in the Loan Agreement and the other Security Documents and the K-sure Agent to act as its K-sure agent as provided in the Loan Agreement and any of the K-sure Policies and agrees to be bound by the terms of the Loan Agreement.

5	The Existing Lender:

(a)	warrants to the New Lender that it has full power to enter into this Substitution Certificate and has taken all corporate action necessary to authorise it to do so;

(i)
warrants to the New Lender that this Substitution Certificate is binding on the Existing Lender under the laws of England, the country in which the Existing Lender is incorporated and the country in which its lending office is located; and

(ii)
agrees that it will, at its own expense, execute any documents which the New Lender reasonably requests for perfecting in any relevant jurisdiction the New Lender's title under this Substitution Certificate or for a similar purpose.

6
The New Lender hereby undertakes with the Existing Lender and each of the other parties to the Loan Agreement and the other Security Documents that it will perform in accordance with its terms all those obligations which by the terms of the Loan Agreement and the other Security Documents will be assumed by it after delivery of the executed copies of this

Substitution Certificate to the Facility Agent and satisfaction of the conditions (if any) subject to which this Substitution Certificate is expressed to take effect.

7
By execution of this Substitution Certificate on their behalf by the Facility Agent and in reliance upon the representations and warranties of the New Lender, the Borrowers and each of the Finance Parties accept the New Lender as a party to the Loan Agreement and the Security Documents and the K-sure Policies with respect to all those rights and/or obligations which by the terms of the Loan Agreement and the Security Documents and the K-sure Policies will be assumed by the New Lender (including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, any Finance Party as provided by the Loan Agreement) after delivery of the executed copies of this Substitution Certificate to the Facility Agent and satisfaction of the conditions (if any) subject to which this Substitution Certificate is expressed to take effect.

8	None of the Existing Lender or the other Finance Parties:

(a)
makes any representation or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Loan Agreement or any of the Security Documents or any of the K-sure Policies or any document relating thereto; or

(b)
assumes any responsibility for the financial condition of the Borrowers or any of them or any other Security Party or K-sure or any party to any such other document or for the performance and observance by the Borrowers or any of them or any other Security Party or K-sure or any party to any such other document (save as otherwise expressly provided therein) and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded (except as aforesaid).

9
The Existing Lender and the New Lender each undertake that they will on demand fully indemnify the Facility Agent in respect of any claim, proceeding, liability or expense which relates to or results from this Substitution Certificate or any matter concerned with or arising out of it unless caused by the Facility Agent's gross negligence or wilful misconduct, as the case may be.

10
The agreements and undertakings of the New Lender in this Substitution Certificate are given to and for the benefit of and made with each of the other parties to the Loan Agreement and the Security Documents.

11	This Substitution Certificate and any non-contractual obligations in connection with it are governed by, and shall be construed in accordance with, English law.

Existing Lender	New Lender

By:	By:

Dated:	Dated:

Agent

Agreed for and on behalf of itself as Facility Agent, the Security Trustee the Borrowers, the Arrangers, the Account Bank, the K-sure Agent, the Swap Provider and the Lenders

ABN AMRO BANK N.V.

By:

Dated:

Note: The execution of this Substitution Certificate alone may not transfer a proportionate share of the Existing Lender's interest in the K-sure Policies or in the security constituted by the Security Documents in the Existing Lender's or New Lender's jurisdiction.  It is the responsibility of the New Lender to ascertain whether any other documents are required to perfect a transfer of such a share in the Existing Lender's interest in the K-sure Policies or in such security in any such jurisdiction and, if so, to seek appropriate advice and arrange for execution of the same.

The Schedule

Outstanding Contribution: $•
Commitment: $•
Portion Transferred: •%

Administrative Details of Transferee

Name of New Lender:
Lending Office:
Contact Person:
(Loan Administration Department):

Telephone:
Telefax No:

[Contact Person:
(Credit Administration Department):
Telephone:
Telefax No:

Account for payments:]

Schedule 6
Form of Trust Deed

THIS DECLARATION OF TRUST made by ABN AMRO BANK N.V. (the "Security Trustee") is made on [•] 2012 and is supplemental to (and made pursuant to the terms of) a Loan Agreement dated [•] 2012 (the "Agreement") and made between (1) Olympian Athena Owners Inc., Olympian Dionysus Owners Inc. and Olympian Aphrodite Owners Inc. as joint and several Borrowers, (2) the banks and financial institutions mentioned in schedule 1 to the Agreement as Lenders, (3) ABN AMRO Bank N.V. and The Korea Development Bank as joint mandated lead arrangers, (4) ABN AMRO Bank N.V. (Singapore Branch) as K-sure Agent and (5) ABN AMRO Bank N.V. as Facility Agent, Security Trustee, Swap Provider and Account Bank. Words and expressions defined in the Agreement shall have the same meaning when used in this Deed.

NOW THIS DEED WITNESSETH as follows:

1
The Security Trustee hereby acknowledges and declares that, from the date of this Deed, it holds and shall hold the Trust Property on trust for the Lenders, the Facility Agent, the K-sure Agent and the Swap Provider on the terms and basis set out in the Agreement.

2	The declaration and acknowledgement contained in paragraph 1 above shall be irrevocable.

IN WITNESS whereof the Security Trustee has executed this Deed the day and year first above written.

EXECUTED as a DEED                          )
by                                                               )
for and on behalf of                                )         …………………
ABN AMRO BANK N.V.                      )         Attorney-in-fact
(as Security Trustee)                              )

Execution Page

Borrowers

SIGNED by Dimitrios Glynos                                                         )
for and on behalf of                                                                          )     /s/ Dimitrios Glynos
OLYMPIAN ATHENA OWNERS INC.                                        )     Attorney-in-fact
pursuant to a Power of Attorney dated 26 September 2012       )

SIGNED by Dimitrios Glynos                                                          )
for and on behalf of                                                                          )     /s/ Dimitrios Glynos
OLYMPIAN APHRODITE OWNERS INC.                                )     Attorney-in-fact
pursuant to a Power of Attorney dated 26 September 2012       )

SIGNED by Dimitrios Glynos                                                         )
for and on behalf of                                                                          )     /s/ Dimitrios Glynos
OLYMPIAN DIONYSUS OWNERS INC.                                   )     Attorney-in-fact
pursuant to a Power of Attorney dated 26 September 2012       )

Facility Agent

SIGNED by Y.S.I. Portier, Proxy Holder                                        )     /s/ Y.S.I. Portier
and by Jeanine Kok, Proxy Holder                                                 )     Authorised Signatory
for and on behalf of                                                                          )
ABN AMRO BANK N.V.                                                                )
as Facility Agent                                                                               )     /s/ Jeanine Kok
                                                                                                             )     Authorised Signatory

Security Trustee

SIGNED by Y.S.I. Portier, Proxy Holder                                        )     /s/ Y.S.I. Portier
and by Jeanine Kok, Proxy Holder                                                 )     Authorised Signatory
for and on behalf of                                                                          )
ABN AMRO BANK N.V.                                                                )
as Security Trustee                                                                           )     /s/ Jeanine Kok
                                                                                                             )     Authorised Signatory

K-sure Agent

SIGNED by Erwin B. Boon, Head of Global Export & Project
Finance - Asia                                                                                   )     /s/ Erwin E. Boon
and by Julia Teo, Chief Financial Officer                                      )     Authorised Signatory
for and on behalf of                                                                          )
ABN AMRO BANK N.V. (SINGAPORE BRANCH)                 )
as K-sure Agent                                                                                )     /s/ Julia Teo
                                                                                                             )     Authorised Signatory

Arrangers

SIGNED by Pinelopi-Anna Miliou                                                 )
for and on behalf of                                                                          )     /s/ Pinelopi-Anna Miliou
ABN AMRO BANK N.V.                                                                )     Attorney-in-fact
as Arranger pursuant to a                                                               )
Power of Attorney dated 11 September 2012                               )

SIGNED by Hyan Yong Sok                                                           )
for and on behalf of                                                                          )     /s/ Hyan Yong Sok
THE KOREA DEVELOPMENT BANK                                        )     Authorised signatory
as Arranger                                                                                        )

Account Bank

SIGNED by Pinelopi-Anna Miliou                                                 )
for and on behalf of                                                                          )     /s/ Pinelopi-Anna Miliou
ABN AMRO BANK N.V.                                                                )     Attorney-in-fact
as Account Bank pursuant to a                                                      )
Power of Attorney dated 11 September 2012                               )

Swap Provider

SIGNED by Pinelopi-Anna Miliou                                                 )
for and on behalf of                                                                          )     /s/ Pinelopi-Anna Miliou
ABN AMRO BANK N.V.                                                                )     Attorney-in-fact
as Swap Provider pursuant to a                                                      )
Power of Attorney dated 11 September 2012                               )

The Lenders

SIGNED by Pinelopi-Anna Miliou                                                 )
for and on behalf of                                                                          )     /s/ Pinelopi-Anna Miliou
ABN AMRO BANK N.V.                                                                )     Attorney-in-fact
as a Lender pursuant to a                                                                )
Power of Attorney dated 11 September 2012                               )

SIGNED by Hyan Yong Sok                                                           )
for and on behalf of                                                                          )     /s/ Hyan Yong Sok
THE KOREA DEVELOPMENT BANK                                        )     Authorised Signatory
as a Lender                                                                                         )
                                                                                                             )